The registrant is submitting this draft offering statement for non-public review pursuant to Rule 252(d) of Regulation A under the Securities Act of 1933, as amended.

As submitted to the Securities and Exchange Commission on June 19, 2017 (Amendment No. 1)

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated [_______], 2017

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Fundrise National For-Sale Housing eFund, LLC

(the “National For-Sale eFundTM”)

Sponsored by

Rise Companies Corp.

Up to $50,000,000 in Common Shares

Fundrise National For-Sale Housing eFund, LLC is a recently organized Delaware limited liability company formed primarily to acquire property for the development of for-sale housing in the metropolitan statistical areas (“MSAs”) in which our sponsor is not currently sponsoring another regionally or locally focused For-Sale eFundTM (referred to as “Additional MSAs”). As of June 15, 2017, the only MSAs in which our sponsor has sponsored other eFundsTM are Los Angeles, CA and Washington, DC. However, our sponsor may decide to sponsor additional eFundsTM in different MSAs in the future.

We expect to use substantially all of the net proceeds from this offering to invest in the acquisition of property for the development and sale of single-family attached and detached homes, townhomes and condominiums targeted to first-time, move-up and active adult homebuyers (referred to herein as “For-Sale Housing”). We may also invest in commercial or residential properties that can be repurposed into For-Sale Housing and, to a lesser extent, real estate-related debt and other real estate-related assets. We may make our investments through majority owned subsidiaries, some of which may have rights to receive preferred economic returns.

In what we believe will be an innovative approach to combining real estate investment opportunities with home buying opportunities, we will primarily target the marketing of this offering and our For-Sale Housing to potential “homebuyer investors” (“HBIs”) in the Additional MSAs, giving our homebuyer investors (HBIs) certain incentives, such as first-access or first-right to purchase homes as determined by our Manager, before they are widely marketed and giving us the opportunity to create a built-in market of prospective purchasers for our For-Sale Housing. For purposes of this Offering Circular, a “homebuyer investor” (“HBI”) refers to an investor on the Fundrise Platform that ultimately buys For-Sale Housing from us.

We are externally managed by Fundrise Advisors, LLC, or our Manager, which is an investment adviser registered with the Securities and Exchange Commission, or SEC, and a wholly-owned subsidiary of our sponsor, Rise Companies Corp., the parent company of Fundrise, LLC, our affiliate. Fundrise, LLC owns and operates an online investment platform www.fundrise.com (the “Fundrise Platform”) that allows investors to become equity or debt holders in real estate opportunities that may have been historically difficult to access for some investors.

Through the use of the Fundrise Platform, investors can browse and screen real estate investments, view details of an investment and sign legal documents online.

We are offering up to $50,000,000 in our common shares, which represent limited liability company interests in our Company, to the public at $10.00 per share. The minimum investment in our common shares for initial purchases is 100 shares, or $1,000 based on the current per share price. However, in certain instances, we may revise the minimum purchase requirements in the future or elect to waive the minimum purchase requirement, such as for individuals who participate in different plans established by our Manager through which they can invest in our common shares. In addition, our sponsor and Fundrise, LP, an affiliate of our sponsor, have committed to purchase an aggregate of 10,000 common shares from us at $10.00 per share in private placements (including 500 common shares already owned by our sponsor) on a date no later than the date on which we raise and accept at least $1,000,000 in this offering. We expect to offer common shares in this offering until we raise the maximum amount being offered, unless terminated by our Manager at an earlier time. Until December 31, 2018, the per share purchase price for our common shares in this offering will be $10.00 per share, an amount that was arbitrarily determined by our Manager. Thereafter, the per share purchase price for our common shares will be adjusted at the end of each semi-annual period, or such other period as determined by our Manager in its sole discretion, but no less frequently than annually. Our Manager has initially determined to adjust the per share purchase price in this offering semi-annually, in January and July of each year (or as soon as commercially reasonable thereafter), to the greater of (i) $10.00 per share or (ii) the sum of our net asset value, or NAV, divided by the number of our common shares outstanding as of the end of the prior semi-annual period (NAV per share). Our Manager shall adjust our per share purchase price as of the date the new NAV is announced, not the date of such NAV, and investors shall pay the most recent publicly announced purchase price as of the date of their subscription. Solely by way of example, if an investor submits a subscription on July 2, such investor shall pay the per share purchase price previously announced in January, not the per share purchase price that would be expected to be announced at a later date in July. Although we do not intend to list our common shares for trading on a stock exchange or other trading market, we intend to adopt a redemption plan designed to provide our shareholders with limited liquidity on a quarterly basis for their investment in our shares.

We intend to distribute our shares primarily through the Fundrise Platform.

Investing in our common shares is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 27 to read about the more significant risks you should consider before buying our common shares. These risks include the following:

•	We depend on our Manager to select our investments and conduct our operations. We will pay fees and expenses to our Manager and its affiliates that were not determined on an arm’s length basis, and therefore we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss.

•	We have no operating history, and as of the date of this offering circular, our total assets consist of $5,000 in cash. The prior performance of our sponsor and its affiliated entities may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

•	This is a “blind pool” offering because we have not identified any investments to acquire with the net proceeds of this offering. You will not be able to evaluate our investments prior to purchasing shares.

•	Our Manager’s executive officers and key real estate and debt finance professionals are also officers, directors, managers and/or key professionals of our sponsor and its affiliates. As a result, they will face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by our Manager’s compensation arrangements with us and other affiliates of our sponsor.

•	Our sponsor may sponsor other companies that compete with us, and our sponsor does not have an exclusive management arrangement with us; however, our sponsor has adopted a policy for allocating investments between different companies that it sponsors with similar investment strategies.

•	This offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act of 1933, as amended, or the Securities Act. The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

•	If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets. We may commence operations with as little as $1,100,000 (including proceeds from common shares purchased by affiliates of our Manager).

•	If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

•	We may change our investment guidelines without shareholder consent, which could result in investments that are different from those described in this offering circular.

•	We do not expect to declare any distributions until the proceeds from our public offering are invested. While our goal is to pay distributions from our cash flow from operations, we may use other sources to fund distributions, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced.

•	Our sponsor’s internal accountants and asset management team will calculate our NAV using valuation methodologies that involve subjective judgments and estimates. As a result, our NAV may not accurately reflect the actual prices at which our commercial real estate assets and investments, including related liabilities, could be liquidated on any given day.

•	Our operating agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our operating agreement require our Manager to list our shares for trading by a specified date. No public market currently exists for our shares. Until our shares are listed, if ever, you may not sell your shares. If you are able to sell your shares, you may have to sell them at a substantial loss.

•	Our operating agreement, subject to certain exceptions, provides that generally no person may own, or be deemed to own, more than 9.8% in value or in number of our shares, whichever is more restrictive. The ownership limits could have the effect of discouraging a takeover or other transaction in which shareholders might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests. Furthermore, we may reject any investor’s subscription in whole or in part if we determine that such subscription would violate such ownership limits.

•	We intend to qualify as a partnership for U.S. federal income tax purposes, which involves complex tax considerations. If we fail to qualify as a partnership for U.S. federal income tax purposes, we would be subject to entity-level U.S. federal income tax and, as a result, our cash available for distribution to our shareholders and the value of our common shares could materially decrease.

•	Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict the future value of the multifamily and for-sale properties we invest in. We also cannot predict that any mortgage or other real estate-related loan borrower will remain solvent. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

•	Our intended investments in commercial real estate loans, commercial real estate and other select real estate-related assets, will be subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interests rates, and other risks associated with debt, and real estate investments generally. These investments are only suitable for sophisticated investors with a high-risk investment profile.

•	We expect our property portfolio to be comprised primarily of property for the development and sale of For-Sale Housing. As a result, we will be subject to risks inherent in investments in such types of property. Because our investments are primarily in the for-sale housing and homebuilding sectors, the potential effects on our revenue and profits resulting from a downturn or slowdown in the one or both of these sectors could be more pronounced than if we had more fully diversified our investments.

•	The Manager may choose to cause the sale of a home funded by the eFundTM to investors in the eFundTM or to investors in other programs sponsored by our sponsor (referred to herein as “homebuyer investors” or “HBIs”).

and provide certain incentives to them. As such, the Manager may have a conflict of interest among its various clients, including the eFundTM and the homebuyer investor(s) (HBIs), some of whom may or may not have invested in the eFundTM, but any of whom may also become buyers of the homes the eFundTM develops, owns, lends to and/or offers for sale. For purposes of this Offering Circular, a “homebuyer investor” (“HBI”) refers to an investor on the Fundrise Platform that ultimately buys For-Sale Housing from us.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our common shares.

	Per Share	Total Minimum		Total Maximum
Public Offering Price(1)	$10.00	$1,000,000.00	(2)	$50,000,000.00
Underwriting Discounts and Commissions(3)	$—	$—		$—
Proceeds to Us from this Offering to the Public (Before Expenses)	$10.00	$1,000,000.00	(2)	$50,000,000.00
Proceeds to Us from the Private Placements to our Sponsor and its Affiliate (Before Expenses)	$10.00	$100,000.00		$100,000.00
Total Proceeds to Us (Before Expenses)	$10.00	$1,100,000.00		$50,100,000.00

(1)	The price per share shown was arbitrarily determined by our Manager and will apply until December 31, 2018. Thereafter, our Manager has initially determined that our price per share will be adjusted semi-annually and will be equal to the greater of $10.00 or an amount based on our NAV as of the end of the prior semi-annual period.

(2)	This is a “best efforts” offering. We will not start operations or draw down on investors’ funds and admit investors as shareholders until we have raised at least $1,000,000 in this offering (not including the $100,000 received or to be received in the private placements to our sponsor and Fundrise, LP). Until the minimum threshold is met, investors’ funds will be revocable and will remain at the investors’ bank/financial institution. If we do not raise $1,000,000 within 12 months, we will cancel the offering and release all investors from their commitments. See “How to Subscribe”.

(3)	Investors will not pay upfront selling commissions in connection with the purchase of our common shares. We will reimburse our Manager for organization and offering costs, including expenses associated with marketing this offering and our For-Sale Housing to prospective homebuyer investors (HBIs) in the Additional MSAs, which are expected to be approximately $500,000. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.50% of the aggregate gross offering proceeds from this offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until our Manager has been reimbursed in full. See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager.

We will offer our common shares on a best efforts basis primarily through the online Fundrise Platform. Neither Fundrise, LLC nor any other affiliated entity involved in the offer and sale of the shares being offered hereby is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of our common shares.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the Form S-11 disclosure format.

The date of this offering circular is [_______], 2017

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments, update our NAV per share amount, or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on the Fundrise Platform website, www.fundrise.com. The contents of the Fundrise Platform website (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

Our sponsor and those selling shares on our behalf in this offering will be permitted to make a determination that the purchasers of shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the shareholder regarding the shareholder’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our common shares are being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our common shares does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor”. Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Offering Summary” section of this offering circular. You should read this entire offering circular, including the section entitled “Risk Factors,” before deciding to purchase our common shares.

Q:	What is Fundrise National For-Sale Housing eFund, LLC?

A:	Fundrise National For-Sale Housing eFund, LLC is a recently organized Delaware limited liability company formed to invest in the acquisition of property for the development and sale of single-family attached and detached homes, townhomes and condominiums targeted to first-time, move-up and active adult homebuyers (referred to herein as “For-Sale Housing”) in the metropolitan statistical areas (“MSAs”) in which our sponsor is not currently sponsoring another regionally or locally focused For-Sale eFundTM (referred to herein as “Additional MSAs”). As of June 15, 2017, the only MSAs in which our sponsor has sponsored other eFundsTM are Los Angeles, CA and Washington, DC. However, our sponsor may decide to sponsor additional eFundsTM in different MSAs in the future. We may also invest in commercial or residential properties that can be repurposed into For-Sale Housing and, to a lesser extent, real estate-related debt and other real estate-related assets. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns.

In what we believe will be an innovative approach to combining real estate investment opportunities with home buying opportunities, we will primarily target the marketing of this offering and our For-Sale Housing to potential “homebuyer investors” (“HBIs”) in the Additional MSAs, giving our homebuyer investors (HBIs) certain incentives, such as first-access or first-right to purchase homes as determined by our Manager, before they are widely marketed and giving us the opportunity to create a built-in market of prospective purchasers for our For-Sale Housing. For purposes of this Offering Circular, a “homebuyer investor” (“HBI”) refers to an investor on the Fundrise Platform that ultimately buys For-Sale Housing from us.

The use of the terms “National For-Sale eFundTM”, the “eFundTM”, the “Company”, “we”, “us” or “our” in this offering circular refer to Fundrise National For-Sale Housing eFund, LLC unless the context indicates otherwise.

Q:	What is a limited liability company, or LLC?

A:	In general, a limited liability company is an entity that:

•	is a business owned by one or more individuals or entities;

•	is managed either directly by its members, indirectly by a professional managers or by a formal board chosen by the members;

•	is governed by an operating agreement that specifies how business decisions will be made;

•	enables its members to limit their liability with respect to their investment; and

•	may elect whether to be treated as a partnership or a corporation for U.S. federal income tax purposes

Q:	What is an eFundTM?

A:	An “eFund”TM is a limited liability company sponsored by Rise Companies Corp., our sponsor, and offered directly to investors online on the Fundrise Platform, without any brokers or selling commissions. Each for-sale “eFund”TM intends to invest in For-Sale Housing, including single-family attached and detached homes, townhomes, and condominiums.

Q:	What is a “homebuyer investor”?

A:	A “homebuyer investor” ("HBI") is an investor in the eFundTM, or any of the other programs sponsored by our sponsor, who may one day be interested in buying a home that may be offered for sale by the Company.

Q:	Who will choose which investments you make?

A:	We are externally managed by Fundrise Advisors, LLC, or our Manager, an investment adviser registered with the SEC. Our Manager will make all of our investment decisions.

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Q:	Who is Rise Companies Corp.?

A:	Rise Companies Corp., our sponsor and the parent company of our Manager, is also the parent company of Fundrise, LLC, our affiliate. Fundrise, LLC owns and operates an online investment platform www.fundrise.com (the “Fundrise Platform”).

Q:	What is the Fundrise Platform?

A:	The Fundrise Platform is an online investment platform for commercial real estate. Fundrise gives investors the ability to:

•	browse investment offerings based on investment preferences including location, asset type, risk and return profile;

•	transact entirely online, including digital legal documentation, funds transfer, and ownership recordation; and

•	manage and track investments easily through an online portfolio; receive automated distributions and/or interest payments, and regular financial reporting.

Q:	What competitive advantages do you achieve through your relationship with your sponsor?

A:	Our Manager will utilize the personnel and resources of our sponsor to select our investments and manage our day-to-day operations. Our sponsor’s corporate, investment and operating platforms are well established, allowing us to realize economies of scale and other benefits including the following:

•	Experienced Management Team — Our sponsor has a highly experienced management team of real estate and debt finance professionals, led by Benjamin S. Miller, its Co-Founder and Chief Executive Officer. The senior investment executives of our sponsor have dedicated their entire careers to the commercial real estate sector. These executives provide stability in the management of our business and allow us to benefit from the knowledge and industry contacts they have gained through numerous real estate cycles. Please see “Management —Executive Officers of our Manager” for biographical information regarding these individuals.

•	Real Estate Investment Experience — As of December 31, 2016, our sponsor had facilitated or originated approximately 93 real estate assets in both of its prior real estate programs (“Programs”) with aggregate purchase prices of approximately $1.15 billion, excluding 3 World Trade Center. Of the $1.15 billion aggregate real estate purchase prices, our sponsor offered through its Programs approximately $208 million, consisting of approximately $62.2 million of commercial real estate loan assets, $87.5 million of investments in commercial real estate (primarily through majority-owned subsidiaries with rights to receive preferred economic returns), and $57.3 million of commercial real estate common equity investments. The portfolios included in the Programs are diversified by investment size, security type, property type and geographic region. As a result of the depth and thoroughness of its underwriting process, the extensive investing experience of its management team and its strong performance record in managing a diverse portfolio of assets, we believe our sponsor has earned a reputation as a leading real estate manager, which has allowed it to access funding from a broad base of investors.

•	Market Knowledge and Industry Relationships — Through its active and broad participation in real estate capital markets, our sponsor benefits from market information that enables it to identify attractive commercial real estate investment opportunities and to make informed decisions with regard to the relative valuation of financial assets and capital allocation. We believe that our sponsor’s extensive industry relationships with a wide variety of commercial real estate owners and operators, brokers and other intermediaries and third party commercial real estate debt originators will provide us with a competitive advantage in sourcing attractive investment opportunities to meet our investment objectives.

•	Built-in Market of Potential Buyers — Through our previous real estate offerings, real estate investments and our Fundrise Platform, we have developed relationships with a large pool of investors in Rise Companies sponsored investments, including a substantial number of millennials and other individuals who we believe may be preparing to become homebuyers. We believe that these relationships will provide a built-in market of potential purchasers of our For-Sale Housing properties. We believe that this built-in market could potentially de-risk the sale process and provide for a greater risk adjusted return.

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•	Related Party Loans and Warehousing of Assets — If we have sufficient funds to acquire only a portion of a real estate investment then, in order to cover the shortfall, we will obtain a related party loan from, or issue a participation interest to, Fundrise Lending, LLC, a wholly-owned subsidiary of Rise Companies Corp. (“Fundrise Lending”) or its affiliates. Our operating agreement expressly authorizes us to enter into such related party loans and to issue such participation interests. Alternatively, Fundrise Lending or its affiliates may close and fund a real estate investment prior to it being acquired by us. This ability to warehouse investments allows us the flexibility to deploy our offering proceeds as funds are raised. We may then acquire such investment at a price equal to the fair market value of such investment, provided that its fair market value is materially equal to its cost (i.e., the aggregate equity capital invested by Fundrise Lending or its affiliates in connection with the acquisition and during the warehousing of such investments, plus assumption of debt and any costs, such as accrued property management fees and transfer taxes, incurred during or as a result of the warehousing or, with respect to debt, the principal balance plus accrued interest net of any applicable special servicing expenses). See “Plan of Operation – Related Party Loans and Warehousing of Assets”.

•	Regulation A Experience — Our sponsor’s executive team was one of the first groups to sponsor a real estate investment opportunity through a Regulation A offering, having sponsored three Regulation A offerings from August 2012 through February 2014 and recently filed and qualified five offerings similar to this one under the revised Regulation A rules effective as of June 2015 (commonly referred to as “Regulation A+”). In addition, our sponsor, through its wholly-owned subsidiaries, runs an active online investment platform that utilizes private offering exemptions under the Securities Act to sell real estate-related securities to investors. Its management team is skilled in reporting and compliance obligations related to Regulation A and the Securities Act, and has well-developed compliance and investor relations functions.

•	Fee Waiver Support — To mitigate the effect of our lack of assets, revenue and operating history, our Manager has agreed, for a period until December 31, 2017 (the “fee waiver period”), to waive its asset management fee during the fee waiver period. Following the conclusion of the fee waiver period, our Manager may, in its sole discretion, waive its asset management fee, in whole or in part. The Manager will forfeit any portion of the asset management fee that is waived. For more information regarding the fee waiver support of our common shares, please see “Description of Our Common Shares – Distributions.”

Q:	Why should I invest in for-sale housing projects?

A:	We believe that changing demographics will create one of the largest real estate investment opportunities in a generation. Between 2014 and 2018, 48% of Millennials say they plan to make the move from renting to owning, according to the Demand Institute, which projects that Millennials will pour $1.6 trillion into new home purchases, compared with $600 billion on rent.

Q:	Why should I invest specifically in a company that is focused primarily on for-sale housing?

A:	Although we expect an enormous growing demand for for-sale housing, particularly in urban environments, the Millennial homebuyer is under-served for choice and can be overwhelmed navigating the complex home-buying process. Among the top metropolitan statistical areas (“MSAs”), there is endemic undersupply of affordable housing options. Fundrise eFundsTM can use online tools to source interested homebuyers and help the homebuyer navigate a complicated and competitive process to purchase a home. The eFundTM, specializing in for-sale housing in a geographic region, allows a homebuyer investor (“HBI”) to gain valuable market and real estate knowledge about their future home options while also allowing them to capitalize on a trend that they are actively participating in.

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Q:	What kind of offering is this?

A:	We are primarily offering through Fundrise, LLC’s online investment platform www.fundrise.com, or the Fundrise Platform, a maximum of $50,000,000 in our common shares to the public on a “best efforts” basis at $10.00 per share. In addition, our sponsor and Fundrise, LP, an affiliate of our sponsor, have committed to purchase an aggregate of 10,000 common shares from us at $10.00 per share in private placements (including 500 common shares already owned by our sponsor) on a date no later than the date on which we raise and accept at least $1,000,000 in this offering.

This offering is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the offering. Further, the acceptance of subscriptions, whether via the Fundrise Platform or otherwise, may be briefly paused at times to allow us to effectively and accurately process and settle subscriptions that have been received.

Q:	Why is the Company not structured as a real estate investment trust (“REIT”)?

A:	Real estate investments in for-sale housing are not investments suited for a REIT because a REIT is generally subject to a 100% tax on gains from sales of for-sale housing under the Internal Revenue Code of 1986, as amended (the “Code”). Fundrise National For-Sale Housing eFund, LLC has been structured as a limited liability company that is intended to be treated as a partnership for U.S. federal income tax purposes. As a result, instead of an IRS Form 1099 you will receive a Schedule K-1 (and similar schedules from the states in which we invest or do business), which will reflect your annual share of the our taxable income or losses. You will include your share of the our tax items in your personal tax returns, generally as if you had earned such items directly. As the eFundTM expects to be taxed as a partnership, we generally do not anticipate that the eFundTM will be subject to tax at the company level, but, rather, tax will generally be imposed at the individual investor level.

Q:	How is an investment in your common shares different from investing in shares of a traditional non-exchange traded REIT?

A:	We neither charge nor pay any broker-dealer distribution fees, saving investors approximately 70% to 90% in upfront expenses as compared to a traditional non-exchange traded REIT or real estate fund. Traditional non-exchange traded REITs use a highly manpower-intensive method with hundreds to thousands of sales brokers calling on investors to sell their offerings. Our sponsor has pioneered a low cost digital platform, which we intend to leverage in conducting this offering, thus reducing the financial burdens to us of offering our common shares.

Q:	How is an investment in your common shares different from investing in shares of other real estate investment opportunities offered on the Fundrise Platform or on similar online investment platforms?

A:	We expect to be one of the few non-exchange traded real estate investment vehicles focusing on For-Sale Housing offered directly to all potential investors primarily over the internet. Currently, the Fundrise Platform offers “eREITs”TM a real estate investment trust sponsored by Rise Companies Corp., our sponsor. eREITs”TM and other real estate investment trusts generally hold their assets as long-term investments. We, however, do not intend to qualify as a real estate investment trust and once we acquire and develop our real estate assets, we intend to immediately offer them for resale. We intend to acquire a diversified portfolio of real estate assets for development and sale, in an investment vehicle that is accessible to both accredited and non-accredited investors at a low investment minimum. Currently, other online investment platforms typically offer individual property investments as private placements to accredited investors only, with such investments typically structured as debt investments the payment upon which is dependent upon the performance of the underlying property.

Q:	What is the purchase price for your common shares?

A:	Our Manager set our initial offering price at $10.00 per share, which will be the purchase price of our shares until December 31, 2018. Thereafter, the per share purchase price for our common shares will be adjusted at the end of each semi-annual period, or such other period as determined by our Manager in its sole discretion, but no less frequently than annually. Our Manager has initially determined to adjust the per share purchase price in this offering semi-annually, in January and July of each year (or as soon as commercially reasonable thereafter), to the greater of (i) $10.00 per share or (ii) the sum of our net asset value, or NAV, divided by the number of our common shares outstanding as of the end of the prior semi-annual period (NAV per share). Our Manager shall adjust our per share purchase price as of the date the new NAV is announced, not the date of such NAV, and investors shall pay the most recent publicly announced purchase price as of the date of their subscription. Solely by way of example, if an investor submits a subscription on July 2, such investor shall pay the per share purchase price previously announced in January, not the per share purchase price that would be expected to be announced at a later date in July. Our website, www.fundrise.com , will identify the current NAV per share. Any subscriptions that we receive during a semi-annual period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually) will be executed at a price equal to our NAV per share in effect for that period. If a material event occurs in between semi-annual updates of NAV that would cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website. See “Description of Our Common Shares—Share Price Adjustments” for more details.

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Q:	How will your NAV per share be calculated?

A:	At the end of each semi-annual period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually), beginning December 31, 2018, our sponsor’s internal accountants and asset management team will calculate our NAV per share using a process that reflects (1) estimated values of each of our commercial real estate assets and investments, as determined by our sponsor’s asset management team, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, (b) with respect to debt, default rates, discount rates and loss severity rates, and (c) in certain instances reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic distributions and (4) estimated accruals of our operating revenues and expenses. Note, however, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP, and our NAV may not be indicative of the price that we would receive for our assets at current market conditions. In instances where we determine that an appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our NAV per share. See “Description of our Common Shares—Valuation Policies” for more details about our NAV and how it will be calculated.

Q:	How exact will the calculation of the NAV per share be?

A:	As there is no market value for our shares as they are not expected to be listed or traded, our goal is to provide a reasonable estimate of the value of our common shares as of the end of each semi-annual period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually), with the understanding that our common shares are not listed or traded on any stock exchange or other marketplace. Our assets will consist principally of investments in For-Sale Housing. Our sponsor’s internal accountants’ and asset management team’s valuation of our real estate assets is subject to a number of judgments and assumptions that may not prove to be accurate. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Moreover, although we intend to evaluate and provide our NAV per share on a semi-annual basis (or such other periodic basis as determined by the Manager in its sole discretion, but no less frequently than annually), our NAV per share may fluctuate daily, so that the NAV per share in effect for any period may not reflect the precise amount that might be paid for your shares in a market transaction. Further, our published NAV per share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. In addition, the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP, and our NAV may not be indicative of the price that we would receive for our assets at current market conditions. Any resulting potential disparity in our NAV per share may be in favor of either shareholders who redeem their shares, or shareholders who buy new shares, or existing shareholders. See “Description of our Common Shares—Valuation Policies” for more details about our NAV and how it will be calculated.

Q:	Will I have the opportunity to redeem my common shares?

A:	Yes. While you should view this investment as long-term, we have adopted a redemption plan whereby, on a quarterly basis, an investor may obtain liquidity. The Manager has designed our redemption plan with a view towards providing investors with an initial period with which to decide whether a long-term investment in our Company is right for them. In addition, despite the illiquid nature of the assets expected to be held by our Company, the Manager believes it is best to provide the opportunity for quarterly liquidity in the event shareholders need it in the form of a discounted redemption price prior to year 5, which economic benefit indirectly accrues to shareholders who have not requested redemption. Neither the Manager nor our sponsor receives any economic benefit as a result of the discounted redemption price through year 5.

Pursuant to our redemption plan, shareholders may request that we redeem at least 25% of their shares. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

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Shareholders may request that we redeem at least 25% of their shares at any time throughout the year. However, in order to not be deemed a “publicly traded partnership” (which would result in the eFundTM being taxed as a corporation and not a partnership for U.S. federal income tax purposes), we plan to comply with a regulatory safe harbor for a partnership that complies with certain restrictions on redemptions and transfers (the “PTP Safe Harbor”). In connection with such compliance, our plan of redemption will have to comply with certain requirements. In particular, all redemption requests must be made in writing and must be received no less than 60 days prior to the next effective redemption date (i.e., the last day of each fiscal quarter). Accordingly, in the event that we receive a redemption request within 60 days of the current calendar quarter’s effective redemption date, we will be unable to process such redemption request until the subsequent calendar quarter’s effective redemption date. For example, if we were to receive a redemption request on January 2, we would process such redemption request on March 31; however, if we were to receive such redemption request on February 15, we would not process such redemption request until June 30. In addition, the sum of redemptions pursuant to our redemption plan plus any transfers outside of our redemption plan in each taxable year may not exceed 10% of our common shares (determined by disregarding certain excluded transfers). Accordingly, we may be unable to process a redemption request until a subsequent redemption date to the extent such redemption would otherwise cause us to fail this requirement.

We will endeavor to remit the redemption price within 14 days of the end of a fiscal quarter, although payment of the redemption price may be delayed until 21 days after the end of a fiscal quarter. We will establish the Effective Redemption Price for redemption requests twice a year. The per share redemption price will be calculated after the Effective Redemption Date and will be based on a declining discount to our most recently disclosed NAV per share, rounded down to the nearest cent. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

Holding Period from Date of Settlement	Effective Redemption Price (as percentage of per share redemption price)(1)
Original Settlement Date until 3 years	97.0	%(2)
3 years to 4 years	98.0	%(3)
4 years to 5 years	99.0	%(4)
More than 5 years	100.0	%(5)

(1)	The Effective Redemption Price will be rounded down to the nearest $0.01.

(2)	For shares held less than three (3) years, the Effective Redemption Price includes the fixed 3% discount to the per share price for our common shares in effect at the time of the redemption request.

(3)	For shares held at least three (3) years but less than four (4) years, the Effective Redemption Price includes the fixed 2% discount to the per share price for our common shares in effect at the time of the redemption request.

(4)	For shares held at least four (4) years but less than five (5) years, the Effective Redemption Price includes the fixed 1% discount to the per share price for our common shares in effect at the time of the redemption request.

(5)	For shares held at least five (5) years, the Effective Redemption Price does not include any discount to the per share price for our common shares in effect at the time of the redemption request.

Because our NAV per share will be calculated at the end of each semi-annual period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually) beginning on December 31, 2018, the redemption price may change between the date we receive the redemption request and the date on which redemption proceeds are paid. As a result, the redemption price that a shareholder will receive may be different from the redemption price on the day the redemption request is made.

Furthermore, any shareholder requesting redemption will be responsible for any third-party costs incurred in effecting such redemption, including but not limited to, bank transaction charges, custody fees, and/or transfer agent charges. The redemption plan may be changed or suspended at any time without notice. See “Description of Our Common Shares—Quarterly Redemption Plan” for more details.

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Q:	Will there be any limits on my ability to redeem my shares?

A:	Yes. While we designed our redemption plan to allow shareholders to request redemptions on a quarterly basis, we need to impose limitations on the total amount of net redemptions per calendar quarter in order to maintain sufficient sources of liquidity to satisfy redemption requests without impacting our ability to invest in commercial real estate assets and maximize investor returns and to comply with the PTP Safe Harbor.

In the event our Manager determines, in its sole discretion, that we do not have sufficient funds available to redeem all of the common shares for which redemption requests have been submitted in any given month or calendar quarter, as applicable, such pending requests will be honored on a pro rata basis In the event that not all redemptions are being honored in a given quarter, the pro rata distributions will be rounded down to the nearest share for each shareholder. For investors who hold common shares with more than one record date, redemption requests will be applied to such common shares in the order in which they settled, on a last in first out basis – meaning, those common shares that have been continuously held for the shortest amount of time will be redeemed first. We intend to limit common shareholders to one (1) redemption request outstanding at any given time. If we are unable to redeem shares solely as a result of the PTP Safe Harbor, we will seek to honor the redemption request with respect to the redemptions blocked by the PTP Safe Harbor (if not withdrawn) at the next redemption date on which such redemption can be made, consistent with the policies above and continued compliance with the PTP Safe Harbor.

In accordance with the SEC’s current guidance on redemption plans contained in T-REIT Inc. (June 4, 2001) and Wells Real Estate Investment Trust II, Inc. (Dec. 3, 2003), we are prohibited from redeeming more than 5.0% of the weighted average number of common shares outstanding during the prior calendar year. Accordingly, we presently intend to limit the number of shares to be redeemed during any calendar quarter to 1.25% of the common shares outstanding, with excess capacity carried over to later calendar quarters in that calendar year. However, as we intend to make a number of commercial real estate investments of varying terms and maturities, our Manager may elect to increase or decrease the amount of common shares available for redemption in any given calendar quarter, as these commercial real estate assets are paid off or sold, but in no event will we redeem more than 5.0% during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem common shares under the redemption plan. In addition, as described above, in connection with our intended compliance with the PTP Safe Harbor, the sum of redemptions pursuant to our redemption plan plus any transfers outside of our redemption plan in each taxable year may not be more than 10.0% of our outstanding common shares (determined by disregarding certain excluded transfers) in any given taxable year. While we intend to follow the SEC’s guidance described above so as not to have our redemption plan deemed a “tender offer”, in the event that we choose to conduct a tender offer, it is likely that we will not offer to repurchase such number of shares as would cause the eFundTM to not satisfy the PTP Safe Harbor and therefore risk being deemed a “publicly traded partnership.”

Further, our Manager may in its sole discretion, amend, suspend, or terminate the redemption plan at any time without notice, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, following any material decrease in our NAV, to comply with the PTP Safe Harbor, or for any other reason. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, to disclose such amendment. See “Description of Our Common Shares—Quarterly Redemption Plan” for more details.

Q:	Will I be charged upfront selling commissions?

A:	No. Investors will not pay upfront selling commissions as part of the price per common share purchased in this offering. Additionally, there is no dealer manager fee or other service-related fee in connection with the offering and sale of our common shares through the Fundrise Platform.

Q:	Who will pay your organization and offering costs?

A:	Our Manager or its affiliates will pay on our behalf all costs incurred in connection with our organization and the offering of our shares. See “Estimated Use of Proceeds” for more information about the types of costs that may be incurred, including those expenses described in the next paragraph. At the election of our Manager, and on a date no earlier than the date we have raised $1,000,000 in this offering, we will start to reimburse our Manager, without interest, for these organization and offering costs incurred both before and after such date.

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Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.50% of the aggregate gross offering proceeds from this offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until our Manager has been reimbursed in full.

Q:	What fees and expenses will you pay to our Manager or any of its affiliates?

A:	We will pay our Manager a quarterly asset management fee at an annualized rate of 0.85%, which until December 31, 2018, will be based on our net offering proceeds as of the end of each quarter, and thereafter will be based on our NAV at the end of each prior semi-annual period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually). This rate is determined by our Manager in its sole discretion, but cannot exceed an annualized rate of 1.00%. The amount of the asset management fee may vary from time to time, and we will publicly report any changes in the asset management fee. Upon liquidation of any of our equity investments in real estate, we will pay our Manager a disposition fee of up to1.50% of the gross proceeds (after repayment of any property-level debt), unless such fee is reduced or waived by the Manager.

Our Manager or an affiliate of the Manager will be entitled to a quarterly development fee of 5.00% of the total development costs, excluding property; however, we do not intend to charge such development fee unless it is net of the fee being charged by the developer of the for-sale housing project or there is no outside developer of the for-sale housing project. In addition, our Manager, or an affiliate of our Manager, will be entitled to a reimbursement for any special servicing expenses for any non-performing asset as well as acquisition and origination fees that may be paid by the joint venture with proceeds from our investment in the joint venture.

We will reimburse our Manager for the organization and offering expenses that the Manager has paid or will pay on our behalf, including expenses in connection with marketing this offering and our For-Sale Housing to prospective homebuyer investors (HBIs) in the Additional MSAs. We will also reimburse our Manager for out-of-pocket expenses in connection with the origination of our investments, although with respect to our debt investments, it is expected that those expenses will be reimbursed by the borrower. Additionally, we will reimburse our Manager for out-of-pocket expenses paid to third parties in connection with providing services to us, including if our Manager elects to engage a real estate broker in connection with the sale of our For-Sale Housing. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs. The expense reimbursements that we will pay to our Manager include expenses incurred by our sponsor in the performance of services under the shared services agreement between our Manager and our sponsor. See “Management—Shared Services Agreement.”

The payment by us of fees and expenses will reduce the cash available for investment and distribution and will directly impact our NAV. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

Q:	Will you use leverage?

A:	Yes, we intend to use leverage. Our targeted portfolio-wide leverage, after we have acquired a substantial portfolio, is between 50-85% of the greater of cost (before deducting depreciation or other non cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of for-sale housing and condominium projects. Please see “Investment Objectives and Strategy” for more details.

Q:	How often will I receive distributions?

A:	We do not expect to declare any distributions until the proceeds from our public offering are invested. Once we begin to make distributions, we expect that our Manager will declare and make them on a periodic basis based on appreciation of, or operating cash flow from, the sale of our assets, as determined by our Manager, in arrears. Any distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow, the appreciated value of the underlying assets and/or our need to maintain reserves. Given the expectation that most of our distributions will come

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from the sale of assets, it is likely that we will not make distributions at a consistent rate nor on a consistent periodic basis, if at all. Distributions will be paid to shareholders as of the record dates selected by the Manager.

Any distributions that we make will directly impact our NAV, by reducing the amount of our assets. Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative) will produce your total return.

Q:	What will be the source of your distributions?

A:	Our goal is to pay distributions from our cash flow from operations, which will primarily consist of the proceeds we receive from the sale of For Sale Housing. Our operating cash flow may also include, among other things, proceeds from structured equity or lending investments and sales of other assets. To a lesser extent, we may also use other sources to fund distributions, including proceeds from this offering or any future offering, cash advances by our Manager, borrowings in anticipation of future operating cash flow, or cash resulting from a waiver of fees or reimbursements due to our Manager. We have not established a limit on the amount of proceeds we may use to fund distributions. We intend to use all of our cash flow from operations to fund distributions rather than to re-invest in additional For-Sale Housing; however, in certain circumstances, our Manager may elect to reinvest cash-flow from operations in additional For-Sale Housing. We can provide no assurances that future cash flow will support payment of distributions or maintaining distributions at any particular level or at all.

Q:	How will I be taxed with respect to an investment in you?

A:	Because we intend to be treated as a partnership for U.S. federal income tax purposes, any cash distributions that we make to you are not the equivalent of income for tax purposes. Distributions received generally will not be subject to tax, unless you receive a distribution of cash (including for this purpose any reduction in your share of our liabilities) in any tax year that exceeds your basis in your interest in us, in which case such excess generally will be treated as capital gain from the sale of an interest in us. However, you will be allocated a share of our items of income, gain, loss and deduction as if such items had been recognized directly by you. You will generally be required to pay tax on your share of our net income or gain in the year recognized without regard to whether we make a corresponding cash distribution. You may be allocated taxable income and gain in any year in excess of the cash distributed to you for such year, and your tax liability for a year may in certain circumstances exceed your cash distributions for such year. In such event, you will have to utilize other means to satisfy such tax liabilities. You also should review the section of this offering circular entitled “Certain U.S. Federal Income Tax Considerations” for a more complete discussion of the tax considerations relevant to an investment in us.

Q:	May I reinvest my cash distributions in additional shares?

A:	Yes. While we have not adopted a distribution reinvestment plan whereby investors may elect to have their cash distributions automatically reinvested in additional common shares, so long as this offering remains ongoing, you may choose to use the proceeds of any distribution to purchase additional shares hereunder either directly or through a program established by our Manager. The purchase price for such shares will be $10.00 until December 31, 2018. Thereafter, the per share purchase price for our common shares will be adjusted at the end of each semi-annual period, or such other period as determined by our Manager in its sole discretion, but no less frequently than annually. Our Manager has initially determined to adjust the per share purchase price in this offering semi-annually, in January and July of each year (or as soon as commercially reasonable thereafter), to the greater of (i) $10.00 per share or (ii) the sum of our net asset value, or NAV, divided by the number of our common shares outstanding as of the end of the prior semi-annual period (NAV per share). Our Manager shall adjust our per share purchase price as of the date the new NAV is announced, not the date of such NAV, and investors shall pay the most recent publicly announced purchase price as of the date of their subscription. Solely by way of example, if an investor submits a subscription on July 2, such investor shall pay the per share purchase price previously announced in January, not the per share purchase price that would be expected to be announced at a later date in July. Note, however, that under the rules applicable to us under Regulation A, we are only permitted to publicly offer up to $50,000,000 of our common shares in any twelve-month period.

Q:	Who might benefit from an investment in your shares?

A:	An investment in our shares may be beneficial for you if you seek to diversify your personal portfolio with a real estate investment vehicle focused primarily on the acquisition of property for the development and sale of For-Sale Housing targeted to first-time, move-up and active adult homebuyers in the Additional MSAs, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

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Q:	Are there any risks involved in buying your shares?

A:	Investing in our common shares involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” for a description of the risks relating to this offering and an investment in our shares.

Q:	How does a “best efforts” offering work?

A:	When common shares are offered to the public on a “best efforts” basis, we are only required to use our best efforts to sell our common shares. Neither our sponsor, Manager nor any other party has a firm commitment or obligation to purchase any of our common shares (other than our sponsor and its affiliate’s commitment to purchase an aggregate of 10,000 common shares from us at $10.00 per share in private placements).

Q:	Who can buy shares?

A:	Generally, you may purchase shares if you are a “qualified purchaser” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include:

•	“accredited investors” under Rule 501(a) of Regulation D; and

•	all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

However, our common shares are being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our common shares does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor”.

Net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. Please refer to the section above entitled “State Law Exemption and Purchase Restrictions” for more information.

Q:	How do I buy shares?

A:	You may purchase our common shares in this offering by creating a new account, or logging into your existing account, at the Fundrise Platform. You will need to fill out a subscription agreement like the one attached to this offering circular as Appendix B for a certain investment amount and pay for the shares at the time you subscribe.

Q:	Is there any minimum investment required?

A:	Yes. You must initially purchase at least 100 shares in this offering, or $1,000 based on the current per share price. There is no minimum investment requirement on additional purchases after you have purchased a minimum of 100 shares. In addition, in certain instances, we may revise the minimum purchase requirements in the future or elect to waive the minimum purchase requirement, such as for individuals who participate in different plans established by our Manager through which they can invest in our common shares

In addition, in order to help protect the eFundTM from the risk of chargebacks, we intend to require that any subscription in excess of $100,000 of our shares be funded through a bank wire transfer and not an ACH electronic fund transfer.

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Q:	May I make an investment through my IRA or other tax-deferred retirement account?

A:	Generally, yes. We currently accept investments through IRAs maintained with certain custodians, although we intend to limit the amount of IRA investments to less than 25 percent of our shares. However, IRAs or other tax-deferred retirement accounts that invest in our shares generally will be subject to tax on all or a significant portion of their share of our profits as “unrelated business taxable income” under the Code.

Q:	Is there any minimum initial offering amount required to be sold?

A:	Yes. We will not start operations until we have raised at least $1,000,000 in this offering (not including the $100,000 received or to be received in the private placements to our sponsor and Fundrise, LP). Until the minimum threshold is met, investors’ funds will remain at the investors’ bank/financial institution and investors will not be admitted as shareholders. The funds will be drawn by us using an ACH electronic fund transfer through the Automated Clearing House network only after the $1,000,000 minimum threshold has been met. Investors may revoke their subscriptions until the minimum threshold has been reached.

Q:	What happens to my subscription if you don’t raise at least the $1,000,000 minimum threshold from third parties in this offering?

A:	We will not accept subscription payments associated with subscription agreements until the minimum threshold is met. At the time the minimum threshold is met, we will accept subscription payments, common shares will be issued, and investors will become shareholders. If we do not meet the minimum threshold within 12 months after commencing the offering, we will cancel the offering and release all investors from their commitments.

Q:	What will you do with the proceeds from your offering?

A:	We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in the acquisition of property for the development and sale of For-Sale Housing in the Additional MSAs. We may also invest in commercial or residential properties that can be repurposed into For-Sale Housing and, to a lesser extent, real estate-related debt and other real estate-related assets. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition or origination of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived) they will reduce the cash available for investment and distribution and will directly impact our NAV. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

We may not be able to promptly invest the net proceeds of this offering in the acquisition of property for the development of For-Sale Housing and other select real estate-related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

Q:	How long will this offering last?

A:	We currently expect that this offering will remain open for investors until we raise the maximum amount being offered, unless terminated by us at an earlier time. We reserve the right to terminate this offering for any reason at any time.

Q:	Will I be notified of how my investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment in us, including:

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•	an annual report;

•	a semi-annual report;

•	current event reports for specified material events within four business days of their occurrence;

•	supplements to the offering circular, if we have material information to disclose to you; and

•	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov, on the Fundrise Platform at www.fundrise.com, via e-mail, or, upon your consent, via U.S. mail.

Q:	When will I get my detailed tax information?

A:	We will use commercially reasonable efforts to provide a Schedule K-1 to investors by March 15th in the year following the end of each taxable year; however, there can be no assurance that we will be able to meet this deadline. Accordingly, you may be required to obtain one or more extensions for filing federal, state and local income tax returns each year.

Q:	Will I have an opportunity to purchase one of the for-sale homes being developed by the eFundTM?

A:	The Manager may choose to cause the sale of a home funded by the eFundTM to investors in the eFundTM or to investors in other programs sponsored by our sponsor (collectively referred to herein as “homebuyer investors” or “HBIs”). We believe that this pool of prospective purchasers could potentially de-risk the sale process of our For-Sale Housing, particularly those prospective homebuyer investors (HBIs) located in the Additional MSAs, and we intend to target the marketing of this offering and our For-Sale Housing specifically towards them. While we intend to use our best efforts to obtain the best price possible, in an effort to provide a greater risk adjusted return, the Manager may choose to sell any for-sale home to homebuyer investors (HBIs) at a price other than the highest theoretical price obtainable if the home were widely marketed, to provide a rebate or financial incentive to homebuyer investors (HBIs), to give homebuyer investors (HBIs) first-access or first-right to purchase homes before being widely marketed, and generally may choose to give homebuyer investors (HBIs) advantages and economic benefits for purchasing a home that an unrelated, unknown third party would not receive. We intend these incentives to be made solely available to homebuyer investors (HBIs), and not to homebuyers generally, with an aim to lower the investment risk associated with the sales process.

In the event our Manager chooses to sell For-Sale Housing to homebuyer investors (HBIs), we may endeavor not to use a real estate broker or other intermediary; however, we may engage a real estate broker or other intermediary in the event our Manager determines it will aid in the marketing and sales of our For-Sale Housing. If our Manager elects to engage a real estate broker or other intermediary in connection with the sale of our For-Sale Housing, in addition to the disposition fee we may be required to pay our Manager, we will also reimburse our Manager for any out-of-pocket expenses paid to such parties in connection with providing services to us.

Q:	Who can help answer my questions about the offering?

A:	If you have more questions about the offering, or if you would like additional copies of this offering circular, you should contact us by email at investments@fundrise.com or by mail at:

Fundrise National For-Sale Housing eFund, LLC

1601 Connecticut Avenue NW

Suite 300

Washington, D.C. 20009

Attn: Investor Relations

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OFFERING SUMMARY

This offering summary highlights material information regarding our business and this offering that is not otherwise addressed in the “Questions and Answers About this Offering” section of this offering circular. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire offering circular carefully, including the “Risk Factors” section before making a decision to invest in our common shares.

Fundrise National For-Sale Housing eFund, LLC

Fundrise National For-Sale Housing eFund, LLC is a recently organized Delaware limited liability company formed to invest in the acquisition of property for the development and sale of single-family attached and detached homes, townhomes and condominiums targeted to first-time, move-up and active adult homebuyers (referred to herein as “For-Sale Housing”) in the metropolitan statistical areas (“MSAs”) in which our sponsor is not currently sponsoring another regionally or locally focused For-Sale eFundTM (referred to herein as “Additional MSAs”). Given the growing Millennial demographic nearing home-buying age and increasing culture preferences for urban living, both by Millennials and Baby Boomers, we favor a strategy weighted toward targeting debt and equity investments in new homes and townhomes, newly renovated homes and townhomes, and condominiums in urban centers. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns.

As of June 15, 2017, the only MSAs in which our sponsor has sponsored other eFundsTM are Los Angeles, CA and Washington, DC. However, our sponsor may decide to sponsor additional eFundsTM in different MSAs in the future.

Our office is located at 1601 Connecticut Avenue NW, Suite 300, Washington, D.C. 20009. Our telephone number is (202) 584-0550. Information regarding our Company is also available on our web site at www.fundrise.com.

Investment Strategy

We believe that the near and intermediate-term market for investment in the acquisition of property for the development and sale of For-Sale Housing targeted at first-time, move-up and active adult homebuyers is compelling from a risk-return perspective. Given the growing Millennial demographic nearing home-buying age and increasing culture preferences for urban living, both by Millennials and Baby Boomers, we favor a strategy weighted toward targeting debt and equity investments in new homes and townhomes, newly renovated homes, and condominiums in urban centers. Millennials (generally defined as people born between the 1980 and 2000), the largest generation in American history, is coming of home-buying age. In addition, the for-sale housing sector is only recently recovered from the 2008 Recession. As described in the Market Overview, a number of factors have created a pent up for-sale housing demand for Millennials, including education and cultural trends, a strong preference for walkable, urban centers, and an increasingly attractive buy vs. rent cost analysis.

We believe that our investment strategy, combined with the experience and expertise of our Manager’s management team, will provide opportunities to originate investments with attractive long-term equity returns and strong structural features with local, joint venture real estate companies, thereby taking advantage of changing market conditions in order to seek the best risk-return dynamic for our shareholders.

For debt investments, our Manager intends to directly structure, underwrite and originate many of the debt products in which we invest, as doing so provides for the best opportunity to control our borrower and partner relationships and optimize the terms of our investments. Our proven underwriting process, which our management team has successfully developed over their extensive real estate careers in a variety of market conditions and implemented at our sponsor, will involve comprehensive financial, structural, operational and legal due diligence of our borrowers and partners in order to optimize pricing and structuring and mitigate risk. We feel the current and future market environment for projects (including any existing or future government-sponsored programs) provides a wide range of opportunities to generate compelling investments with strong risk-return profiles for our shareholders.

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Investment Objectives

Our primary investment objectives are:

•	to realize growth in the value of our investments within approximately five years of the termination of this offering;

•	to develop and sell homes, townhomes and condominiums for sale at a healthy profit margin;

•	to pay attractive cash distributions as cash becomes available through the sale of our assets;

•	to enable investors to realize a return on their investment by beginning the process of liquidating and distributing cash to investors within approximately five years of the termination of this offering, or providing liquidity through alternative means such as in-kind distributions of our own securities or other assets;

•	to preserve, protect and return your capital contribution; and

•	to provide homebuyer investors (HBIs) with the opportunity to gain valuable market and real estate knowledge about and access to their future home options while also allowing them to capitalize on a trend that they are actively participating in.

We will also seek to realize growth in the value of our investments by timing their sale to maximize value. However, there is no assurance that our investment objectives will be met.

Market Opportunities

We believe that the near and intermediate-term market for investment in the acquisition of property for the development and sale of For-Sale Housing targeted at first-time, move-up and active adult homebuyers is compelling from a risk-return perspective. Given the growing Millennial demographic nearing home-buying age and increasing culture preferences for urban living, both by Millennials and Baby Boomers, we favor a strategy weighted toward targeting debt and equity investments in new homes and townhomes, newly renovated homes, and condominiums in urban centers. Millennials (generally defined as people born between the 1980 and 2000), the largest generation in American history, is coming of home-buying age. In addition, the for-sale housing sector is only recently recovered from the 2008 Recession. As described in the Market Overview, a number of factors have created a pent up for-sale housing demand for Millennials, including education and cultural trends, a strong preference for walkable, urban centers, and an increasingly attractive buy vs. rent cost analysis.

We believe that our investment strategy, combined with the experience and expertise of our Manager’s management team, will provide opportunities to originate investments with attractive long-term equity returns and strong structural features with local, joint venture real estate companies, thereby taking advantage of changing market conditions in order to seek the best risk-return dynamic for our shareholders.

Our Manager

Fundrise Advisors, LLC, our Manager, manages our day-to-day operations. Our Manager is an investment adviser registered with the SEC and a wholly-owned subsidiary of our sponsor. A team of real estate and debt finance professionals, acting through our Manager, will make all the decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our operating agreement. Our Manager will also provide asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital. Rise Companies Corp., our sponsor, is able to exercise significant control over our business.

About the Fundrise Platform

We are also an affiliate of Fundrise, LLC, the owner and operator of an online financial platform focused on real estate, which may be found on the website: www.fundrise.com (the “Fundrise Platform”). Fundrise, LLC is a wholly-owned subsidiary of Rise Companies Corp., our sponsor.

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Benjamin S. Miller, the co-founder and Chief Executive Officer of Rise Companies Corp. is responsible for overseeing the day-to-day operations of Rise Companies Corp. and its affiliates, including Fundrise, LLC.

Our Structure

The chart below shows the relationship among various Rise Companies Corp. affiliates and our Company as of the date of this offering circular.

Fundrise National For-Sale Housing eFund, LLC

Entity Organizational Chart

Rise Companies Corp. (Delaware Corporation)
Wholly-owned subsidiary
Fundrise Management, LLC (Delaware Limited Liability Company)
Wholly-owned subsidiary
Wholly-owned subsidiary
Wholly-owned subsidiary
Shared services agreement
500 Shares
Fundrise GP I, LLC (Delaware Limited Liability Company)
General Public
General Partner
Fundrise, LP (Delaware Limited Partnership)
Fundrise Lending, LLC (Delaware Limited Liability Company)
Fundrise Advisors, LLC (Delaware Limited Liability Company)
Shares
9,500 Shares
Manager **
Future Investments*
Fundrise National For-Sale Housing eFund, LLC (Delaware Limited Liability Company)
Investments

*       As we raise sufficient offering proceeds to acquire investments, (i) we may obtain a related party loan from, or issue a participation interest to, Fundrise Lending or its affiliates, or (ii) Fundrise Lending or its affiliates may acquire such investments and sell them to us at a later time. See “Plan of Operation – Related Party Loans and Warehousing of Assets.”

**    Pursuant to our operating agreement, the Manager will receive an asset management fee, servicing/property management and reimbursement for special servicing expenses. See “Management Compensation.”

Management Compensation

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of our common shares. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our Manager and its affiliates.

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Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Stage

Organization and Offering Expenses — Manager	To date, our Manager has paid organization and offering expenses on our behalf. We will reimburse our Manager for these costs and future organization and offering costs it may incur on our behalf. If we raise the maximum offering amount, we expect organization and offering expenses to be approximately $500,000, or approximately 1.0% of gross offering proceeds.	$500,000

Acquisition and Development Stage

Acquisition / Origination Fee — Sponsor or its Affiliate	Up to 2.00% of any amounts funded by us, our sponsor or affiliates of our sponsor to acquire or originate real estate properties, excluding any acquisition and origination expenses and any debt attributable to such investments. To the extent we invest in commercial real estate loans, the borrower will pay up to 2.00% of the amount funded by us, our sponsor or affiliates of our sponsor to acquire or originate such commercial real estate loans. We will not be entitled to these fees.	Paid by the co-investors, joint-venture or borrower at closing. Actual amounts are dependent upon the total equity and debt capital we raise; we cannot determine these amounts at the present time.

Reimbursement of Acquisition / Origination Expenses — Manager	We will reimburse our Manager for actual expenses incurred in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower in connection with any debt investments we may make, whether or not we ultimately acquire or originate the investment.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ); we cannot determine these amounts at the present time.

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Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Operational Stage

Asset Management Fee — Manager	Quarterly asset management fee equal to an annualized rate of 0.85%, which, until December 31, 2018, will be based on our net offering proceeds as of the end of each quarter, and thereafter will be based on our NAV at the end of each prior semi-annual period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually). This rate is determined by our Manager in its sole discretion, but cannot exceed an annualized rate of 1.00%. The amount of the asset management fee may vary from time to time, and we will publicly report any changes in the asset management fee. To mitigate the effect of our lack of assets, revenue and operating history, our Manager has agreed, for a period until December 31, 2017 (the “fee waiver period”), to waive its asset management fee during the fee waiver period. Following the conclusion of the fee waiver period, our Manager may, in its sole discretion, waive its asset management fee, in whole or in part. The Manager will forfeit any portion of the asset management fee that is waived.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.

Development Fee - Manager	A quarterly development fee of 5.00% of the total development costs, excluding property; however, we do not intend to charge such development fee unless it is net of the fee being charged by the developer of the for-sale housing project or there is no outside developer of the for-sale housing project. Our Manager may, in its sole discretion, waive its development management fee, in whole or in part. The Manager will forfeit any portion of the development management fee that is waived.	Actual amounts are dependent upon the development costs of the individual for-sale housing projects; we cannot determine these amounts at the present time.

Special Servicing Expenses – Manager or Other Party	We will reimburse our Manager for actual expenses incurred on our behalf in connection with the special servicing of non-performing assets, including, but not limited to, reimbursement of non-ordinary expenses and employee time required to special service a non-performing asset. Whether an asset is deemed to be non-performing is in the sole discretion of our Manager.	Actual amounts are dependent upon the occurrence of an asset becoming non-performing, the original value of such asset, and the results of our operations; we cannot determine these amounts at the present time.

Other Operating Expenses — Manager	We will reimburse our Manager for out-of-pocket expenses paid to third parties in connection with providing services to us. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

The expense reimbursements that we will pay to our Manager also include expenses incurred by our sponsor in the performance of services under the shared services agreement between our Manager and our sponsor, including any increases in insurance attributable to the management or operation of our Company.

Liquidation/Listing Stage

Disposition Fees – Manager	Up to 1.50% of the gross proceeds (after repayment of any property-level debt) from the liquidation of any of our equity investments in real estate, unless such fee is reduced or waived by the Manager.	Actual amounts are dependent upon the price at which we sell or otherwise liquidate our investments; we cannot determine these amounts at the present time.

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Summary of Risk Factors

Investing in our common shares involves a high degree of risk. You should carefully review the “Risk Factors” section of this offering circular, beginning on page 27, which contains a detailed discussion of the material risks that you should consider before you invest in our common shares.

Conflicts of Interest

Our Manager and its affiliates will experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Manager and its affiliates will face include the following:

•	The asset management fee paid to our Manager will, after December 31, 2018, be based on our NAV, which will be calculated by our sponsor’s internal accountants and asset management team. Our Manager may benefit by us retaining ownership of our assets at times when our shareholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. In addition, if our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of our shares or the price paid pursuant to a redemption on a given date may not accurately reflect the value of our portfolio.

•	In the ordinary course of their business, our Manager and its affiliates may engage in activities in which their interests or the interests of other clients conflict with or are adverse to our interests. In addition, such clients may utilize the services of the Manager or its affiliates for which they will pay fees and expenses which will not be shared with us.

•	Our sponsor has previously organized, as of the date of this offering circular, the following programs:

•	Fundrise Real Estate Investment Trust, LLC (the “Income eREITTM”), which was formed to originate, invest in and manage a diversified portfolio of commercial real estate investments through the acquisition of commercial real estate loans;

•	Fundrise Equity REIT, LLC (the “Growth eREITTM”), which was formed to originate, invest in and manage a diversified portfolio of commercial real estate properties;

•	Fundrise Midland Opportunistic REIT, LLC (the “Heartland eREITTM”), which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the Houston, TX, Dallas, TX, Austin, TX, Chicago, IL, and Denver, CO metropolitan statistical areas;

•	Fundrise West Coast Opportunistic REIT, LLC (the “West Coast eREITTM”), which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the Los Angeles, CA, San Francisco, CA, San Diego, CA, Seattle, WA, and Portland, OR metropolitan statistical areas;

•	Fundrise East Coast Opportunistic REIT, LLC (the “East Coast eREITTM”), which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the states of Massachusetts, New York, New Jersey, North Carolina, South Carolina, Georgia and Florida, as well as the metropolitan statistical areas of Washington, DC and Philadelphia, PA;

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•	Fundrise For-Sale Housing eFUND – Los Angeles CA, LLC (the “LA Homes eFundTM”), which was formed to acquire property for the development of for-sale housing in the Los Angeles, CA metropolitan statistical area; and

•	Fundrise For-Sale Housing eFUND – Washington DC, LLC (the “DC Homes eFundTM”), which was formed to acquire property for the development of for-sale housing in the Washington, DC metropolitan statistical area.

While for-sale housing projects are not generally suitable investments for the eREITsTM, additional Fundrise Platform investment opportunities may have investment criteria that compete with us.

•	Our sponsor’s real estate and debt finance professionals acting on behalf of our Manager will have to allocate their time among us, our sponsor’s business and other programs and activities in which they are involved.

•	The terms of our operating agreement (including the Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm’s length.

•	Our shareholders may only remove our Manager for “cause” following the affirmative vote of shareholders holding two-thirds of the outstanding common shares. Unsatisfactory financial performance does not constitute “cause” under the operating agreement.

•	At some future date after we have acquired a substantial investment portfolio that our Manager determines would be most effectively managed by our own personnel, we may seek shareholder approval to internalize our management by acquiring assets and employing the key real estate and debt finance professionals performing services to us on behalf of our Manager for consideration that would be negotiated at that time. The payment of such consideration could result in dilution to your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment. Additionally, in an internalization transaction, our sponsor’s real estate and debt finance professionals that become our employees may receive more compensation than they previously received from our sponsor or its affiliates. These possibilities may provide incentives to these individuals to pursue an internalization transaction, even if an alternative strategy might otherwise be in our shareholder’s best interests.

•	Our Manager may, without shareholder consent unless otherwise required by law, determine that we should merge or consolidate through a roll-up or other similar transaction involving other entities, including entities affiliated with our Manager, into or with such other entities.

•	As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

•	The Manager may choose to cause the sale of a home funded by the eFundTM to homebuyer investors (HBIs) and provide certain incentives to them. As such, the Manager may have a conflict of interest among its various clients, including the eFundTM and the homebuyer investor(s) (HBIs), some of whom may or may not have invested in the eFundTM, but any of whom may also become buyers of the homes the eFundTM develops, owns, lends to and/or offers for sale.

Distributions

We do not expect to declare any distributions until the proceeds from our public offering are invested. In addition, as we expect primarily to invest in the acquisition of property for the development of For-Sale Housing or in properties that have significant capital requirements, these properties may not immediately generate cash flow from sale. Thus, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

Our goal is to pay distributions from our cash flow from operations, which will primarily consist of the sale proceeds from our acquired and developed properties. Our operating cash flow may also include, among other things, proceeds from structured equity or lending investments and sales of other assets. To a lesser extent, we may also use other sources to fund distributions, including proceeds from this offering or any future offering, cash

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advances by our Manager, borrowings in anticipation of future operating cash flow, cash resulting from a waiver of fees or reimbursements due to our Manager. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced. We intend to use all of our cash flow from operations to fund distributions rather than to re-invest in additional For-Sale Housing; however, in certain circumstances, our Manager may elect to reinvest cash-flow from operations in additional For-Sale Housing.

Once we begin to make distributions, we expect that our Manager will declare and make them on a periodic basis based on appreciation of, or operating cash flow from, the sale of our assets, as determined by our Manager, in arrears. Any distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow, the appreciated value of the underlying assets and/or our need to maintain reserves. Given the expectation that most of our distributions will come from the sale of assets, it is likely that we will not make distributions at a consistent rate nor on a consistent periodic basis, if at all. Distributions will be paid to shareholders as of the record dates selected by the Manager.

Any distributions that we make will directly impact our NAV, by reducing the amount of our assets. Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative) will produce your total return.

Borrowing Policy

We intend to employ leverage in order to provide additional funds to support our investment activities. Our target portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 50-85% of the greater of cost (before deducting depreciation or other non cash reserves) or fair market value of our assets. During the period when we are beginning our operations and growing our portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of property for the development and sale of For-Sale Housing. Our Manager may from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. However, other than during our initial period of operations, it is our policy to not borrow more than 85% of the greater of cost (before deducting depreciation or other non cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s investment committee. See “Investment Objectives and Strategy” for more details regarding our leverage policies.

Valuation Policies

Our operating agreement provides that at the end of each semi-annual period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually), beginning December 31, 2018, our sponsor’s internal accountants and asset management team will calculate our NAV per share using a process that reflects (1) estimated values of each of our commercial real estate assets and investments, as determined by our sponsor’s asset management team, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, (b) with respect to debt, default rates, discount rates and loss severity rates, and (c) in certain instances reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic distributions and (4) estimated accruals of our operating revenues and expenses. Note, however, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP, and our NAV may not be indicative of the price that we would receive for our assets at current market conditions. In instances where we determine that an appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our NAV per share.

As there is no market value for our shares as they are not expected to be listed or traded, our goal is to provide a reasonable estimate of the value of our shares on a semi-annual basis (or such other periodic basis as determined by the Manager in its sole discretion, but no less frequently than annually), with the understanding that our common shares are not listed or traded on any stock exchange or other marketplace. However, our assets will consist of commercial real estate investments and, as with any commercial real estate valuation protocol, the conclusions reached by our sponsor’s internal asset management team or internal accountants, as the case may be, will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given period, our published NAV per share may not fully reflect certain material events, to the

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extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the calculation of our NAV per share may not reflect the precise amount that might be paid for your shares in a market transaction, and any potential disparity in our NAV per share may be in favor of either shareholders who redeem their shares, or shareholders who buy new shares, or existing shareholders. However, to the extent quantifiable, if a material event occurs in between updates of NAV that would cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website. See “Description of our Common Shares—Valuation Policies” for more details about our NAV and how it will be calculated.

Share Price Adjustments

Our Manager set our initial offering price at $10.00 per share, which will be the purchase price of our common shares until December 31, 2018. Thereafter, the per share purchase price for our common shares will be adjusted at the end of each semi-annual period, or such other period as determined by our Manager in its sole discretion, but no less frequently than annually. Our Manager has initially determined to adjust the per share purchase price in this offering semi-annually, in January and July of each year (or as soon as commercially reasonable thereafter), to the greater of (i) $10.00 per share or (ii) the sum of our net asset value, or NAV, divided by the number of our common shares outstanding as of the end of the prior semi-annual period (NAV per share), in each case prior to giving effect to any share purchases or redemptions to be effected on such day. Our Manager shall adjust our per share purchase price as of the date the new NAV is announced, not the date of such NAV, and investors shall pay the most recent publicly announced purchase price as of the date of their subscription. Solely by way of example, if an investor submits a subscription on July 2, such investor shall pay the per share purchase price previously announced in January, not the per share purchase price that would be expected to be announced at a later date in July.

Beginning after December 31, 2018, we will file with the SEC an offering circular supplement disclosing the determination of our NAV per share that will be applicable from the date following the date of the supplement disclosing the new NAV until the filing of the next NAV supplement, which we refer to as the pricing supplement. We will file the pricing supplement at the end of each semi-annual period (or at the end of such other period for which our Manager has determined to calculate our NAV). We will also post that period’s NAV on the public Fundrise Platform, www.fundrise.com. The Fundrise Platform will also contain this offering circular, including any supplements and amendments. We will disclose, on a semi-annual basis (or such other periodic basis as determined by the Manager in its sole discretion, but no less frequently than annually) an offering circular supplement filed with the SEC, the principal valuation components of our NAV. In addition, if a material event occurs in between updates of NAV that would cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

Any subscriptions that we receive prior to filing of the pricing supplement disclosing our NAV adjustment will be executed at a price equal to our then currently disclosed NAV per share. See “Description of Our Common Shares—Share Price Adjustments” for more details.

Quarterly Redemption Plan

While shareholders should view this investment as long-term, we have adopted a redemption plan whereby, on a quarterly basis, an investor has the opportunity to obtain liquidity. Despite the illiquid nature of the assets expected to be held by our Company, the Manager believes it is best to provide the opportunity for quarterly liquidity in the event shareholders need it in the form of a discounted redemption price prior to year 5, which economic benefit indirectly accrues to shareholders who have not requested redemption. Neither the Manager nor our sponsor receive any economic benefit as a result of the discounted redemption price through year 5.

In addition, in connection with our intended compliance with the PTP Safe Harbor, we may be required to periodically suspend or otherwise amend our redemption plan so as to ensure that the eFundTM is not deemed a “publicly traded partnership”. In the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, to disclose such suspension, termination or amendment. For more information regarding the PTP Safe Harbor, please see “Certain U.S. Federal Income Tax Considerations Relating to our Quarterly Redemption Plan” and “Certain U.S. Federal Income Tax Purposes—Partnership Classification” below.

Pursuant to our redemption plan, shareholders may request that we redeem at least 25% of their shares. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

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Shareholders may request that we redeem at least 25% of their shares at any time throughout the year. In connection with our intended compliance with the PTP Safe Harbor, all redemption requests must be made in writing and must be received no less than 60 days prior to the next effective redemption date (i.e., the last day of each fiscal quarter). Accordingly, in the event that we receive a redemption request within 60 days of the current calendar quarter’s effective redemption date, we will be unable to process such redemption request until the subsequent calendar quarter’s effective redemption date. For example, if we were to receive a redemption request on January 2, we would process such redemption request on March 31; however, if we were to receive such redemption request on February 15, we would not process such redemption request until June 30.

We will endeavor to remit the redemption price within 14 days of the end of a fiscal quarter, although payment of the redemption price may be delayed until 21 days after the end of a fiscal quarter. We will establish the Effective Redemption Price for redemption requests twice a year. The per share redemption price will be calculated after the Effective Redemption Date and will be based on a declining discount to our most recently disclosed NAV per share, rounded down to the nearest cent. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

Holding Period from Date of Settlement	Effective Redemption Price (as percentage of per share redemption price)(1)
Original Settlement Date until 3 years	97.0	%(2)
3 years to 4 years	98.0	%(3)
4 years to 5 years	99.0	%(4)
More than 5 years	100.0	%(5)

(1)	The Effective Redemption Price will be rounded down to the nearest $0.01.

(2)	For shares held less than three (3) years, the Effective Redemption Price includes the fixed 3% discount to the per share price for our common shares in effect at the time of the redemption request.

(3)	For shares held at least three (3) years but less than four (4) years, the Effective Redemption Price includes the fixed 2% discount to the per share price for our common shares in effect at the time of the redemption request.

(4)	For shares held at least four (4) years but less than five (5) years, the Effective Redemption Price includes the fixed 1% discount to the per share price for our common shares in effect at the time of the redemption request.

(5)	For shares held at least five (5) years, the Effective Redemption Price does not include any discount to the per share price for our common shares in effect at the time of the redemption request.

Because our NAV per share will be calculated at the end of each semi-annual period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually) beginning on December 31, 2018, the redemption price may change between the date we receive the redemption request and the date on which redemption proceeds are paid. As a result, the redemption price that a shareholder will receive may be different from the redemption price on the day the redemption request is made.

Redemption of our common shares will be made quarterly on the last day of each calendar quarter based on written redemption requests we received more than sixty days prior to the end of such calendar quarter. The Manager intends to provide notice of redemption by the last business day of each quarter, with an effective redemption date as of the last day of each quarter, and to endeavor to remit the redemption price within 14 days of the end of such quarter; although payment of the redemption price may be delayed until 21 days after the end of such quarter, though there may be circumstances where we remit proceeds later than 21 days after the last business day of the quarter, due to exigent circumstances, including, without limitation, (1) our partner real estate operators or borrower(s) fail to provide adequate information regarding the assets within a time period that allows us to perform our NAV calculation, which in turn would prevent us from determining share redemption prices; (2) macro-economic crises or property-level events, such as damage to the property, that may affect our ability to make redemptions or determine NAV, or that we believe have a material impact on a previously computed NAV; and (3) our payment processing provider chooses to discontinue service or has technical outages that prevent us from processing share redemptions in a timely manner based on our intended processing date. Shareholders may withdraw their redemption request at any time up to five (5) business days prior to the end of the calendar quarter in which the redemption request was submitted.

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We cannot guarantee that the funds set aside for the redemption plan will be sufficient to accommodate all requests made in any calendar quarter. In the event our Manager determines, in its sole discretion, that we do not have sufficient funds available to redeem all of the common shares for which redemption requests have been submitted in any given calendar quarter, such pending requests will be honored on a pro rata basis. In the event that not all redemptions are being honored in a given quarter, the pro rata distributions will be rounded down to the nearest share for each shareholder. For investors who hold common shares with more than one record date, redemption requests will be applied to such common shares in the order in which they settled, on a last in first out basis – meaning, those common shares that have been continuously held for the shortest amount of time will be redeemed first. We intend to limit common shareholders to one (1) redemption request outstanding at any given time. If we are unable to redeem shares solely as a result of the PTP Safe Harbor, we will seek to honor the redemption request with respect to the redemptions blocked by the PTP Safe Harbor (if not withdrawn) at the next redemption date on which such redemption can be made, consistent with the policies above and continued compliance with the PTP Safe Harbor.

In accordance with the SEC’s current guidance on redemption plans contained in T-REIT Inc. (June 4, 2001) and Wells Real Estate Investment Trust II, Inc. (Dec. 3, 2003), we are prohibited from redeeming more than 5.0% of the weighted average number of common shares outstanding during the prior calendar year. Accordingly, we presently intend to limit the number of shares to be redeemed during any calendar quarter to 1.25% of the common shares outstanding, with excess capacity carried over to later calendar quarters in that calendar year. However, as we intend to make a number of commercial real estate investments of varying terms and maturities, our Manager may elect to increase or decrease the amount of common shares available for redemption in any given calendar quarter, as these commercial real estate assets are paid off or sold, but in no event will we redeem more than 5.0% during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem common shares under the redemption plan. In addition, in connection with our intended compliance with the PTP Safe Harbor, the sum of the redemptions pursuant to our redemption plan plus any transfers outside of our redemption plan cannot generally be more than 10.0% of our outstanding common shares (determined in accordance with the PTP regulations and by disregarding certain excluded transfers) in any given taxable year. While we intend to follow the SEC’s guidance described above so as not to have our redemption plan deemed a “tender offer”, in the event that we choose to conduct a tender offer, it is likely that we will not offer to repurchase such number of shares as would cause the eFundTM to not satisfy the PTP Safe Harbor and therefore risk being deemed a “publicly traded partnership.”

There is no fee in connection with a redemption of our common shares, and the discount applied to the redemption price is for the benefit of shareholders who remain as shareholders of our Company, and does not provide any economic benefit to our Manager or sponsor; however, a shareholder requesting redemption will be responsible for reimbursing us for any third-party costs incurred as a result of the redemption request, including but not limited to, bank transaction charges, custody fees, and/or transfer agent charges.

In addition, the Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without notice, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, following any material decrease in our NAV, to comply with the PTP Safe Harbor, or for any other reason. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, to disclose such amendment.

Please refer to the section entitled “Description of Our Common Shares—Quarterly Redemption Plan” for more information.

Certain U.S. Federal Income Tax Considerations Relating to our Quarterly Redemption Plan

Subject to the discussion set forth in the next paragraph, an entity that is treated as a partnership for U.S. federal income tax purposes is generally not subject to U.S. federal income tax at the entity level. Instead, each partner is generally required to take into account its allocable share of income, gain, loss, and deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether or not cash distributions are then made. Distributions of cash by a partnership to a partner are generally not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest. Investors in this

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offering will become members of Fundrise National For-Sale Housing eFund, LLC, which is intended to be treated as a partnership for U.S. federal income tax purposes.

An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” under Section 7704 of the Code and the Treasury Regulations thereunder. Absent compliance with a regulatory “safe harbor”, also referred to herein as the PTP Safe Harbor, our redemption plan could cause us to be a publicly traded partnership under Section 7704. We have designed the provisions of our operating agreement and redemption plan to meet this safe harbor.

The PTP Safe Harbor requires that the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership (other than certain excluded transfers) does not exceed two percent (2.0%) of the total interests in partnership capital or profits. For purposes of this test, certain redemptions (that would not otherwise be excluded transfers) will be disregarded if the plan of redemption meets certain requirements—

(i)	The redemption plan provides that redemptions cannot occur until at least sixty calendar days after the partner notifies the partnership in writing of the partner’s intention to exercise the redemption right;

(ii)	Either—

a.	The redemption plan requires that the redemption price not be established until at least sixty calendar days after receipt of such notification by the partnership; or

b.	The redemption price is established not more than four times during the partnership’s taxable year; and

(iii)	The sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership does not exceed ten percent of the total interests in partnership capital or profits (excluding for this purpose excluded transfers).

There is also an exception to taxation as a corporation, referred to as the “Qualifying Income Exception,” if at least 90% of a publicly traded partnership’s gross income for every taxable year consists of “qualifying income” under the Code and the partnership is not required to register under the Investment Company Act of 1940. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income. Qualifying income does not generally include fees paid in respect of services. We currently intend to rely on the PTP Safe Harbor, rather than the Qualifying Income Exception, to avoid being taxed as a corporation under the PTP rules. In the event that we determine that it is in the best interest of our investors to use the Qualifying Income Exception instead of the PTP Safe Harbor, we may make modifications to the provisions governing transferability of our shares or to the structure of our redemption plan.

See the discussion below under “Certain U.S. Federal Income Tax Considerations—Partnership Classification” for further detail with respect to our intended compliance with the PTP Safe Harbor and our intended classification as a partnership, and not a publicly traded partnership, for U.S. federal income tax purposes.

Tax Reporting Considerations

An investment in us involves complex U.S. federal, state, and local and non-U.S. income tax considerations that differ for each shareholder. For each Company taxable year, we are required to furnish each shareholder with a Schedule K-1 that sets forth such shareholder's allocable share of our income, gains, losses, deductions and credits (and similar schedules may be provided for each state in which we conduct business or own property). Schedules K-1 (and any comparable state forms) are complex, may cause a shareholder's income tax returns to become more complicated, and may involve the engagement by a shareholder of a tax professional to assist in the preparation of such income tax returns. See "Risk Factors—Tax Risks—General Tax Considerations” and “Certain U.S. Federal Income Tax Considerations.”

Re-investment Policies

While we may decide to reinvest sale proceeds in additional For-Sale Housing opportunities, we expect to use all proceeds from the sale of our For-Sale Housing, other than amounts needed for reserves and operating expenses, to fund distributions.

Liquidity Event

Subject to then existing market conditions, we may consider alternatives to our liquidation as a means for providing liquidity to our shareholders within approximately five years from the completion of this offering. While

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we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of our Company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our common shares on a national securities exchange or a similar transaction. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our shareholders.

Voting Rights

Our common shareholders will have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would adversely change the rights of the common shares, and removal of our Manager for “cause”. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders. Our shareholders do not elect or vote on our Manager, and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. For additional information, see “Description of Our Common Shares—Voting Rights.”

Other Governance Matters

Other than the limited shareholder voting rights described above, our operating agreement vests most other decisions relating to our assets and to the business of our Company, including decisions relating to acquisitions, originations and dispositions, the engagement of asset managers, the issuance of securities in our Company including additional common shares, mergers, dispositions, roll-up transactions, and other decisions relating to our business, in our Manager. See “Management” for more information about the rights and responsibilities of our Manager.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor any of our subsidiaries, is required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We anticipate that we will hold real estate and real estate-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) for the acquisition of property for the development and sale of For-Sale Housing. We may also invest in commercial or residential properties that can be repurposed into For-Sale Housing and, to a lesser extent, real estate-related debt and other real estate-related assets, where the underlying assets primarily consist of such properties.

We believe that neither we nor certain of our subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold themselves out as being primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act. In addition, we believe that neither we nor certain of our subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(C) of the Investment Company Act because we and they will not engage or propose to engage in the business of investing, reinvesting, owning, holding or trading in securities and own or propose to acquire investment securities having a value exceeding 40% of the value of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis.

We will monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act.

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The securities issued by any wholly-owned or majority-owned subsidiary that we may form and that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.

The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. The determination of whether an entity is a majority-owned subsidiary of our Company is made by us. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

Certain of our subsidiaries may also rely upon the exclusion from the definition of investment company under Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires an entity to invest at least 55% of its assets in “mortgages and other liens on and interests in real estate”, which we refer to as “qualifying real estate interests”, and at least 80% of its assets in qualifying real estate interests plus “real estate-related assets”.

To classify the assets held by our subsidiaries as qualifying real estate interests or real estate-related assets, we will rely on no-action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. We intend to treat as qualifying real estate interests fee interests in real estate, mortgage loans fully secured by real estate, certain mezzanine loans and certain B-Notes. Commercial real estate-related debt securities (including CMBS, CDOs and REIT senior unsecured debt) will be treated as “real estate-related assets”.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations. See “Risk Factors—Risks related to Our Organizational Structure—Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.”

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RISK FACTORS

An investment in our common shares involves substantial risks. You should carefully consider the following risk factors in addition to the other information contained in this offering circular before purchasing shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Statements Regarding Forward-Looking Information.”

Risks Related to an Investment in Fundrise National For-Sale Housing eFund, LLC

We have no prior operating history, and the prior performance of our sponsor or other real estate investment opportunities sponsored by our sponsor may not predict our future results.

We are a recently formed company and have no operating history. As of the date of this offering circular, we have not made any investments, and prior to our initial closing, our total assets will consist of approximately $100,000 in cash. You should not assume that our performance will be similar to the past performance of our sponsor or other real estate investment opportunities sponsored by our sponsor. Our lack of an operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

Our operating agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our operating agreement require our Manager to list our shares for trading on a national securities exchange by a specified date. There is no public market for our shares and we currently have no plans to list our shares on a stock exchange or other trading market. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our operating agreement prohibits the ownership of more than 9.8% in value or number of our shares, whichever is more restrictive, unless exempted by our Manager, which may inhibit large investors from purchasing your shares. In its sole discretion, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, our Manager could amend, suspend or terminate our redemption plan without notice. Further, the redemption plan includes numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Our Common Shares — Quarterly Redemption Plan.” Therefore, it will be difficult for you to redeem and/or sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Manager in the acquisition of our investments and the ability of our Manager to source investment opportunities for us. The more money we raise in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. We cannot assure you that our Manager will be successful in obtaining suitable investments on financially attractive terms or that, if our Manager makes investments on our behalf, our objectives will be achieved. If we, through our Manager, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term, highly liquid or other authorized investments. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

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If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return will be reduced.

Although our distribution policy is to use our cash flow from operations to make distributions, our organization documents permit us to pay distributions from any source, including, borrowings, or sales of assets. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from financings, the net proceeds from this or future offerings or other sources other than our cash flow from operations, we will have less funds available for investments in real estate properties and other real estate-related assets and the number of real estate properties that we invest in and the overall return to our shareholders may be reduced. If we fund distributions from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operations available for distribution in future periods, and accordingly your overall return may be reduced. If we fund distributions from the sale of assets or the maturity, payoff or settlement of debt investments, this will affect our ability to generate cash flows from operations in future periods.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the commercial real estate market as well as the market for equity-related and debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We intend to invest in the acquisition of property for the development and sale of For-Sale Housing. We may also invest in commercial or residential properties that can be repurposed into For-Sale Housing and, to a lesser extent, as real estate-related debt and other real estate-related assets. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. Economic conditions greatly increase the risks of these investments (see “— Risks Related to Our Investments”). The success of our business is significantly related to general economic conditions and, accordingly, our business has been and could continue to be harmed by the economic slowdown and downturn in real estate asset values, property sales and the home mortgage market. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, can reduce volumes for many of our business lines. These economic conditions have resulted in and could continue to result in a general decline in acquisition and disposition, as well as a general decline in the value of real estate and in rents, which in turn would reduce revenue from property management fees and brokerage commissions derived from property sales and mortgage brokerage as well as revenues associated with investment management and/or development activities. In addition, these conditions have led and could continue to lead to a decline in property sales prices as well as a decline in funds invested in existing commercial real estate assets and properties planned for development.

During an economic downturn, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values. Further, as a result of our target leverage, our exposure to adverse general economic conditions is heightened.

These negative general economic conditions could continue to reduce the overall amount of sale activity in the For-Sale Housing industry, and hence the demand for our services. We are unable to predict the likely duration and severity of the current disruption in financial markets and adverse economic conditions in the United States and other countries. Our revenues and profitability depend on the overall demand for our services from our clients. While it is possible that the increase in the number of distressed sales and resulting decrease in asset prices will eventually translate to greater market activity, the current overall reduction in sales transaction volume continues to materially and adversely impact our business.

All of the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our investors and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under

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our credit agreement, the lenders under the agreement will be entitled to proceed against the collateral granted to them to secure the debt owed.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon our Manager’s real estate and debt finance professionals, including Mr. Benjamin S. Miller, its Co-Founder and Chief Executive Officer, to identify suitable investments. Our sponsor and other Fundrise entities also rely on Mr. Miller for investment opportunities. To the extent that our Manager’s real estate and debt finance professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution.

Additionally, the current market for properties that meet our investment objectives is highly competitive, as are the sale and resale markets for such properties. The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. Except for investments that may be described in supplements to this offering circular prior to the date you subscribe for our shares, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight and management ability of our Manager and the performance of any property manager. We cannot be sure that our Manager will be successful in obtaining suitable investments on financially attractive terms.

We could also suffer from delays in locating suitable investments as a result of our reliance on our Manager at times when its officers, employees, or agents are simultaneously seeking to locate suitable investments for other Fundrise sponsored programs, some of which have investment objectives and employ investment strategies that are similar to ours. Furthermore, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

Further, because we are raising a “blind pool” without any pre-selected assets, it may be difficult for us to invest the net offering proceeds promptly and on attractive terms. Delays we encounter in the selection and origination of income-producing loans and other assets would likely limit our ability to pay distributions to our shareholders and lower their overall returns. Similar concerns arise when there are prepayments, maturities or sales of our investments.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make, except for investments that may be described in supplements to this offering circular. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of property for the development and sale of For-Sale Housing. We may also invest in commercial or residential properties that can be repurposed into For-Sale Housing and, to a lesser extent, real estate-related debt and other real estate-related assets. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that your investment may not generate returns comparable to our competitors.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Fundrise, LP, an affiliate of our sponsor, and our sponsor have committed to invest an aggregate of only $100,000 in us through the purchase of 10,000 of our common shares at $10.00 per share. Therefore, if we are successful in raising enough proceeds to be able to reimburse our sponsor for our organization and offering expenses, our sponsor will have little exposure to loss in the value of our shares. Without this exposure, our

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investors may be at a greater risk of loss because our sponsor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis and we may begin to invest net proceeds from this offering immediately after the commencement of this offering. Further, under Regulation A, we are only allowed to raise up to $50.0 million in any 12 month period (although we may raise capital in other ways). We expect the size of the investments that we will make will average about $2.0 million to $10.0 million per asset. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments, even if we are successful in raising the maximum offering amount. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Any adverse changes in our sponsor’s financial health or our relationship with our sponsor or its affiliates could hinder our operating performance and the return on your investment.

We have engaged our Manager to manage our operations and our portfolio of commercial real estate loans, commercial real estate equity investments and other select real estate-related assets. Our Manager has no employees, and utilizes our sponsor’s personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our sponsor and its affiliates as well as our sponsor’s real estate and debt finance professionals in the identification and acquisition or origination of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in our sponsor’s financial condition or our relationship with our sponsor could hinder our Manager’s ability to successfully manage our operations and our portfolio of investments.

Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully conduct this offering through the Fundrise Platform, which makes an investment in us more speculative.

We will conduct this offering primarily through the Fundrise Platform, which is owned by Fundrise, LLC. Only a limited number of real estate investment opportunities have been offered through the Fundrise Platform prior to this offering. Our sponsor has sponsored other real estate investment opportunities under other formats prior to this offering, but this is the first non-REIT diversified real estate investment vehicle that will not hold its assets for long-term investment being offered through the Fundrise Platform. The success of this offering, and our ability to implement our business strategy, is dependent upon our ability to sell our shares to investors through the Fundrise Platform. If we are not successful in selling our shares through the Fundrise Platform, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Although we presently intend to complete a transaction providing liquidity to shareholders within approximately five years from the completion of this offering, our operating agreement does not require our Manager to pursue such a liquidity transaction. Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange or delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets, beyond five years from the termination of this offering. If our Manager does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate

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and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on shareholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We may change our targeted investments and investment guidelines without shareholder consent.

Our Manager may change our targeted investments and investment guidelines at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common shares and our ability to make distributions to you.

We have minimal operating capital, no significant assets and no revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital, and the failure to attract qualified real estate companies and sufficient investor purchase commitments, could result in our bankruptcy or other event which would have a material adverse effect on us and our shareholders. We have no significant assets or financial resources, so such adverse event could put your investment dollars at significant risk.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, REITs, private real estate funds, and other entities engaged in real estate investment activities as well as online real estate platforms that compete with the Fundrise Platform. This market is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our ability to increase volume on the Fundrise Platform.

Competition could result in reduced volumes, reduced fees or the failure of the Fundrise Platform to achieve or maintain more widespread market acceptance, any of which could harm our business. In addition, in the future we and the Fundrise Platform may experience new competition from more established internet companies possessing large, existing customer bases, substantial financial resources and established distribution channels. If any of these companies or any major financial institution decided to enter the online investment business, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed.

Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns. The online real estate investing industry is driven by constant innovation. If we or the Fundrise Platform are unable to

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compete with such companies and meet the need for innovation, the demand for the Fundrise Platform could stagnate or substantially decline.

We rely on third-party banks and on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the corresponding project loans and equity investments may be adversely affected.

We and the Fundrise Platform rely on third-party and FDIC-insured depository institutions to process our transactions, including payments of corresponding loans and equity investments, processing of subscriptions under this offering and distributions to our shareholders. Under the Automated Clearing House (ACH) rules, if we experience a high rate of reversed transactions (known as “chargebacks”), we may be subject to sanctions and potentially disqualified from using the system to process payments. The Fundrise Platform also relies on computer hardware purchased and software licensed from third parties. This purchased or licensed hardware and software may be physically located off-site, as is often the case with “cloud services.” This purchased or licensed hardware and software may not continue to be available on commercially reasonable terms, or at all. If the Fundrise Platform cannot continue to obtain such services elsewhere, or if it cannot transition to another processor quickly, our ability to process payments will suffer and your ability to receive distributions will be delayed or impaired.

If our Manager fails to retain its key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our Manager’s ability to attract and retain key personnel. Our future also depends on the continued contributions of the executive officers and other key personnel of our Manager, each of whom would be difficult to replace. In particular, the Founder/Chief Executive Officer Benjamin S. Miller of our parent company and sponsor, Rise Companies Corp., who is the Chief Executive Officer of our Manager, is critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Mr. Benjamin S. Miller or other executive officers or key personnel of our Manager and the process to replace any of our Manager’s key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

Employee misconduct and unsubstantiated allegations against us and misconduct by employees of our sponsor could expose us to significant reputational harm.

We are vulnerable to reputational harm, as we operate in an industry where integrity and the confidence of our investors is of critical importance. If an employee of our sponsor or its affiliates were to engage in illegal or suspicious activities, or if unsubstantiated allegations are made against us or our sponsor by such employees, shareholders or others, our sponsor and we may suffer serious harm to our reputation (as a consequence of the negative perception resulting from such activities or allegations), financial position, relationships with key persons and companies in the real estate market, and our ability to attract new investors. Our business often requires that we deal with confidential information. If employees of our sponsor were to improperly use or disclose this information, we could suffer serious harm to our reputation, financial position and current and future business relationships.

It is not always possible to deter employee misconduct, and the precautions our sponsor takes to detect and prevent this activity may not be effective in all cases. Misconduct by our sponsor’s employees, or even unsubstantiated allegations of misconduct, could subject our sponsor and us to regulatory sanctions and result in an adverse effect on our reputation and our business.  See “Management—Recent Developments Regarding our Manager’s Executive Officers.”

If our techniques for managing risk are ineffective, we may be exposed to unanticipated losses.

In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to market, operational, legal and reputational risks. Our risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If our risk management efforts are ineffective, we could suffer losses or face litigation, particularly from our clients, and sanctions or fines from regulators.

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Our techniques for managing risks may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks or to seek positive, risk-adjusted returns. In addition, any risk management failures could cause fund losses to be significantly greater than historical measures predict. Our more qualitative approach to managing those risks could prove insufficient, exposing us to unanticipated losses in our net asset value and therefore a reduction in our revenues.

This offering is focused on attracting a large number of investors that plan on making relatively small investments. An inability to attract such investors may have an adverse effect on the success of our offering, and we may not raise adequate capital to implement our business strategy.

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D (which, in the case of natural persons, (A) have an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person, or (B) earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year) and (ii) all other investors so long as their investment in the particular issuer does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our common shares are currently being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our common shares does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.”  Therefore, our target investor base inherently consists of persons that may not have the high net worth or income that investors in a traditional initial public offerings have, where the investor base is typically composed of “accredited investors.”

Our reliance on attracting investors that may not meet the net worth or income requirements of “accredited investors” carries certain risks that may not be present in traditional initial public offerings. For example, certain economic, geopolitical and social conditions may influence the investing habits and risk tolerance of these smaller investors to a greater extent than “accredited investors,” which may have an adverse effect on our ability to raise adequate capital to implement our business strategy. Additionally, our focus on investors that plan on making, or are able to make, relatively small investments requires a larger investor base in order to meet our annual goal of raising $50.0 million in our offering. We may have difficulties in attracting a large investor base, which may have an adverse effect on the success of this offering, and a larger investor base involves increased transaction costs, which will increase our expenses.

Risks Related to our Sponsor and the Fundrise Platform

Our sponsor is a development stage company with limited operating history and no profits to date. As a company in the early stages of development, our sponsor faces increased risks, uncertainties, expenses and difficulties.

Our sponsor has a limited operating history. In order for us to be successful, the volume of investments and financings originated through the Fundrise Platform will need to increase, which will require our sponsor to increase its facilities, personnel and infrastructure to accommodate the greater obligations and demands on the Fundrise Platform. The Fundrise Platform is dependent upon the website to maintain current listings and transactions in real estate-related assets. Our sponsor also expects to constantly update its software and website, expand its customer support services and retain an appropriate number of employees to maintain the operations of the Fundrise Platform. If our business grows substantially, our sponsor may need to make significant new investments in personnel and infrastructure to support that growth. If our sponsor is unable to increase the capacity of the Fundrise Platform and maintain the necessary infrastructure, or if our sponsor is unable to make significant investments on a timely basis or at reasonable costs, you may experience delays in receipt of distributions on our common shares, periodic downtime of the Fundrise Platform or other disruptions to our business and operations.

Our sponsor will need to raise substantial additional capital to fund its operations, and if it fails to obtain additional funding, it may be unable to continue operations.

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At this early stage in its development, our sponsor has funded substantially all of its operations with proceeds from private financings from individual investors. To continue the development of the Fundrise Platform, our sponsor will require substantial additional funds. To meet such financing requirements in the future, our sponsor may raise funds through equity offerings, debt financings or strategic alliances. Raising additional funds may involve agreements or covenants that restrict our sponsor’s business activities and options. Additional funding may not be available to it on favorable terms, or at all. If our sponsor is unable to obtain additional funds for the operation of the Fundrise Platform, it may be forced to reduce or terminate its operation, which may adversely affect our business and results of operations.

Our sponsor is currently incurring net losses and expects to continue incurring net losses in the future.

Our sponsor is currently incurring net losses and expects to continue incurring net losses in the future. Its failure to become profitable could impair the operations of the Fundrise Platform by limiting its access to working capital to operate the Fundrise Platform. In addition, our sponsor expects its operating expenses to increase in the future as it expands its operations. If our sponsor’s operating expenses exceed its expectations, its financial performance could be adversely affected. If its revenue does not grow to offset these increased expenses, our sponsor may never become profitable. In future periods, our sponsor may not have any revenue growth, or its revenue could decline.

If our sponsor were to enter bankruptcy proceedings, the operation of the Fundrise Platform and the activities with respect to our operations and business would be interrupted and subscription proceeds held in a segregated account may be subject to the bankruptcy.

If our sponsor were to enter bankruptcy proceedings or to cease operations, we would be required to find other ways to meet obligations regarding our operations and business. Such alternatives could result in delays in the disbursement of distributions or the filing of reports or could require us to pay significant fees to another company that we engage to perform services for us.

If the security of our investors’ confidential information stored in our sponsor’s systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen.

The Fundrise Platform may store investors’ bank information and other personally-identifiable sensitive data. The Fundrise Platform is hosted in data centers that are compliant with payment card industry security standards and the website uses daily security monitoring services provided by Symantec Corporation. However, any accidental or willful security breach or other unauthorized access could cause your secure information to be stolen and used for criminal purposes, and you would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the Fundrise Platform and its third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors and our partner real estate operators to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, resulting in a potential loss of investors and adverse effect on the value of your investment in us.

Any significant disruption in service on the Fundrise Platform or in its computer systems could reduce the attractiveness of the Fundrise Platform and result in a loss of users.

If a catastrophic event resulted in a platform outage and physical data loss, the Fundrise Platform’s ability to perform its functions would be adversely affected. The satisfactory performance, reliability, and availability of our sponsor’s technology and its underlying hosting services infrastructure are critical to our sponsor’s operations, level of customer service, reputation and ability to attract new users and retain existing users. Our sponsor’s hosting services infrastructure is provided by a third party hosting provider (the “Hosting Provider”). Our sponsor also maintains a backup system at a separate location that is owned and operated by a third party. The Hosting Provider does not guarantee that users’ access to the Fundrise Platform will be uninterrupted, error-free or secure. Our sponsor’s operations depend on the Hosting Provider’s ability to protect its and our sponsor’s systems in its facilities

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against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If our sponsor’s arrangement with the Hosting Provider is terminated, or there is a lapse of service or damage to its facilities, our sponsor could experience interruptions in its service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in our sponsor’s service, whether as a result of an error by the Hosting Provider or other third-party error, our sponsor’s own error, natural disasters or security breaches, whether accidental or willful, could harm our ability to perform any services for corresponding project investments or maintain accurate accounts, our sponsor’s relationships with users of the Fundrise Platform and our sponsor’s reputation. Additionally, in the event of damage or interruption, our sponsor’s insurance policies may not adequately compensate our sponsor for any losses that we may incur. Our sponsor’s disaster recovery plan has not been tested under actual disaster conditions, and it may not have sufficient capacity to recover all data and services in the event of an outage at a facility operated by the Hosting Provider. These factors could prevent us from processing or posting payments on the corresponding investments, damage our sponsor’s brand and reputation, divert our sponsor’s employees’ attention, and cause users to abandon the Fundrise Platform.

We do not own the Fundrise name, but were granted a license by our sponsor to use the Fundrise name. Use of the name by other parties or the termination of our license agreement may harm our business.

We will enter into a license agreement with our sponsor effective upon the commencement of this offering, pursuant to which our sponsor will grant us a non-exclusive, royalty-free license to use the name “Fundrise.” Under this agreement, we will have a right to use the “Fundrise” name as long as our Manager continues to manage us. Our sponsor will retain the right to continue using the “Fundrise” name. Our sponsor is not precluded from licensing or transferring the ownership of the “Fundrise” name to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to the goodwill associated with our name that may occur as a result of the activities of our sponsor or others related to the use of our name. Furthermore, in the event the license agreement is terminated, we will be required to change our name and cease using the “Fundrise” name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business.

Risks Related to Compliance and Regulation

We are offering our common shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our common shares less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our common shares less attractive to investors as compared to a traditional initial public offering, which may make an investment in our common shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our common shares, we may be unable to raise the necessary funds necessary to commence operations, or acquire property for the development and sale of For-Sale Housing, which could severely affect the value of our common shares.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11 .

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50.0 million in any 12 month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If

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we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Non-compliance with laws and regulations may impair our ability to arrange, service or otherwise manage our loans and other assets.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the payments on our investments. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.

Some states, including California, require nonfinancial companies, such as Fundrise Lending, LLC, a wholly-owned subsidiary of Rise Companies Corp. (“Fundrise Lending”) that will work with our Manager to originate loans and other real estate investments, to obtain a real estate or other license in order to make commercial loans on a regular basis. Fundrise Lending has a California Finance Lenders Law License with California’s Department of Business Oversight that satisfies the requirements in California. Fundrise Lending does not intend to finance loans in states where such licenses are required until it obtains the required license. Fundrise Lending may, in the future, affiliate itself with third parties such as financial institutions in order to be able to arrange loans in jurisdictions where it might otherwise be restricted.

Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.

We intend to continue to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. We anticipate that we will hold real estate and real estate-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in the acquisition of property for the development and sale of For-Sale Housing. We may also invest in commercial or residential properties that can be repurposed into For-Sale Housing and, to a lesser extent, real estate-related debt and other real estate-related assets, where the underlying assets primarily consist of such properties.

In connection with the Section 3(a)(1)(C) analysis, the determination of whether an entity is a majority-owned subsidiary of our Company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting security as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting

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securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as voting securities, or whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

Certain of our subsidiaries may rely on the exclusion provided by Section 3(c)(5)(C) under the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act is designed for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 55% of the entity’s assets on an unconsolidated basis consist of qualifying real estate interests and at least 80% of the entity’s assets consist of qualifying real estate interests or real estate-related assets. These requirements limit the assets those subsidiaries can own and the timing of sales and purchases of those assets.

To classify the assets held by our subsidiaries as qualifying real estate interests or real estate-related assets, we will rely on no-action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the SEC or its staff regarding the treatment of assets as qualifying real estate interests or real estate-related assets, will not change in a manner that adversely affects our operations. In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from regulation. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon our exemption from the need to register or exclusion under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could further inhibit our ability to pursue the strategies that we have chosen.

Furthermore, although we intend to monitor the assets of our subsidiaries regularly, there can be no assurance that our subsidiaries will be able to maintain their exclusion from registration. Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	restrictions on leverage or senior securities;

•	restrictions on unsecured borrowings;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record-keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and

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adversely affect us. In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our net asset value, the amount of funds available for investment and our ability to pay distributions to our shareholders could be materially adversely affected.

We are not subject to the banking regulations of any state or federal regulatory agency.

We are not subject to the periodic examinations to which commercial banks and other thrift institutions are subject. Consequently, our financing decisions and our decisions regarding establishing loan loss reserves are not subject to periodic review by any governmental agency. Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management or compliance with laws.

Recent legislative and regulatory initiatives have imposed restrictions and requirements on financial institutions that could have an adverse effect on our business.

The financial industry is becoming more highly regulated. There has been, and may continue to be, a related increase in regulatory investigations of the trading and other investment activities of alternative investment funds. Such investigations may impose additional expenses on us, may require the attention of senior management of our Manager and may result in fines if we are deemed to have violated any regulations.

As Internet commerce develops, federal and state governments may adopt new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our and the Fundrise Platform’s business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to our business. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, which could negatively impact our ability to acquire property for the development and sale of For-Sale Housing and our ability to invest in other commercial or residential properties, real estate-related debt or other real estate-related assets. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of raising capital, which would adversely affect the viability of the Fundrise Platform.

Laws intended to prohibit money laundering may require Fundrise to disclose investor information to regulatory authorities.

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”) requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require Fundrise or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our common shares to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective shareholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective shareholder to produce any information required for verification purposes, an application for, or transfer of, our common shares may be refused. We will not have the ability to reject a transfer of our common shares where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our operating agreement, are satisfied.

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Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager and its affiliates.

Our Manager’s executive officers, including our Manager’s Chief Executive Officer, Benjamin S. Miller, are principals in the Manager’s parent company, Rise Companies Corp., which provides asset management and other services to our Manager and us. Prevailing market rates are determined by Management based on industry standards and expectations of what Management would be able to negotiate with a third party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations. Some of the conflicts inherent in our Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. Our Company, Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have negative impact on our financial performance and, consequently, on distributions to shareholders and the value of our common shares. We have adopted a conflicts of interest policy and certain conflicts will be reviewed by the Independent Representative (defined below). See “Conflicts of Interest—Certain Conflict Resolution Measures—Independent Representative” and “—Our Policies Relating to Conflicts of Interest”.

Our Manager will face a conflict of interest because the asset management fee it will receive for services performed for us will based on our NAV, which employees of our sponsor, the parent company of our Manager, are ultimately responsible for determining.

Our Manager, a wholly-owned subsidiary of our sponsor, will be paid an asset management fee which after December 31, 2018 will be based on our NAV as calculated by our sponsor’s internal accountants and asset management team. The calculation of our NAV involves certain subjective judgments with respect to estimating, for example, the value of our commercial real estate assets and investments and accruals of our operating revenues and expenses, and therefore, our NAV may not correspond to the realizable value upon a sale of those assets. Because the calculation of NAV involves subjective judgment, there can be no assurance that the estimates used by our sponsor’s internal accountants and asset management team to calculate our NAV, or the resulting NAV, will be identical to the estimates that would be used, or the NAV that would be calculated, by an independent consultant. In addition, our Manager may benefit by us retaining ownership of our assets at times when our shareholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of our shares or the price paid pursuant to a redemption on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price or more than price paid pursuant to a redemption.

The interests of the Manager, the principals and its other affiliates may conflict with your interests.

The operating agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of the Manager, the principals and its other affiliates. This risk is increased by the Manager being controlled by Benjamin Miller, who is a principal in our sponsor and who participates, or expects to participate, directly or indirectly in other offerings by our sponsor and its affiliates. Potential conflicts of interest include, but are not limited to, the following:

•	the Manager, the principals and/or its other affiliates are offering, and may continue to originate and offer, other real estate investment opportunities, including additional blind pool equity and debt offerings similar to this offering, primarily through the Fundrise Platform, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

•	the Manager, the principals and/or its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, the principals and/or its other affiliates for their own benefit;

•	we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with third party on an arm’s length basis;

•	the Manager, the principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs; and

•	The Manager may choose to cause the sale of a home funded by the eFundTM to homebuyer investors (HBIs) at a price other than the highest theoretical price obtainable if the home were widely marketed, to provide a rebate or financial incentive to homebuyer investors (HBIs), to give homebuyer investors (HBIs) first-access or first-right to purchase homes before being widely marketed, and generally may choose to give homebuyer investors (HBIs) advantages and economic benefits for purchasing a home that an unrelated, unknown third party would not receive. The Manager will also collect a disposition fee upon the sale of a For-Sale Housing property based upon the price that the For-Sale Housing property is sold for. As such, while the aim of selling to homebuyer investors (HBIs) is to lower the investment risk associated with the sales process, the Manager may have a conflict of interest between selling to homebuyer investors (HBIs) and finding the highest price theoretically possible.

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We have agreed to limit remedies available to us and our shareholders for actions by our Manager that might otherwise constitute a breach of duty.

Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our shareholders. Accordingly, we and our shareholders will only have recourse and be able to seek remedies against our Manager to the extent it breaches its obligations pursuant to our operating agreement. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. These provisions are detrimental to shareholders because they restrict the remedies available to them for actions that without those limitations might constitute breaches of duty, including fiduciary duties. By purchasing our common shares, you will be treated as having consented to the provisions set forth in the operating agreement. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the operating agreement because of our desire to maintain our ongoing relationship with our Manager.

Risks Related to Our Investments

Our real estate and real estate-related assets will be subject to the risks typically associated with real estate.

Our real estate and real estate-related assets will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and real estate conditions;

•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective purchasers;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•	costs of remediation and liabilities associated with environmental conditions affecting properties; and

•	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.

In addition, our commercial real estate loans and other debt-related assets will generally be directly or indirectly secured by a lien on real property that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the mortgaged properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in commercial real estate-related debt securities may be similarly affected by real estate property values.

These factors may have a material adverse effect on the value that we can realize from our assets.

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A concentration of our investments in property for the development and sale of For-Sale Housing may leave our profitability particularly vulnerable to a downturn in the economy or a slowdown in consumer spending.

We expect our property portfolio to be comprised primarily of property for the development and sale of For-Sale Housing. As a result, we will be subject to risks inherent in investments in these types of properties. The potential effects on our revenue and profits resulting from a downturn in the economy or a slowdown in consumer spending could be more pronounced than if we had more fully diversified our investments. In particular, because we do not expect to have significant revenues and operating cash flow until we begin to sell our For-Sale Housing, we may not make distributions for a significant period of time following your investment. In addition, such distributions may not be consistent period to period as we expect that our sales proceeds will serve as the most significant source of our distributions.

We may not be able to rebuild our existing properties to their existing specifications if we experience a substantial or comprehensive loss of such properties.

In the event that we experience a substantial or comprehensive loss of one of our properties, we may not be able to rebuild such property to its existing specifications. Further, reconstruction or improvement of such a property would likely require significant upgrades to meet zoning and building code requirements. Environmental and legal restrictions could also restrict the rebuilding of our properties.

National home prices and sales activities will have a large impact on our results of operations because we will primarily conduct our business in this market.

We plan to acquire property for the development and sale of For-Sale Housing primarily in the Additional MSAs; consequently, home prices and sales in these markets will have a large impact on our results of operations. Although demand in major MSAs has historically been strong, the historical slowdowns in residential real estate demand and constraints on obtaining consumer mortgage financing may reduce the likelihood of consumers seeking to purchase new homes. Any deterioration of market or general economic conditions in the United States may cause prospective buyers of new homes and condominium units in this region to be less willing or able to buy our For-Sale Housing, or cause us to take longer or incur more costs in order to build our For-Sale Housing. We may not be able to recapture increased costs by raising prices if market conditions in the United States deteriorate or if we fix our prices in advance of delivery by signing home or condominium unit sales contracts. We may be unable to change the mix of the new homes and condominium units we offer or the affordability of our For-Sale Housing to maintain our margins or satisfactorily address changing market conditions in other ways. Our limited geographic diversity means that adverse general economic or other conditions in the United States could negatively impact our business, results of operations and financial condition, which could limit our ability to make distributions and lower the overall return on your investment.

The homebuilding recovery has continued its progression at a slow and steady pace; however, a downturn in the recovery or decline in economic conditions could adversely affect our operations.

In 2015 and 2016, the market experienced a steadily improving housing market. However, demand for new homes is sensitive to changes in economic conditions such as the level of employment, consumer confidence, consumer income, the availability of financing and interest rate levels. We cannot predict whether the recovery in the housing market will continue. If the recovery were to slow or stop, or economic conditions were to worsen, the resulting decline in demand for new homes would negatively impact our business, results of operations and financial condition.

Inflation may adversely affect us by increasing costs beyond what we can recover through price increases.

Inflation can adversely affect us by increasing costs of property, materials and labor. In addition, significant inflation is often accompanied by higher interest rates, which have a negative impact on demand for our homes. In an inflationary environment, depending on homebuilding industry and other economic conditions, we may be precluded from raising home prices enough to keep up with the rate of inflation, which would reduce our profit margins. Although the rate of inflation has been low for the last several years, there has recently been increases in the prices of labor and materials above the general inflation rate.

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Homebuilding and for-sale housing are very competitive industries, and competitive conditions could adversely affect our business or financial results.

The homebuilding industry is highly competitive. Homebuilders compete not only for homebuyers, but also for desirable property, financing, raw materials, skilled management and labor resources. We compete in each of our markets with numerous national, regional and local homebuilders. We also compete with sellers of existing homes, including foreclosed homes, and with rental housing. These competitive conditions can reduce the number of homes we deliver, negatively impact our selling prices, reduce our profit margins, and cause impairments in the value of our inventory or other assets. Competition can also affect our ability to acquire suitable property, raw materials and skilled labor at acceptable prices or other terms.

We may be subject to significant potential liabilities as a result of warranty and liability claims made against us.

As a developer of new homes, we are subject in the ordinary course of our business to warranty and construction defect claims. We are also subject to claims for injuries that occur in the course of construction activities. We record warranty and other reserves for the homes we sell based on historical experience in our markets and our judgment of the qualitative risks associated with the types of homes we build. We have, and many of our subcontractors have, general liability, property, workers compensation and other business insurance. These insurance policies are intended to protect us against a portion of our risk of loss from claims, subject to certain self-insured retentions, deductibles and other coverage limits. However, it is possible that this insurance will not be adequate to address all warranty, construction defect and liability claims to which we are subject. Additionally, the coverage offered and the availability of general liability insurance for construction defects are currently limited and policies that can be obtained are costly and often include exclusions based upon past losses those insurers suffered as a result of use of defective products in homes. As a result, an increasing number of subcontractors may be unable to obtain insurance, and we have to waive our customary insurance requirements, which increases our and our insurers’ exposure to claims and increases the possibility that our insurance will not be adequate to protect us for all the costs we incur.

Products supplied to us and work done by subcontractors can expose us to risks that could adversely affect our business.

We rely on subcontractors to perform the actual construction of our homes, and in many cases, to select and obtain building materials. Despite our detailed specifications and quality control procedures, in some cases, subcontractors may use improper construction processes or defective materials. Defective products widely used by the homebuilding industry can result in the need to perform extensive repairs to large numbers of homes. The cost of complying with our warranty obligations may be significant if we are unable to recover the cost of repairs from subcontractors, materials suppliers and insurers.

We also can suffer damage to our reputation, and may be exposed to possible liability, if subcontractors fail to comply with applicable laws, including laws involving things that are not within our control. When we learn about possibly improper practices by subcontractors, we try to cause the subcontractors to discontinue them. However, we are not always able to do that, and even when we can, it may not avoid claims against us relating to what the subcontractors already did.

Supply shortages and risks related to the demand for skilled labor and building materials could increase costs and delay deliveries.

Increased costs or shortages of skilled labor and/or lumber, framing, concrete, steel and other building materials could cause increases in construction costs and construction delays. We generally are unable to pass on increases in construction costs to customers who have already entered into purchase contracts, as those contracts generally fix the price of the homes at the time the contracts are signed, which may be well in advance of the construction of the homes. Sustained increases in construction costs may, over time, erode our margins, particularly if pricing competition restricts our ability to pass additional costs of materials and labor on to homebuyers.

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Actions of any joint venture partners that we may have in the future could reduce the returns on joint venture investments and decrease our shareholders’ overall return.

We may enter into joint ventures to acquire and develop properties and other assets, to manage our risk profile and to leverage our capital base. We may also purchase and develop properties in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•	that disputes between us and our co-venturer or partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment. In addition, in certain circumstances, joint venture participants, including ourselves, may be required to provide guarantees of obligations relating to the joint ventures, such as completion and environmental guarantees. If any future joint venture partner does not perform its obligations, we may be required to bear more than our proportional share of the cost of fulfilling them. For example, we and the other venturers may assume certain obligations to complete construction of buildings at agreed upon costs, which could make us and the other venture participants responsible for cost overruns. Although all the participants in a venture are normally responsible for sharing the costs of fulfilling obligations of that type, if some of the venture participants are unable or unwilling to meet their share of the obligations, we may be held responsible for some or all of the defaulted payments.

If our homebuyers are not able to obtain suitable financing, that would reduce demand for our homes and our home sales revenues.

Most purchasers of our homes obtain mortgage loans to finance a substantial portion of the purchase price of the homes they purchase. The uncertainties in the mortgage markets, including the recent tightening of credit standards and increased government regulation, could adversely affect the ability of potential homebuyers to obtain financing for home purchases, thus preventing them from purchasing our homes. Changes made by Fannie Mae, Freddie Mac and FHA/VA to sponsored mortgage programs, as well as changes made by private mortgage insurance companies, have reduced the ability of many potential homebuyers to qualify for mortgages. Principal among these have been tighter lending standards such as higher income requirements, larger required down payments, increased reserves and higher required credit scores. In addition, there continues to be uncertainty regarding the future of Fannie Mae and Freddie Mac, including proposals that they reduce or terminate their role as the principal sources of liquidity in the secondary market for mortgage loans. It is not clear how, if Fannie Mae and Freddie Mac were to curtail their secondary market mortgage loan purchases, the liquidity they provide would be replaced. There is a substantial possibility that substituting an alternate source of liquidity would increase mortgage interest rates, which would increase the buyer's effective cost of the homes we sell, and therefore could reduce demand for our homes and adversely affect our results of operations.

Our success depends on our ability to acquire property suitable for residential homebuilding at reasonable prices, in accordance with our property investment criteria.

There is strong competition among homebuilders for property that is suitable for residential development. The future availability of finished and partially finished developed lots and undeveloped property that meet our internal criteria depends on a number of factors outside our control, including property availability in general, competition with other homebuilders and property buyers for desirable property, inflation in property prices, zoning, allowable housing density, and other regulatory requirements. Should suitable lots or property become less available, the number of homes

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we could build and sell could be reduced, and the cost of property could be increased, perhaps substantially, which could adversely impact our results of operations.

Changing market conditions, especially in the greater metropolitan areas may adversely impact our ability to sell new homes or condominium units at expected prices, or at all, which could hinder our results of operations and reduce our net income.

As we acquire property for future development, there may be a significant amount of time before we can redevelop such properties into new homes or condominium units available for sale. The market value of a new home or condominium unit being redeveloped can vary significantly during this time due to changing market conditions. If we acquire property and develop such properties into new homes or condominiums, lower prices of homes or condominium units and sales activities in major metropolitan markets or other markets where these properties may be located could adversely affect our results of operations and net income. Although demand in major metropolitan geographic areas historically has been strong, increased purchase price appreciation may reduce the likelihood of consumers seeking to purchase new residences, which would likely harm our ability to sell units in residential new homes or condominium buildings. If the prices of new homes or condominium units or sales activity decline in the key markets in which we may operate, our costs may not decline at all or at the same rate and, as a result, our business, results of operations and financial condition would be adversely affected.

Purchasers may default on their obligations to purchase new homes or condominiums.

We will enter into contracts for the sale of new homes and condominium units that generally provide for the payment of a substantial portion of the sales price at closing when a condominium unit is ready to be delivered and occupied. A significant amount of time may pass between the execution of a contract for the purchase of a condominium unit and the closing thereof. Defaults by purchasers to pay any remaining portions of the sales prices for condominium units under contract may have an adverse effect on our financial condition and results of operations.

Our development, construction and sale of new homes and condominiums are subject to state regulations and may be subject to claims from the homeowners association at each project.

We plan to invest in new homes and for-sale condominiums. These activities are subject to extensive laws and regulations of local, state and federal governments. These laws and regulations vary by municipality and state and their requirements can be burdensome and costly.

New homes and condominiums are generally regulated by an agency of the state in which they are located or where the condominiums are marketed to be sold. In connection with our development of new homes and condominiums and offering of units for sale, we must submit regulatory filings to various state agencies and engage in an entitlement process by which real property owned under one title is converted into individual units. Any responses or comments on our filings may delay our ability to sell units in certain states and other jurisdictions. Further, in some cases, we will be required to transfer control of a home owners association's board of directors once we trigger one of several statutory thresholds, with the most likely triggers being tied to the sale of not less than a majority of units to third-party owners. Transfer of control can result in claims with respect to deficiencies in operating funds and reserves, constructions defects and other condominium-related matters by the condominium association and/or third-party condominium unit owners. Any material claims in these areas could negatively affect our reputation in condominium development and ultimately have a material adverse effect on our operations as a whole.

The regulations governing the sale and marketing of condominiums are extensive and failure to comply with such regulations could adversely affect our business.

The marketing and sale of condominium units are subject to extensive regulation by the federal government and the jurisdictions in which our condominiums will be marketed and sold. On a federal level, the Federal Trade Commission Act prohibits unfair or deceptive acts or competition in interstate commerce. Other federal legislation to which we are or may be subject includes the Interstate Land Sales Full Disclosure Act, the Real Estate Settlement

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Practices Act and the Fair Housing Act. In addition, many states have adopted specific laws and regulations regarding the sale of condominiums. For example, certain state laws grant the purchaser the right to cancel a contract of purchase within a specified period following the earlier of the date the contract was signed or the date the purchaser has received the last of the documents required to be provided by the seller. No assurance can be given that the cost of qualifying under condominium regulations in the various jurisdictions in which we decide to conduct sales will not be significant. The failure to comply with such laws or regulations could adversely affect our business, financial condition and results of operations.

There can be no assurance that sales of our condominium units will not be considered offers or sales of “securities” under federal law or the state law in the states where we desire to, or do, conduct sales or in which our properties are located. If such interests were considered to be securities, we would be required to comply with applicable state and federal securities laws, including laws pertaining to registration or qualification of securities, licensing of salespeople and other matters. There can be no assurance that we will be able to comply with the applicable state and federal securities requirements, and if the offers or sales of our condominium units are deemed to be offers or sales of securities, such a determination may create liabilities or contingencies that could have an adverse effect on our operations, including possible rescission rights relating to the units that have been sold, which, if exercised, could result in losses and would adversely affect our business, financial condition and results of operations.

Our primary focus on the for-sale homes and condominiums market exposes us to risks which have not been encountered by other investment vehicles on the Fundrise Platform.

Our sponsor has established a number of eREITsTM that primarily focus on acquiring and holding real estate assets for long-term investment, generally for a period of five years. We are the first non-REIT real estate investment vehicle launched by our sponsor on the Fundrise Platform and we will primarily focus on purchasing, redeveloping and selling real estate assets. Our Manager may not be able to successfully manage this new line of business and we may be exposed to certain risks associated with entering a new line of business, including, without limitation, developing the knowledge, experience and expertise in the for-sale housing market, developing and capitalizing on new marketing relationships with experienced for-sale housing market participants, complying with new regulatory regimes applicable to the redevelopment of real estate properties and the construction of condominiums. Failure to successfully manage these risks could adversely affect our multifamily property redevelopment and for-sale condominium business.

We may experience entitlement, zoning, or construction delays and cost overruns in connection with our new home development and condominium construction projects.

Development and construction projects entail significant risks, which can substantially increase costs or delay completion of a project. Such risks include shortages of materials or skilled labor, uncertain regulatory and community approval processes, unforeseen engineering, environmental or geological problems, health and safety incidents and site accidents, poor performance or nonperformance by joint venture partners that we may have in the future or other third parties on whom we may rely, work stoppages, weather interference and unanticipated cost increases. Most of these factors are beyond our control. Difficulties or delays with respect to development or construction projects could adversely affect our results of operations.

Governmental regulations regarding land use and environmental matters could increase the cost and limit the availability of our development and homebuilding projects and adversely affect our business or financial results.

We are subject to extensive and complex laws and regulations that affect the land development, homebuilding and apartment development process, including laws and regulations related to zoning, permitted land uses, levels of density, building design, elevation of properties, water and waste disposal and use of open spaces. These regulations often provide broad discretion to the administering governmental authorities as to the conditions we must meet prior to development or construction being approved, if they are approved at all. We are also subject to determinations by governmental authorities as to the adequacy of water or sewage facilities, roads and other local services with regard to particular residential communities. New housing developments may also be subject to various assessments for schools, parks, streets and other public improvements. In addition, in many markets

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government authorities have implemented no growth or growth control initiatives. Any of these can limit, delay, or increase the costs of land development or home construction.

We are also subject to a variety of local, state and federal laws and regulations concerning protection of the environment. In some of the markets where we operate, we are required by law to pay environmental impact fees, use energy-saving construction materials and give commitments to municipalities to provide infrastructure such as roads and sewage systems. We generally are required to obtain permits, entitlements and approvals from local authorities to commence and carry out residential development or home construction. These permits, entitlements and approvals may, from time-to-time, be opposed or challenged by local governments, environmental advocacy groups, neighboring property owners or other possibly interested parties, adding delays, costs and risks of non-approval to the process. Violations of environmental laws and regulations can result in injunctions, civil penalties, remediation expenses, and other costs. In addition, some environmental laws impose strict liability, which means that we may be held liable for unlawful environmental conditions on property we own which we did not create.

We are also subject to laws and regulations related to workers' health and safety, and there are efforts to subject us to other labor related laws or rules, some of which may make us responsible for things done by our subcontractors over which we have little or no control. In addition, our residential mortgage subsidiary is subject to various state and federal statutes, rules and regulations, including those that relate to lending operations and other areas of mortgage origination and loan servicing. The impact of those statutes, rules and regulations can increase our homebuyers’ costs of financing, and our cost of doing business, as well as restricting our homebuyers’ access to some types of loans.

Our obligation to comply with the laws and regulations under which we operate, and our need to ensure that our associates, subcontractors and other agents comply with these laws and regulations, could result in delays in construction and land development, cause us to incur substantial costs and prohibit or restrict land development and homebuilding activity in certain areas in which we operate. Budget reductions by state and local governmental agencies may increase the time it takes to obtain required approvals and therefore may aggravate the delays we could encounter. Government agencies also routinely initiate audits, reviews or investigations of our business practices to ensure compliance with applicable laws and regulations, which can cause us to incur costs or create other disruptions in our businesses that can be significant.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

We expect to acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give purchasers the right to terminate preconstruction purchases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer. In addition, to the extent we make or acquire loans to finance construction or renovation projects, risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our shareholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations

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generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. The condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to our shareholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into sale agreements with prospective purchasers that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

We expect that all of our properties will be subject to Phase I environmental assessments at the time they are acquired; however, such assessments may not provide complete environmental histories due, for example, to limited available information about prior operations at the properties or other gaps in information at the time we acquire the property. A Phase I environmental assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. If any of our properties were found to contain hazardous or toxic substances after our acquisition, the value of our investment could decrease below the amount paid for such investment. In addition, real estate-related investments in which we invest may be secured by properties with recognized environmental conditions. Where we are secured creditors, we will attempt to acquire contractual agreements, including environmental indemnities, that protect us from losses arising out of environmental problems in the event the property is transferred by foreclosure or bankruptcy; however, no assurances can be given that such indemnities would fully protect us from responsibility for costs associated with addressing any environmental problems related to such properties.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to

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people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce our net income and the amount of cash available for distributions to you.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our shareholders’ investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of your investment. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to you.

In addition, insurance may not cover all potential losses on properties underlying mortgage loans that we may originate or acquire, which may impair our security and harm the value of our assets. We will require that each of the borrowers under our mortgage loan investments obtain comprehensive insurance covering the mortgaged property, including liability, fire and extended coverage. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes that may be uninsurable or not economically insurable. We may not require borrowers to obtain terrorism insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the mortgaged property, which might impair our security and decrease the value of the property.

The commercial real estate loans we originate and invest in could be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances. In addition, to the extent we originate or acquire adjustable rate mortgage loans, such loans may contribute to higher delinquency rates because borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. We expect that many of the commercial real estate loans that we originate will be fully or substantially non-recourse. In the event of a

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default by a borrower on a non-recourse loan, we will only have recourse to the underlying asset (including any escrowed funds and reserves) collateralizing the loan. If a borrower defaults on one of our commercial real estate loans and the underlying asset collateralizing the commercial real estate loan is insufficient to satisfy the outstanding balance of the commercial real estate loan, we may suffer a loss of principal or interest. In addition, even if we have recourse to a borrower’s assets, we may not have full recourse to such assets in the event of a borrower bankruptcy.

Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the mortgaged property at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans, impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Our investments in subordinated commercial real estate loans may be subject to losses.

We may acquire or originate subordinated commercial real estate loans. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

The mezzanine loans in which we may invest involve greater risks of loss than senior loans secured by the same properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Majority-owned subsidiaries we may invest in will be subject to specific risks relating to the particular subsidiary.

We may also invest in majority-owned subsidiaries owning real estate where we are entitled to receive a preferred economic return. Such investments may be subordinate to debt financing. These investments will involve special risks relating to the particular subsidiary, including the financial condition and business outlook of the subsidiary These investments are subordinate to debt financing and will not subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call or redemption provisions during periods of declining interest rates that could cause the subsidiary to reinvest any redemption proceeds in lower yielding assets, (v) the possibility that earnings of the subsidiary may be insufficient to meet any distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the subsidiary during periods of rising interest rates and economic downturn. As a result, we may not recover some or all of our capital, which could result in losses.

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Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and construction, rehabilitation and, if applicable, subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

Investments in non-conforming or non-investment grade rated loans involve greater risk of loss.

Some of our debt investments, if any, may not conform to conventional loan standards applied by traditional lenders and either will not be rated or will be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments may have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our shareholders and adversely affect the value of our common shares.

Investments that are not United States government insured involve risk of loss.

We may originate and acquire uninsured loans and assets as part of our investment strategy. Such loans and assets may include mortgage loans, mezzanine loans and bridge loans. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under loans, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan. To the extent we suffer such losses with respect to our investments in such loans, the value of our Company and the value of our common shares may be adversely affected.

Adjustable rate mortgage loans may entail greater risks of default to lenders than fixed rate mortgage loans.

Adjustable rate mortgage loans may contribute to higher delinquency rates. Borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans, which may make it more difficult for the borrowers to repay the loan or could increase the risk of default of their obligations under the loan.

Changes in interest rates and/or credit spreads could negatively affect the value of any debt investments we may make, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our shareholders.

We may invest in fixed-rate debt investments with fixed distribution amounts. Under a normal yield curve, an investment in these instruments will decline in value if long-term interest rates increase or if credit spreads widen. We may also invest in floating-rate debt investments, for which decreases in interest rates or narrowing of credit spreads will have a negative effect on value and interest income. Even though a loan or other debt investment may be performing in accordance with its loan agreement and the underlying collateral has not changed, the economic value of the loan may be negatively impacted by the incremental interest foregone from the changes in interest rates or credit spreads. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our shareholders.

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Prepayments can adversely affect the yields on any debt investments we may make.

Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

Commercial real estate equity investments will be subject to risks inherent in ownership of real estate.

Real estate cash flows and values are affected by a number of factors, including competition from other available properties and our ability to provide adequate property maintenance and insurance and to control operating costs. Real estate cash flows and values are also affected by such factors as government regulations (including zoning, usage and tax laws), interest rate levels, the availability of financing, property tax rates, utility expenses, potential liability under environmental and other laws and changes in environmental and other laws. Commercial real estate equity investments that we make will be subject to such risks.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our shareholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our shareholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties and other investments for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply

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and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. Moreover, the senior mortgage loans, subordinated loans, mezzanine loans and other loans and investments we may originate or purchase will be particularly illiquid investments due to their short life and the greater difficulty of recoupment in the event of a borrower’s default. In addition, some of the commercial real estate-related securities that we may purchase may be traded in private, unregistered transactions and may therefore be subject to restrictions on resale or otherwise have no established trading market. As a result, we expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our shareholders.

Most of our assets will be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to shareholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to shareholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of our portfolio investments will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a semi-annual basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common shares could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

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Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We have significant competition with respect to our acquisition of properties, originating loans, and other investments with many other companies, including REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies, commercial property developers, online investment platforms and other investors, many of which have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire properties and other investments at higher prices or originate loans on more generous terms than our competitors and/or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of both commercial real estate and residential real estate properties. Declining real estate values will likely reduce our level of new mortgage loan originations, since borrowers often use increases in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our shareholders.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we will bear the risk that the purchaser may default, which could reduce our cash distributions to shareholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our shareholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory note or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.

Insurance may not cover all potential losses on the mortgaged properties which may impair our security and harm the value of our assets.

We will require that each of the borrowers under our mortgage loan investments obtain comprehensive insurance covering the mortgaged property, including liability, fire and extended coverage. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes that may be uninsurable or not economically insurable. We may not require borrowers to obtain terrorism insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the mortgaged property, which might impair our security and decrease the value of the property.

With respect to mortgaged properties, options and other purchase rights may affect value or hinder recovery.

A borrower under certain mortgage loans may give its tenants or another person a right of first refusal or an option to purchase all or a portion of the related mortgaged property. These rights may impede the lender’s ability to sell the related mortgaged property at foreclosure or may adversely affect the value or marketability of the property.

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If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error. Our Manager will value our potential investments based on yields and risks, taking into account estimated future losses on the commercial real estate loans and the mortgaged property included in the securitization’s pools or select commercial real estate equity investments, and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

A borrower’s form of entity may cause special risks or hinder our recovery.

Since most of the borrowers for our commercial real estate loan investments are legal entities rather than individuals, our risk of loss may be greater than those of mortgage loans made to individuals. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in some instances the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities.” Borrowers’ organizational documents or the terms of the mortgage loans may limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be (i) operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business or (ii) individuals that have personal liabilities unrelated to the property.

We are exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Risks Relating to Economic Conditions

Economic recessions or downturns may have an adverse effect on our business, financial condition and results of operations.

Economic recessions or downturns may result in a prolonged period of market illiquidity, which could have an adverse effect on our business, financial condition and results of operations. Unfavorable economic conditions also could reduce investments on the Fundrise Platform by investors and engagement by real estate operators. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, or the public perception that any of these events may occur, have resulted in and could continue to result in a general decline in acquisition and disposition activity, as well as a general decline in the value of real estate and in rents. These events could adversely affect our demand among investors, which will impact our results of operations.

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During an economic downturn, it may also take longer for us to dispose of real estate investments, or the disposition prices may be lower than originally anticipated. As a result, the carrying value of such real estate investments may become impaired and we could record losses as a result of such impairment or could experience reduced profitability related to declines in real estate values. These events could adversely affect our performance and, in turn, our business, and negatively impact our results of operations.

Negative general economic conditions could continue to reduce the overall amount of sale activity in the For-Sale industry, and hence the demand for our securities, which may in turn adversely affect our revenues. We are unable to predict the likely duration and severity of the current disruption in financial markets and adverse economic conditions in the United States and other countries.

Further downgrades of the U.S. credit rating, impending automatic spending cuts or a government shutdown could negatively impact our liquidity, financial condition and earnings.

Recent U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit rating downgrades and economic slowdowns, or a recession in the United States. Although U.S. lawmakers passed legislation to raise the federal debt ceiling on multiple occasions, ratings agencies have lowered or threatened to lower the long-term sovereign credit rating on the United States. The impact of this or any further downgrades to the U.S. government’s sovereign credit rating or its perceived creditworthiness could adversely affect the United States and global financial markets and economic conditions. With the improvement of the U.S. economy, the Federal Reserve may continue to raise interest rates, which would increase borrowing costs and may negatively impact our ability to access the debt markets on favorable terms. In addition, disagreement over the federal budget has caused the U.S. federal government to essentially shut down for periods of time. Continued adverse political and economic conditions could have an adverse effect on our business, financial condition and results of operations.

Global economic, political and market conditions and economic uncertainty may adversely affect our business, results of operations and financial condition.

The current worldwide financial market situation, as well as various social and political tensions in the United States and around the world, may continue to contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets, and may cause further economic uncertainties or deterioration in the United States and worldwide. Economic uncertainty can have a negative impact on our business through changing spreads, structures and purchase multiples, as well as the overall supply of investment capital. Since 2010, several European Union, or EU, countries, including Greece, Ireland, Italy, Spain, and Portugal, have faced budget issues, some of which may have negative long-term effects for the economies of those countries and other EU countries.  Additionally, the precise details and the resulting impact of the United Kingdom’s vote to leave the EU, commonly referred to as “Brexit,” are impossible to ascertain at this point.  The effect on the United Kingdom’s economy will likely depend on the nature of trade relations with the EU following its exit, a matter to be negotiated. The decision may cause increased volatility and have a significant adverse impact on world financial markets, other international trade agreements, and the United Kingdom and European economies, as well as the broader global economy for some time.  Further, there is continued concern about national-level support for the Euro and the accompanying coordination of fiscal and wage policy among European Economic and Monetary Union member countries. In addition, the fiscal policy of foreign nations, such as China, may have a severe impact on the worldwide and United States financial markets. We do not know how long the financial markets will continue to be affected by these events and cannot predict the effects of these or similar events in the future on the United States economy and securities markets or on our investments. As a result of these factors, there can be no assurance that we will be able to successfully monitor developments and manage our investments in a manner consistent with achieving our investment objectives.

Risks Related to Our Organization and Structure

Our shareholders do not elect or vote on our Manager and have limited ability to influence decisions regarding our business.

Our operating agreement provides that the assets, affairs and business of our Company will be managed under the direction of our Manager. Our shareholders do not elect or vote on our Manager, and, unlike the holders of

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common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business.

Our common shareholders will have limited voting rights and may be bound by either a majority or supermajority vote.

Our common shareholders will have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would adversely change the rights of the common shares, removal of our Manager for “cause,” and the liquidation of the issuer. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders. Generally, matters to be voted on by our shareholders must be approved by a majority of the votes cast by all common shares present in person or represented by proxy, although the vote to remove the Manager for “cause” requires a two-thirds vote. If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-11 or listing on a national stock exchange would be. Accordingly, while we will retain an independent representative to review certain conflicts of interest, we do not have a board of directors, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

As our sponsor establishes other Fundrise Platform investment opportunities in the future, there may be conflicts of interest among the various offerings, which may result in opportunities that would benefit our Company being allocated to the other offerings.

Our sponsor has in the past, and expects to continue in the future, to offer other Fundrise Platform investment opportunities primarily through the Fundrise Platform, including offerings that acquire or invest in commercial real estate equity investments, including multifamily properties, commercial real estate loans and other select real estate-related assets. Our sponsor has previously organized, as of the date of this offering circular, the following programs:

•	Fundrise Real Estate Investment Trust, LLC (the “Income eREITTM”), which was formed to originate, invest in and manage a diversified portfolio of commercial real estate investments through the acquisition of commercial real estate loans;

•	Fundrise Equity REIT, LLC (the “Growth eREITTM”), which was formed to originate, invest in and manage a diversified portfolio of commercial real estate properties;

•	Fundrise Midland Opportunistic REIT, LLC (the “Heartland eREITTM”), which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the Houston, TX, Dallas, TX, Austin, TX, Chicago, IL, and Denver, CO metropolitan statistical areas;

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•	Fundrise West Coast Opportunistic REIT, LLC (the “West Coast eREITTM”), which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the Los Angeles, CA, San Francisco, CA, San Diego, CA, Seattle, WA, and Portland, OR metropolitan statistical areas;

•	Fundrise East Coast Opportunistic REIT, LLC (the “East Coast eREITTM”), which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the states of Massachusetts, New York, New Jersey, North Carolina, South Carolina, Georgia and Florida, as well as the metropolitan statistical areas of Washington, DC and Philadelphia, PA;

•	Fundrise For-Sale Housing eFUND – Los Angeles CA, LLC (the “LA Homes eFundTM”), which was formed to acquire property for the development of for-sale housing in the Los Angeles, CA metropolitan statistical area; and

•	Fundrise For-Sale Housing eFUND – Washington DC, LLC (the “DC Homes eFundTM”), which was formed to acquire property for the development of for-sale housing in the Washington, DC metropolitan statistical area.

While for-sale housing projects are not generally suitable investments for the eREITsTM, additional Fundrise Platform investment opportunities may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one Fundrise Platform investment opportunity, our Manager’s investment committee will allocate it according to the policies and procedures adopted by our Manager. Any allocation of this type may involve the consideration of a number of factors that our Manager’s investment committee may determine to be relevant. Except under any policies that may be adopted by our Manager or sponsor in the future, no Fundrise Platform investment opportunity (including us) will have any duty, responsibility or obligation to refrain from:

•	engaging in the same or similar activities or lines of business as any other Fundrise Platform investment opportunity;

•	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any Fundrise Platform investment opportunity;

•	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any Fundrise Platform investment opportunity;

•	establishing material commercial relationships with another Fundrise Platform investment opportunity; or

•	making operational and financial decisions that could be considered to be detrimental to another Fundrise Platform investment opportunity.

In addition, any decisions by our sponsor or Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one Fundrise Platform investment opportunity more than another Fundrise Platform investment opportunity or limit or impair the ability of any Fundrise Platform investment opportunity to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular Fundrise Platform

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investment opportunity that such arrangements or agreements include or not include another Fundrise Platform investment opportunity, as the case may be. Any of these decisions may benefit one Fundrise Platform investment opportunity more than another Fundrise Platform investment opportunity.

The conflicts of interest policies we have adopted may not adequately address all of the conflicts of interest that may arise with respect to our activities and are subject to change or suspension.

In order to avoid any actual or perceived conflicts of interest among the Fundrise Platform investment opportunities and with our Manager’s directors, officers and affiliates, we have adopted a conflicts of interest policy to specifically address some of the conflicts relating to our activities. There is no assurance that these policies will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that is favorable to our Company. Our Manager may modify, suspend or rescind the policies set forth in the conflicts policy, including any resolution implementing the provisions of the conflicts policy, in each case, without a vote of our shareholders.

Certain provisions of our operating agreement and Delaware law could hinder, delay or prevent a change of control of our Company.

Certain provisions of our operating agreement and Delaware law could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of our Company. These provisions include the following:

•	Authorization of additional shares, issuances of authorized shares and classification of shares without shareholder approval. Our operating agreement authorizes us to issue additional shares or other securities of our Company for the consideration and on the terms and conditions established by our Manager without the approval of our shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of our shares, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over our Company by means of a tender offer, merger or otherwise.

•	Delaware Business Combination Statute—Section 203. Section 203 of the DGCL, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the DGCL apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting shares. Our Manager may elect to amend our operating agreement at any time to have Section 203 apply to us.

•	Ownership Limitations. Our operating agreement, subject to certain exceptions, provides that generally no person may own, or be deemed to own, more than 9.8% in value or in number of our shares, whichever is more restrictive. The ownership limits could have the effect of discouraging a takeover or other transaction in which shareholders might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests. Furthermore, we may reject any investor’s subscription in whole or in part if we determine that such subscription would violate such ownership limits.

•	Exclusive authority of our Manager to amend our operating agreement. Our operating agreement provides that our Manager has the exclusive power to adopt, alter or repeal any provision of the operating

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agreement, unless such amendment would adversely change the rights of the common shares. Thus, our shareholders generally may not effect changes to our operating agreement.

You are limited in your ability to sell your common shares pursuant to our redemption plan. You may not be able to sell any of your common shares back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.

Our redemption plan may provide you with an opportunity to have your common shares redeemed by us. We anticipate that our common shares may be redeemed by us on a quarterly basis. However, our redemption plan contains certain restrictions and limitations, including those relating to the number of our common shares that we can redeem at any given time and limiting the redemption price. Specifically, we are required to limit the number of shares to be redeemed during any calendar year to no more than 5.0% of the weighted average number of common shares outstanding during the prior calendar year (or 1.25% per calendar quarter, with excess capacity carried over to later calendar quarters in that calendar year). However, as we intend to make a number of commercial real estate investments of varying terms and maturities, our Manager may elect to increase or decrease the amount of common shares available for redemption in any given calendar quarter, as these commercial real estate assets are paid off or sold, so long as, in the aggregate, we do not redeem more than 5.0% in any calendar year.

In addition, our Manager reserves the right to reject any redemption request for any reason or no reason or to amend or terminate the redemption plan without notice. Therefore, you may not have the opportunity to make a redemption request prior to a potential termination of the redemption plan and you may not be able to sell any of your common shares back to us pursuant to the redemption plan. Moreover, if you do sell your common shares back to us pursuant to the redemption plan, you will not receive the same price you paid for the common shares being redeemed. See “Description of Our Common Shares — Quarterly Redemption Plan.”

The offering price of our shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay. Until December 31, 2018, we expect to use the price paid to acquire a share in our offering as the estimated value of our shares. Thereafter, when determining the estimated value of our shares, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

After December 31, 2018, the per share purchase price for this offering will be adjusted at the end of each semi-annual period, or such other period as determined by our Manager in its sole discretion, but no less frequently than annually. Our Manager has initially determined to adjust the per share purchase price for our common shares semi-annually, in January and July of each year (or as soon as commercially reasonable thereafter), to the greater of (i) $10.00 per share or (ii) the sum of our net asset value, or NAV, divided by the number of our common shares outstanding as of the end of the prior semi-annual period (NAV per share). Our Manager shall adjust our per share purchase price as of the date the new NAV is announced, not the date of such NAV, and investors shall pay the most recent publicly announced purchase price as of the date of their subscription. Solely by way of example, if an investor submits a subscription on July 2, such investor shall pay the per share purchase price previously announced in January, not the per share purchase price that would be expected to be announced at a later date in July. Estimates of our NAV per share are based on available information and judgment and are not the result of an independent, third-party valuation process. Furthermore, actual values and results could differ from our estimates and that difference could be significant. In particular, our sponsor’s internal accountants and asset management team will calculate our NAV per share using a process that reflects (1) estimated values of each of our commercial real estate assets and investments, as determined by our sponsor’s asset management team, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, (b) with respect to debt, default rates, discount rates and loss severity rates, and (c) in certain instances reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic distributions and (4) estimated accruals of our operating revenues and expenses. Note, however, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP, and our NAV may not be indicative of the price that we would receive for our assets at current market conditions. In instances where we determine that an appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our NAV per share. This approach to valuing our shares may bear little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. In addition, the price you pay for your shares in this offering may be more or less than shareholders who acquire their shares in the future.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Under our operating agreement, we have authority to issue an unlimited number of additional common shares or other securities, although, under Regulation A, we are only allowed to sell up to $50.0 million of our shares in any 12-month period (although we may raise capital in other ways). In particular, our Manager is authorized, subject to the restrictions of Regulation A and other applicable securities laws, to provide for the issuance of an unlimited amount of one or more classes or series of shares in our Company, including preferred shares, and to fix the number of

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shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without shareholder approval. After your purchase in this offering, our Manager may elect to (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings, or (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

By purchasing shares in this offering, you are bound by the arbitration provisions contained in our subscription agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis.

By purchasing shares in this offering, investors agree to be bound by the arbitration provisions contained in Section 13 of our subscription agreement. Such arbitration provision applies to claims that may be made regarding this offering and, among other things, limits the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis.

Section 13 of the subscription agreement allows for either us or an investor to elect to enter into binding arbitration in the event of any claim in which we and the investor are adverse parties, including claims regarding this offering. While not mandatory, in the event that we elected to invoke the arbitration clause of Section 13, the rights of the adverse shareholder to seek redress in court would be severely limited.

Further, Section 13(f) of the subscription agreement restricts the ability of individual investors to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by us. These restrictions on the ability to bring a class action lawsuit is likely to result in increased costs, both in terms of time and money, to individual investors who wish to pursue claims against us.

Tax Risks

General Tax Considerations

An investment in us involves complex U.S. federal, state, and local and non-U.S. income tax considerations that differ for each shareholder. For each Company taxable year, we are required to furnish each shareholder with a Schedule K-1 that sets forth such shareholder’s allocable share of our income, gains, losses, deductions and credits (and similar schedules may be provided for each state in which we conduct business or own property). Schedules K-1 (and any comparable state forms) are complex, may cause a shareholder’s income tax returns to become more complicated, and may involve the engagement by a shareholder of a tax professional to assist in the preparation of such income tax returns. Each shareholder will be allocated a portion of our annual taxable income without regard to actual cash distributions and absent the sale of common shares by such shareholder. Accordingly, you may be allocated income, or be subject to tax on allocated income, in excess of the cash distributed to you. In such event, you will have to utilize other means to satisfy your tax liability arising from an investment in us. For a more detailed discussion of the tax considerations of investing in us, see “Certain U.S. Federal Income Tax Considerations.”

The Internal Revenue Service (the “IRS”) could challenge our classification as a partnership for U.S. federal income tax purposes, causing us to be subject to corporate level taxation.

We intend to be treated as a partnership for U.S. federal income tax purposes, and not as an association or publicly traded partnership (“PTP”) taxed as a corporation. To avoid taxation as a corporation under the PTP rules, we expect to avoid taxation as a PTP by complying with the PTP Safe Harbor, which will require us to restrict our shareholders’ ability to redeem interests in us or otherwise transfer our common shares. Our operating agreement requires the consent of our Manager for any transfers of our common shares, as well as permits the Manager to restrict redemptions if necessary or advisable to protect us from being taxed as a corporation. If we were not able to avoid taxation as a PTP by imposing transfer and redemption restrictions, we would investigate whether we could rely on the Qualifying Income Exemption from taxation as a partnership under the PTP rules. Compliance with the Qualifying Income Exemption involves the application of complex tax rules for which there is sparse interpretive guidance. Because of the complexity of such rules and the potential difficulties of complying with the requirements of the Qualifying Income Exemption, no assurance can be given that our actual results will in fact satisfy such requirements.

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If for any reason we were classified as a corporation for U.S. federal income tax purposes or a PTP taxable as a corporation, we would pay U.S. federal income tax at regular corporate income tax rates on our taxable income, thereby reducing our net asset value and the amount of cash available for distribution to our shareholders.

Tax laws could change.

There may be future changes in tax laws resulting from legislative, administrative or judicial decisions, any of which may have adverse tax consequences to a shareholder’s investment in us. Any such change may or may not be retroactive to a time preceding its occurrence. For example, a shareholder’s tax rate may be considerably higher (due to a change in U.S. federal tax law) at the time an investment is sold.

Investors will likely be subject to state and local taxes and filings.

Even if you would not otherwise be subject to tax in certain states, you may be required to file tax returns in states where we invest. Certain jurisdictions may collect taxes through withholding at the company level or at the investment level and any amounts so withheld that are allocable to your investment would be treated as a distribution to you. It is expected that income and gain we earn will subject you to tax and filing requirements in an unknown number of jurisdictions. We urge you to consult your tax advisor regarding the applicability of state and local taxes to, and additional filing requirements associated with, an investment in us.

In addition, we may decide to make composite return filings in certain states on behalf of investors who are not resident in such jurisdictions. It is possible that such investors may be subject to tax at a higher rate than would apply if they had filed their own nonresident state return.

Our tax reporting may be late.

Although we will use commercially reasonable efforts to deliver a Schedule K-1 to our investors by March 15th in the year following the end of each taxable year; however, there can be no assurance that we will be able to meet this deadline. Accordingly, you may be required to obtain one or more extensions for filing federal, state and local income tax returns each year.

We may engage in activities that produce UBTI.

An investment in us may not be suitable for tax-exempt U.S. investors, including IRAs. Tax-exempt U.S. investors should expect to recognize and be taxed on unrelated business taxable income. If you are such a tax-exempt prospective investor we strongly urge you to consult your own tax advisor with respect to the tax consequences to you of an investment in this offering.

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STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

We make statements in this offering circular that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this offering circular or in the information incorporated by reference into this offering circular.

The forward-looking statements included in this offering circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	our ability to attract and retain members to the Fundrise Platform;

•	risks associated with breaches of our data security;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	limited ability to dispose of assets because of the relative illiquidity of real estate investments;

•	increased interest rates and operating costs;

•	our failure to obtain necessary outside financing;

•	difficulties in identifying properties to complete, and consummating, real estate acquisitions, developments, joint ventures and dispositions;

•	our failure to successfully operate acquired properties and operations;

•	exposure to liability relating to environmental and health and safety matters;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	failure of acquisitions to yield anticipated results;

•	risks associated with breaches of our data security;

•	risks associated with derivatives or hedging activity;

•	our level of debt and the terms and limitations imposed on us by our debt agreements;

•	the need to invest additional equity in connection with debt refinancings as a result of reduced asset values;

•	our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates;

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•	expected rates of return provided to investors;

•	the ability of our sponsor and its affiliates to source, originate and service our loans and other assets, and the quality and performance of these assets;

•	our ability to retain and hire competent employees and appropriately staff our operations;

•	legislative or regulatory changes impacting our business or our assets (including SEC guidance related to Regulation A or the JOBS Act);

•	changes in business conditions and the market value of our assets, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;

•	our ability to implement effective conflicts of interest policies and procedures among the various real estate investment opportunities sponsored by our sponsor;

•	our ability to access sources of liquidity when we have the need to fund redemptions of common shares in excess of the proceeds from the sales of our common shares in our continuous offering and the consequential risk that we may not have the resources to satisfy redemption requests;

•	our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Investment Company Act and other laws; and

•	changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this offering circular. All forward-looking statements are made as of the date of this offering circular and the risk that actual results will differ materially from the expectations expressed in this offering circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this offering circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this offering circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this offering circular will be achieved.

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ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this offering and the private placements described below, assuming we sell in this offering: (i) $1,000,000 in shares (not including the $100,000 received or to be received in a private placement to our sponsor and its affiliates), the amount we need to start operations, and (ii) $50,000,000 in shares, the maximum offering amount. Our common shares will be offered at $10.00 per share until December 31, 2018. Thereafter, our price per share will be equal to the greater of $10.00 or an amount based on our NAV as of the end of the prior semi-annual period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually). In addition, Fundrise, LP, an affiliate of our sponsor, has committed to purchase 9,500 common shares from us at $10.00 per share (for net proceeds to us of $95,000) in a private placement on a date no later than the date on which we raise and accept at least $1,000,000 in this offering. Our sponsor previously acquired 500 common shares at a price equal to the initial public offering price in connection with our formation, for net proceeds to us of $5,000.

We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in the acquisition of property for the development and sale of For-Sale Housing targeted to first-time, move-up and active adult homebuyers in the Additional MSAs. We may also invest in commercial or residential properties that can be repurposed into For-Sale Housing and, to a lesser extent, real estate-related debt and other real estate-related assets, where the underlying assets primarily consist of such properties. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition or origination of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived) they will reduce the cash available for investment and distribution and will directly impact our NAV. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates. Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this offering in property for the development of For-Sale Housing and other select real estate-related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

	Minimum Offering(1) Amount	Maximum Offering Amount
Gross Offering Proceeds	$1,000,000.00	$50,000,000.00
Less:
Organization and Offering Expenses(2)(3)	$500,000	$500,000
Net Proceeds from this Offering	$500,000	$49,500,000
Net Proceeds from the Private Placements	$100,000	$100,000
Estimated Amount Available for Investments	$600,000	$49,600,000

(1)	This is a “best efforts” offering. We will not start operations or draw down on investors’ funds and admit investors as shareholders until we have raised at least $1,000,000 in this offering (not including the $100,000 received or to be received in the private placements to our sponsor and Fundrise, LP). Until the minimum threshold is met, investors’ funds will be revocable and will remain at the investors’ bank/financial institution. If we do not raise $1,000,000 within 12 months, we will cancel the offering and release all investors from their commitments.
(2)	Investors will not pay upfront selling commissions in connection with the purchase of our common shares. We will reimburse our Manager for organization and offering costs. See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager.
(3)	Amount reflected is an estimate. Includes all expenses to be paid by us in connection with the formation of our Company and the qualification of the offering, the marketing and distribution of shares, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, including expenses associated with marketing this offering and our For-Sale Housing to prospective homebuyer investors (HBIs) in the Additional MSAs, charges of experts and fees,

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expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

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MANAGEMENT

Our Manager

We will operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. Our Manager will establish an investment committee that will make decisions with respect to all acquisitions and dispositions. See “—Investment Committee of our Manager” below. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We will follow investment guidelines adopted by our Manager and the investment and borrowing policies set forth in this offering circular unless they are modified by our Manager. Our Manager may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our Manager may change our investment objectives at any time without approval of our shareholders.

Our Manager performs its duties and responsibilities pursuant to our operating agreement. Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our shareholders. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

Experience of our Management Team

As of December 31, 2016, our sponsor had facilitated or originated approximately 93 real estate assets in both of its prior Programs with aggregate purchase prices of approximately $1.15 billion, excluding 3 World Trade Center. Of the $1.15 billion aggregate real estate purchase prices, our sponsor offered through its Programs approximately $208 million, consisting of approximately $62.2 million of commercial real estate loan assets, $87.5 million of investments in commercial real estate (primarily through majority-owned subsidiaries with rights to receive preferred economic returns), and $57.3 million of commercial real estate common equity investments. The portfolios included in the Programs are diversified by investment size, security type, property type and geographic region. As a result of the depth and thoroughness of its underwriting process, the extensive investing experience of its management team and its strong performance record in managing a diverse portfolio of assets, we believe our sponsor has earned a reputation as a leading real estate manager, which has allowed it to access funding from a broad base of investors.

Responsibilities of our Manager

The responsibilities of our Manager include:

Investment Advisory, Origination and Acquisition Services

•	approve and oversee our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;
•	serve as our investment and financial manager with respect to sourcing, underwriting, acquiring, financing, originating, servicing, investing in, redeveloping and eventually selling a diversified portfolio of For-Sale Housing;
•	adopt and periodically review our investment guidelines;
•	structure the terms and conditions of our acquisitions, sales and joint ventures;
•	approve and oversee our debt financing strategies;
•	approve joint ventures, limited partnerships and other such relationships with third parties;
•	approve any potential liquidity transaction;
•	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;
•	oversee and conduct the due diligence process related to prospective investments;
•	prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for our Manager’s investment committee to evaluate the proposed investments; and
•	negotiate and execute approved investments and other transactions.

Offering Services

•	the development of this offering, including the determination of its specific terms;
•	preparation and approval of all marketing materials to be used by us relating to this offering;
•	the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;
•	creation and implementation of various technology and electronic communications related to this offering; and
•	all other services related to this offering.

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Asset Management Services

•	investigate, select, and, on our behalf, engage and conduct business with such persons as our Manager deems necessary to the proper performance of its obligations under our operating agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our Manager necessary or desirable for the performance of any of the services under our operating agreement;
•	monitor applicable markets and obtain reports (which may be prepared by our Manager or its affiliates) where appropriate, concerning the value of our investments;
•	monitor and evaluate the performance of our investments, provide daily management services to us and perform and supervise the various management and operational functions related to our investments;
•	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing and disposition of investments on an overall portfolio basis; and
•	coordinate and manage relationships between us and any joint venture partners.

Accounting and Other Administrative Services

•	manage and perform the various administrative functions necessary for our day-to-day operations;
•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;
•	provide financial and operational planning services and portfolio management functions;
•	maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;
•	maintain all appropriate company books and records;
•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;
•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;
•	provide us with all necessary cash management services;
•	manage and coordinate with the transfer agent, if any, the process of making distributions and payments to shareholders;
•	evaluate and obtain adequate insurance coverage based upon risk management determinations;
•	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;
•	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and
•	oversee all reporting, record-keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Shareholder Services

•	determine our distribution policy and authorizing distributions from time to time;
•	approve amounts available for redemptions of our common shares;
•	manage communications with our shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and
•	establish technology infrastructure to assist in providing shareholder support and services.

Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;
•	negotiate terms of, arrange and execute financing agreements;

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•	manage relationships between us and our lenders, if any; and
•	monitor and oversee the service of our debt facilities and other financings, if any.

Disposition Services

•	evaluate and approve potential asset dispositions, sales or liquidity transactions;
•	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold; and
•	structuring incentives as part of our homebuyer investor (HBI) incentive program.

Allocation of Investment Opportunities

For more information regarding the factors that our Manager’s investment committee may consider in allocating investment opportunities among its various real estate investment vehicles, please see “Conflicts of Interest – Our Affiliates’ Interests in Other Fundrise Entities – Allocation of Investment Opportunities”.

Shared Services Agreement

Our Manager will enter into a shared services agreement with Rise Companies Corp., our sponsor, effective upon the commencement of this offering. Pursuant to this agreement, our Manager will be provided with access to, among other things, our sponsor’s portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance by our Manager of its duties under the operating agreement in exchange for a fee representing our Manager’s allocable cost for these services. The fee paid by our Manager pursuant to the shared services agreement will not constitute a reimbursable expense under our operating agreement. However, under the shared services agreement, our sponsor will be entitled to receive reimbursement of expenses incurred on behalf of us or our Manager that we are required to pay to our Manager under our operating agreement.

Executive Officers of our Manager

As of the date of this offering circular, the executive officers of our Manager and their positions and offices are as follows:

Name	Age	Position
Benjamin S. Miller	40	Chief Executive Officer and Interim Chief Financial Officer and Treasurer
Brandon T. Jenkins	31	Chief Operating Officer
Bjorn J. Hall	36	General Counsel, Chief Compliance Officer and Secretary

Benjamin S. Miller currently serves as Chief Executive Officer of our Manager and has served as Chief Executive Officer and Director of our sponsor since its inception on March 14, 2012. As of February 9, 2016, Ben is also serving as Interim Chief Financial Officer and Treasurer of our Manager. Since June 2012, Ben has been Managing Partner of Rise Development LLC, a real estate company focused in the Mid-Atlantic. In December 2011, Ben started Popularise LLC, a real estate crowdsourcing website, which he currently manages. Prior to Rise Development, Ben had been a Managing Partner of the real estate company WestMill Capital Partners from October 2010 to June 2012, and before that, was President of Western Development Corporation from April 2006 to October 2010, after joining our Company in early 2003 as a board advisor and then as COO in 2005. Western Development Corp. is one of the largest retail, mixed-use real estate companies in Washington, DC, most notably known for developing Gallery Place, Washington Harbour, Georgetown Park, and Potomac Mills. While at Western Development, Ben led the development activities of over 1.5 million square feet of property, including more than $300.0 million of real estate acquisition and financing.

Ben was an Associate and part of the founding team of Democracy Alliance, a progressive investment collaborative, from 2003 until he joined Western Development in 2005. From 1999 to 2001, Ben was an associate in business development at Lyte Inc., a retail technology start-up. Starting in 1997 until 1999, Ben worked as an

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analyst at a private equity real estate fund, Lubert-Adler, and for venture capital firm IL Management. Ben has a Bachelor of Arts from the University of Pennsylvania. Ben is on the Board of Trustees of the National Center for Children and Families.

Brandon T. Jenkins currently serves as Chief Operating Officer of our Manager and has served in such capacities with the sponsor since February of 2014, prior to which time he served as Head of Product Development and Director of Real Estate which he continues to do currently. Additionally, Brandon has served as Director of Real Estate for WestMill Capital Partners since March of 2011. Previously, Brandon spent two and a half years as an investment advisor and sales broker at Marcus & Millichap, the largest real estate investment sales brokerage in the country. Prior to his time in brokerage, Brandon also worked for Westfield Corporation, a leading shopping center owner. Brandon earned is BA in Public Policy and Economics from Duke University.

Bjorn J. Hall currently serves as the General Counsel, Chief Compliance Officer and Secretary of our Manager and has served in such capacities with our sponsor since February 2014. Prior to joining our sponsor in February 2014, Bjorn was a counsel at the law firm of O’Melveny & Myers LLP, where he was a member of the Corporate Finance and Securities Group. Bjorn has a Bachelor of Arts from the University of North Dakota and received a J.D. from Georgetown University Law Center.

Recent Developments Regarding our Manager’s Executive Officers

On February 8, 2016, Mr. Michael McCord, our Manager’s former Chief Financial Officer and Treasurer, and our sponsor’s former Controller, abruptly and without notice, presented our sponsor with a severance agreement requiring a payment to Mr. McCord of approximately One Million Dollars ($1,000,000), as well as the vesting of all his outstanding stock awards in our sponsor. Mr. McCord claimed that if the severance agreement was not executed within approximately 2 hours, that he would provide the SEC with evidence of the sponsor improperly handling two real estate transactions. Due to Mr. McCord’s refusal to participate in our sponsor’s internal review, Mr. McCord was placed on administrative leave on February 8, 2016, and, following further disruptive acts on the part of Mr. McCord, was terminated on February 9, 2016.

Although our sponsor believes the claims to be baseless, it immediately provided Mr. McCord with an opportunity to provide more clarity as to his claims, as well as engaged an independent registered public accounting firm, which is not affiliated with RSM US LLP (“Independent Accounting Firm”), to conduct an investigation of our sponsor’s prior investment programs. Based on the results of its own investigation, as supported by the report of the Independent Accounting Firm, our sponsor continues to believe that there is no merit or reasonable basis to Mr. McCord's allegations.

In addition, our sponsor concluded that its methodology for valuing the two assets that were involved in the transactions was generally consistent with typical valuation methodology and were considered reasonable. The resulting fair value conclusions for the two real estate transactions were each greater than our sponsor's financial basis in the investments, and were deemed reasonable based on independent testing by the Independent Accounting Firm of the applicable approaches to value. Further, based on the Independent Accounting Firm's research of joint-venture equity structures in the marketplace, as well as current mezzanine loan interest rates, our sponsor concluded that the financial basis in each of the investments was reasonable.

Finally, the Independent Accounting Firm was engaged to review the cash inflows and outflows with respect to our sponsor’s Project Dependent Note (defined below) investment program. Based on such review, which included tracing funds to the applicable investment and bank statements, our sponsor concluded that all funds received and distributed (through interest and repayment) were appropriately accounted for without exception.

Investment Committee of our Manager

The investment committee of our Manager is a standing committee, established to assist our Manager in fulfilling its oversight responsibilities by (1) considering and approving of each investment made by us, (2) establishing our investment guidelines and overseeing our investments, and the investment activity of other accounts and funds held for our benefit and  (3) overseeing the investment activities of certain of our subsidiaries. The investment committee will consist of at least three members, including our sponsor’s Chief Executive Officer, our sponsor’s Chief Operating Officer, and a third member chosen unanimously by the other two members of the investment committee, who will serve until such time as such investment committee member resigns or is replaced. The initial investment committee will be comprised of Mr. Benjamin Miller (our sponsor’s Chief Executive Officer), Mr. Brandon Jenkins (our sponsor’s Chief Operating Officer), and Mr. Alex King Davidson. In the event that two or more members of the investment committee are interested parties in a transaction, the Independent Representative (defined below) will be required to approve the transaction. See “Conflicts of Interest—Certain Conflict Resolution Measures—Our Policies Relating to Conflicts of Interest”.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers of our sponsor also serves as an executive officer of our Manager. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our Manager, from our sponsor. As executive officers of our Manager, these individuals will serve to

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manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our Manager, we do not intend to pay any compensation directly to these individuals.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our operating agreement limits the liability of our Manager, its officers and directors, our sponsor and our sponsor’s shareholder and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers and directors, our sponsor and our sponsor’s shareholder and affiliates.

Our operating agreement provides that to the fullest extent permitted by applicable law our Manager, its officers and directors, our sponsor and our sponsor’s shareholders and affiliates will not be liable to us. In addition, pursuant to our operating agreement, we have agreed to indemnify our Manager, its officers and directors, our sponsor and our sponsor’s shareholders and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of our Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the Manager or one of our Manager’s directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term and Removal of the Manager

Our operating agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances.

Our shareholders may only remove our Manager at any time with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our shareholders. “Cause” is defined as:

•	our Manager’s continued breach of any material provision of the operating agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•	the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the operating agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of our Manager or one of its affiliates and our Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Manager’s actual knowledge of its commission or omission, then our Manager may not be removed; or

•	the dissolution of our Manager.

Unsatisfactory financial performance does not constitute “cause” under the operating agreement.

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Our Manager may assign its rights under our operating agreement in its entirety or delegate certain of its duties under the operating agreement to any of its affiliates, including pursuant to the shared services agreement described above under “—Shared Services Agreement” without the approval of our shareholders so long as our Manager remains liable for any such affiliate’s performance, and if such assignment or delegation does not require our approval under the Investment Advisers Act of 1940, as amended.

Our Manager may withdraw as our Manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.

Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

In the event of the removal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function.

Holdings of our Common Shares

Fundrise, LP, an affiliate of our sponsor, has committed to purchase 9,500 common shares from us at $10.00 per share (for net proceeds to us of $95,000) in a private placement on a date no later than the date on which we raise and accept at least $1,000,000 in this offering. Our sponsor previously acquired 500 common shares at a price equal to the initial offering price in connection with our formation, for net proceeds to us of $5,000.

Fundrise Platform

We will conduct this offering primarily on the Fundrise Platform, which will host this offering in connection with the distribution of the common shares offered pursuant to this offering circular. The Fundrise Platform is owned and operated by Fundrise, LLC, a wholly-owned subsidiary of Rise Companies Corp., our sponsor. We will not pay Fundrise, LLC, the owner of the Fundrise Platform, any sales commissions or other remuneration for hosting this offering on the Fundrise Platform. The Fundrise Platform has previously hosted private and public offerings of other affiliates of the sponsor under similar arrangements.

License Agreement

We will enter into a license agreement with our sponsor effective upon the commencement of this offering, pursuant to which our sponsor will grant us a non-exclusive, royalty free license to use the name “Fundrise”. Other than with respect to this license, we will have no legal right to use the “Fundrise” name. In the event that our Manager ceases to manage us, we would be required to change our name to eliminate the use of “Fundrise”.

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MANAGEMENT COMPENSATION

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of our common shares.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Stage
Organization and Offering Expenses — Manager	To date, our Manager has paid organization and offering expenses on our behalf. We will reimburse our Manager for these costs and future organization and offering costs it may incur on our behalf. If we raise the maximum offering amount, we expect organization and offering expenses to be approximately $500,000, or approximately 1.0% of gross offering proceeds.	$500,000 (1)
Acquisition and Development Stage
Acquisition / Origination Fee — Sponsor or its Affiliate (2)	Up to 2.00% of any amounts funded by us, our sponsor or affiliates of our sponsor to acquire or originate real estate properties, excluding any acquisition and origination expenses and any debt attributable to such investments. To the extent we invest in commercial real estate loans, the borrower will pay up to 2.00% of the amount funded by us, our sponsor or affiliates of our sponsor to acquire or originate such commercial real estate loans. We will not be entitled to these fees.	Paid by the co-investors, joint-venture or borrower at closing. Actual amounts are dependent upon the total equity and debt capital we raise; we cannot determine these amounts at the present time.
Reimbursement of Acquisition / Origination Expenses — Manager	We will reimburse our Manager for actual expenses incurred in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower in connection with any debt investments we may make, whether or not we ultimately acquire or originate the investment.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ); we cannot determine these amounts at the present time.

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Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Operational Stage
Asset Management Fee — Manager (3)	Quarterly asset management fee equal to an annualized rate of 0.85%, which, until December 31, 2018, will be based on our net offering proceeds as of the end of each quarter, and thereafter will be based on our NAV at the end of each prior semi-annual period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually). This rate is determined by our Manager in its sole discretion, but cannot exceed an annualized rate of 1.00%. The amount of the asset management fee may vary from time to time, and we will publicly report any changes in the asset management fee. To mitigate the effect of our lack of assets, revenue and operating history, our Manager has agreed, for a period until December 31, 2017 (the “fee waiver period”), to waive its asset management fee during the fee waiver period. Following the conclusion of the fee waiver period, our Manager may, in its sole discretion, waive its asset management fee, in whole or in part. The Manager will forfeit any portion of the asset management fee that is waived.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.
Development Fee - Manager	A quarterly development fee of 5.00% of the total development costs, excluding property; however, we do not intend to charge such development fee unless it is net of the fee being charged by the developer of the for-sale housing project or there is no outside developer of the for-sale housing project. Our Manager may, in its sole discretion, waive its development management fee, in whole or in part. The Manager will forfeit any portion of the development management fee that is waived.	Actual amounts are dependent upon the development costs of the individual for-sale housing projects; we cannot determine these amounts at the present time.
Special Servicing Expenses – Manager or Other Party (3)	We will reimburse our Manager for actual expenses incurred on our behalf in connection with the special servicing of non-performing assets, including, but not limited to, reimbursement of non-ordinary expenses and employee time required to special service a non-performing asset. Whether an asset is deemed to be non-performing is in the sole discretion of our Manager.	Actual amounts are dependent upon the occurrence of an asset becoming non-performing, the original value of such asset, and the results of our operations; we cannot determine these amounts at the present time.

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Other Operating Expenses — Manager

We will reimburse our Manager for out-of-pocket expenses paid to third parties in connection with providing services to us. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs.

The expense reimbursements that we will pay to our Manager also include expenses incurred by our sponsor in the performance of services under the shared services agreement between our Manager and our sponsor, including any increases in insurance attributable to the management or operation of our Company.

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.
Liquidation/Listing Stage
Disposition Fees – Manager	Up to 1.50% of the gross proceeds (after repayment of any property-level debt) from the liquidation of any of our equity investments in real estate, unless such fee is reduced or waived by the Manager.	Actual amounts are dependent upon the price at which we sell or otherwise liquidate our investments; we cannot determine these amounts at the present time.

(1)	At the election of our Manager, and on a date no earlier than the date we have raised $1,000,000 in this offering, we will start to reimburse our Manager, without interest, for these organization and offering costs incurred both before and after such date. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.50% of the aggregate gross offering proceeds from this offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until our Manager has been reimbursed in full.
(2)	The acquisition/origination fee paid to our sponsor by the joint venture, co-investors, or borrowers, is a percentage of the purchase price of an investment or the amount funded by us to acquire or originate a loan.
(3)	Our Manager in its sole discretion may defer or waive any fee or reimbursements payable to it under the operating agreement. All or any portion of any deferred fees or reimbursements will be deferred without interest and paid when the Manager determines.

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PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of our common shares as of the date of this offering circular for each person or group that holds more than 5% of our common shares, for each director and executive officer of our Manager and for the directors and executive officers of our Manager as a group. To our knowledge, each person that beneficially owns our common shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 1601 Connecticut Avenue NW, Suite 300, Washington, D.C. 20009.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares
Rise Companies Corp. (2)(3)	500	100%
Benjamin S. Miller	0	0
Brandon T. Jenkins	0	0
Bjorn J. Hall	0	0
All directors and executive officers of our Manager as a group (3 persons)	0	0

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.
(2)	As of the date of this offering circular, Rise Companies Corp. owns all of our issued and outstanding common shares.
(3)	All voting and investment decisions with respect to our common shares that are held by Rise Companies Corp. are controlled by the board of directors of Rise Companies Corp. The board is comprised of five (5) members, with two (2) elected by the common shareholders, one (1) elected by the Series A preferred shareholders, and one (1) elected by all of the shareholders voting as a single class. As of the date of this offering circular, the members of the board of directors of Rise Companies Corp. are (i) Benjamin Miller (who is also the Chief Executive Officer and Interim Chief Financial Officer and Treasurer of Rise Companies Corp.) and Brandon Jenkins (who is also the Chief Operating Officer of Rise Companies Corp.), who are the board members elected by the common shareholders; (ii) Joseph Chen, who is the board member elected by the Series A preferred shareholders; and (iii) Tal Kerret and Haniel Lynn, who are the board members elected by all the shareholders voting as a single class. As of the date of this offering circular, the following persons beneficially own more than 5% of the voting power held by the common shareholders, the preferred shareholders, or all the shareholders voting as a single class of Rise Companies Corp.:

•	Benjamin Miller and Daniel Miller, who are brothers, beneficially own shares of capital stock of Rise Companies Corp. that entitle each of them to approximately 48.7% of the vote of the common shareholders, approximately 5.2% of the vote of the preferred shareholders and approximately 43.7% of the vote of all of the shareholders in the election of board members.
•	GPM: Fundrise, LLC, beneficially owns shares of preferred stock of Rise Companies Corp. that entitle it to approximately 8.4% of the vote of the preferred shareholders in the election of board members. Other than its beneficial ownership of shares of preferred stock, GPM: Fundrise, LLC is not affiliated with Rise or its directors or executive officers.
•	Renren Lianhe Holdings, a subsidiary of RenRen, Inc. (NYSE: RENN), beneficially owns shares of preferred stock of Rise Companies Corp. that entitle it to approximately 66.2% of the vote of the preferred shareholders in the election of board members, which effectively entitle Renren Lianhe Holdings to one board seat.

As of the date of this offering circular, other than the persons listed above, no other shareholder of Rise Companies Corp. beneficially owns shares of capital stock that entitle such shareholder to more than 5% of the voting power held by the common shareholders, the preferred shareholders, or all the shareholders voting as a single class.  All of the foregoing shareholders, directors and executive officers disclaim beneficial ownership of our common shares that are owned by Rise Companies Corp.

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CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our Manager and its affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts. For a discussion of certain risks related to these conflicts see “Risk Factors—Risks Related to Conflicts of Interest.”

Our Affiliates’ Interests in Other Fundrise Entities

General

The officers and directors of our Manager and the key real estate and debt finance professionals of our sponsor who perform services for us on behalf of our Manager are also officers, directors, managers, and/or key professionals of our sponsor and other Fundrise entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our sponsor may organize other real estate-related or debt-related programs and acquire for their own account real estate-related investments that may be suitable for us. In addition, our sponsor may grant equity interests in our Manager to certain management personnel performing services for our Manager.

Payment of Certain Fees and Expenses of our Manager

 Our Manager is a wholly-owned subsidiary of our sponsor. We will pay fees and expenses to our Manager, and its affiliates, including our sponsor, that were not determined on an arm’s length basis. The asset management fee paid to our Manager will, after December 31, 2018, be based on our NAV, which will be calculated by our sponsor’s internal accountants and asset management team. Our Manager may benefit by us retaining ownership of our assets at times when our shareholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. In addition, if our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of our shares or the price paid pursuant to a redemption on a given date may not accurately reflect the value of our portfolio.

Allocation of Investment Opportunities

We rely on our Manager’s executive officers and our sponsor’s key real estate and debt finance professionals who act on behalf of our Manager to identify suitable investments. Our sponsor and other Fundrise entities also rely on these same key real estate and debt finance professionals. Our sponsor has in the past, and expects to continue in the future, to offer other Fundrise Platform investment opportunities primarily through the Fundrise Platform, including offerings that acquire or invest in commercial real estate equity investments, including multifamily properties, commercial real estate loans and other select real estate-related assets. Our sponsor has previously organized, as of the date of this offering circular, the following programs:

•	Fundrise Real Estate Investment Trust, LLC (the “Income eREITTM”), which was formed to originate, invest in and manage a diversified portfolio of commercial real estate investments through the acquisition of commercial real estate loans;

•	Fundrise Equity REIT, LLC (the “Growth eREITTM”), which was formed to originate, invest in and manage a diversified portfolio of commercial real estate properties;

•	Fundrise Midland Opportunistic REIT, LLC (the “Heartland eREITTM”), which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the Houston, TX, Dallas, TX, Austin, TX, Chicago, IL, and Denver, CO metropolitan statistical areas;

•	Fundrise West Coast Opportunistic REIT, LLC (the “West Coast eREITTM”), which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the Los Angeles, CA, San Francisco, CA, San Diego, CA, Seattle, WA, and Portland, OR metropolitan statistical areas;

•	Fundrise East Coast Opportunistic REIT, LLC (the “East Coast eREITTM”), which was formed to originate, invest in and manage a diversified portfolio primarily consisting of investments in multifamily rental properties and development projects located primarily in the states of Massachusetts, New York, New Jersey, North Carolina, South Carolina, Georgia and Florida, as well as the metropolitan statistical areas of Washington, DC and Philadelphia, PA;

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•	Fundrise For-Sale Housing eFUND – Los Angeles CA, LLC (the “LA Homes eFundTM”), which was formed to acquire property for the development of for-sale housing in the Los Angeles, CA metropolitan statistical area; and

•	Fundrise For-Sale Housing eFUND – Washington DC, LLC (the “DC Homes eFundTM”), which was formed to acquire property for the development of for-sale housing in the Washington, DC metropolitan statistical area.

While for-sale housing projects are not generally suitable investments for the eREITsTM, additional Fundrise Platform investment opportunities may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one Fundrise Platform investment opportunity, our Manager’s investment committee will allocate it according to the policies and procedures adopted by our Manager. Any allocation of this type may involve the consideration of a number of factors that our Manager’s investment committee determines to be relevant. The factors that our sponsor’s real estate and debt finance professionals could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

•	the investment objectives and criteria of our sponsor and the other Fundrise entities;

•	the cash requirements of our sponsor and the other Fundrise entities;

•	the effect of the investment on the diversification of our sponsor’s or the other Fundrise entities’ portfolio by type of investment, and risk of investment;

•	the policy of our sponsor or the other Fundrise entities relating to leverage;

•	the anticipated cash flow of the asset to be acquired;

•	the income tax effects of the purchase on our sponsor or the other Fundrise entities;

•	the size of the investment; and

•	the amount of funds available to our sponsor or the Fundrise entities.

If a subsequent event or development causes any investment, in the opinion of our sponsor’s real estate and debt finance professionals, to be more appropriate for another Fundrise entity, they may offer the investment to such entity.

Except under any policies that may be adopted by our Manager, which policies will be designed to minimize conflicts among the investment opportunities provided on the Fundrise Platform, no Fundrise Platform investment opportunity (including us) will have any duty, responsibility or obligation to refrain from:

•	engaging in the same or similar activities or lines of business as any Fundrise Platform investment opportunity;

•	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any Fundrise Platform investment opportunity;

•	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any Fundrise Platform investment opportunity;

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•	establishing material commercial relationships with another Fundrise Platform investment opportunity; or

•	making operational and financial decisions that could be considered to be detrimental to another Fundrise Platform investment opportunity.

In addition, any decisions by our Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one Fundrise Platform investment opportunity more than another Fundrise Platform investment opportunity or limit or impair the ability of any Fundrise Platform investment opportunity to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular Fundrise Platform investment opportunity that such arrangements or agreements include or not include another Fundrise Platform investment opportunity, as the case may be. Any of these decisions may benefit one Fundrise Platform investment opportunity more than another Fundrise Platform investment opportunity.

Furthermore, Fundrise Lending will not receive origination or other fees in connection with the acquisition of third-party originated loans. Therefore, Fundrise Lending may experience a conflict of interest in determining whether to acquire, on our behalf, loans and other assets originated by third parties rather than those originated by Fundrise Lending. However, our objective is to use Fundrise Lending’s and its principals’ expertise in loan origination. Accordingly, we expect to primarily purchase loans originated by Fundrise Lending, LLC, rather than loans originated by third parties. Please note that, in any event, the origination fees are payable by the borrower of such loans and not by us.

Allocation of Our Affiliates’ Time

We rely on our sponsor’s key real estate and debt finance professionals who act on behalf of our Manager, including Mr. Benjamin S. Miller, for the day-to-day operation of our business. Mr. Miller is also the Chief Executive Officer of our sponsor and other Fundrise entities. As a result of his interests in other Fundrise entities, his obligations to other investors and the fact that he engages in and he will continue to engage in other business activities on behalf of himself and others, Mr. Benjamin S. Miller will face conflicts of interest in allocating his time among us, our Manager and other Fundrise entities and other business activities in which he is involved. However, we believe that our Manager and its affiliates have sufficient real estate and debt finance professionals to fully discharge their responsibilities to the Fundrise entities for which they work.

Sales of For-Sale Housing by our Manager

The Manager may choose to cause the sale of a home funded by the eFundTM to homebuyer investors (HBIs) at a price other than the highest theoretical price obtainable if the home were widely marketed, to provide a rebate or financial incentive to homebuyer investors (HBIs), to give homebuyer investors (HBIs) first-access or first-right to purchase homes before being widely marketed, and generally may choose to give homebuyer investors (HBIs) advantages and economic benefits for purchasing a home that an unrelated, unknown third party would not receive. The Manager will also collect a disposition fee upon the sale of a For-Sale Housing property based upon the price that the For-Sale Housing property is sold for. As such, while the aim of selling to homebuyer investors (HBIs) is to lower the investment risk associated with the sales process, the Manager may have a conflict of interest between selling to homebuyer investors (HBIs) and finding the highest price theoretically possible.

Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager, some of whom also serve as our Manager’s officers and directors and the key real estate and debt finance professionals of our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of provisions in our operating agreement involving our Manager and its affiliates, or the shared services agreement between our Manager and our sponsor;

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•	public offerings of equity by us, which will likely entitle our Manager to increased acquisition fees, origination fees, asset management fees and other fees;

•	acquisitions of investments and originations of loans at higher purchase prices, which entitle our Manager to higher acquisition fees, origination fees and asset management fees regardless of the quality or performance of the investment or loan and, in the case of acquisitions of investments from other Fundrise entities, might entitle affiliates of our Manager to disposition fees in connection with services for the seller;

•	borrowings up to or in excess of our stated borrowing policy to acquire investments and to originate loans, which borrowings will increase asset management fees payable by us to our Manager;

•	whether and when we seek to list our common shares on a stock exchange or other trading market;

•	whether we seek shareholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate and debt finance professionals of our sponsor who are performing services for us on behalf of our Manager for consideration that would be negotiated at that time and may result in these real estate and debt finance professionals receiving more compensation from us than they currently receive from our sponsor;

•	whether and when we seek to sell our Company or its assets; and

•	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

Duties Owed by Some of Our Affiliates to Our Manager and our Manager’s Affiliates

Our Manager’s officers and directors and the key real estate and debt finance professionals of our sponsor performing services on behalf of our Manager are also officers, directors, managers and/or key professionals of:

•	Rise Companies Corp., our sponsor;

•	Fundrise Advisors, LLC, our Manager;

•	Fundrise, LLC, the owner of the Fundrise Platform; and

•	other Fundrise entities (see “Prior Performance Summary”).

As a result, they owe duties to each of these entities, their shareholders, members and limited partners. These duties may from time to time conflict with the duties that they owe to us.

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

License Agreement

We will enter into a license agreement with our sponsor effective upon the commencement of this offering, pursuant to which our sponsor will grant us a non-exclusive, royalty free license to use the name “Fundrise”. See “Management—License Agreement”.

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Certain Conflict Resolution Measures

Independent Representative

If our sponsor, Manager or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction”, the Manager will appoint an independent representative (the “Independent Representative”) to protect the interests of the shareholders and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on our behalf will be payable by us. Principal transactions are defined as transactions between our sponsor, Manager or their affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.

On December 2, 2015, our Manager appointed William Thomas Lockard, Jr. to serve as the independent representative (the “Independent Representative”) for the various Fundrise entities managed by our Manager, to protect the interests of the shareholders and review and approve any transactions in which our sponsor, Manager or their affiliates have a conflict of interest with us or a transaction deemed to be a “principal transaction”.  Mr. Lockard has agreed to serve as our Independent Representative once we commence operations.

Mr. Lockard is currently a private investor. He worked for 30 years as a public finance investment banker at closely held San Francisco-based Stone & Youngberg. Over the course of his banking career he structured more than 500 California local government financings representing more than $6 billion in public infrastructure and housing related projects. Mr. Lockard was a partner in the firm and served on both the firm’s board of directors and executive management committee.

Following the sale of Stone & Youngberg to Stifel, Mr. Lockard joined Rise Companies Corp. in 2014 as a Senior Vice President. Beginning in July 2015, Mr. Lockard transitioned from an employee of Rise Companies Corp. to a senior advisor. In December 2015, Mr. Lockard agreed to become the independent representative of Fundrise Advisors, LLC and no longer acts as a senior advisor to Rise Companies Corp.

Mr. Lockard earned a bachelor’s degree from Stanford University, a master’s degree from Claremont Graduate University, and an MBA from the University of Pennsylvania’s Wharton School. Mr. Lockard served as a trustee of the University of Pennsylvania. He is a Stanford University Associate. Currently he is the board treasurer for the Center for Investigative Reporting. He is a board member of the Salesian Boys’ and Girls’ Club San Francisco. Mr. Lockard has served as treasurer on the boards of Coro of Northern California and the ACLU of Northern California. Mr. Lockard is a full member of the Urban Land Institute, a member of the San Francisco Golden Gate chapter of Lambda Alpha, and a member of the Stanford Real Estate Council.

The Manager believes that Mr. Lockard is independent based on the criteria for an “interested person” set forth in Section 2(a)(19) of the Investment Company Act.

Our Policies Relating to Conflicts of Interest

In addition to the provisions in our operating agreement described below and our Manager’s investment allocation policies described above, we have adopted the following policies prohibiting us from entering into certain types of transactions with our Manager, our sponsor, their officers or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates.

Pursuant to these conflicts of interest policies, we may not engage in the following types of transactions unless such transaction is approved by the Independent Representative:

•	sell or lease any investments to our Manager, our sponsor, their officers or any of their affiliates;

•	acquire or lease any investments from our Manager, our sponsor, their officers or any of their affiliates; and

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•	invest in or make mortgage loans in which the transaction is with our Manager, our sponsor, their officers or any of their affiliates, including any mortgage loans that are subordinate to any mortgage or equity interest of our Manager, our sponsor, their officers or any of their affiliates.

We may, however, purchase an investment from Fundrise Lending or its affiliates in the event that Fundrise Lending or its affiliates initially acquires an investment that is suitable for us at a time when we are unable to do so, with the intention of providing us the opportunity to acquire the investment at a later date when we are able to acquire the investment. As required by our operating agreement, we will not purchase investments from Fundrise Lending or its affiliates in these circumstances without a determination by the Independent Representative that such transaction is fair and reasonable to us and at a price to us that is not materially greater than the cost of the asset to Fundrise Lending or its affiliate, as applicable.

In addition, pursuant to these conflicts of interest policies, we will neither make any loans to our Manager, our sponsor, their officers or any of their affiliates nor borrow money from our Manager, our sponsor, their officers or any of their affiliates, except as otherwise provided in the offering circular or unless approved by the Independent Representative. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the Manager. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by our Manager, our sponsor, their officers or any of their affiliates.

These conflicts of interest policies may be amended at any time in our Manager’s discretion.

Other Operating Agreement Provisions Relating to Conflicts of Interest

Our operating agreement contains many other restrictions relating to conflicts of interest including the following:

Term of our Manager. Our operating agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances. Our shareholders may remove our Manager at any time with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our shareholders. Unsatisfactory financial performance does not constitute “cause” under the operating agreement. Our Manager may withdraw as manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. In the event of the removal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function. See “Management—Term and Removal of the Manager”.

Other Transactions Involving Affiliates. Before engaging in a transaction involving an affiliate, our Manager must conclude that all other transactions between us and our sponsor, our Manager, any of their officers or directors, or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. See “Management—Investment Committee of our Manager.”

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INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our investment objectives are:

•	to realize growth in the value of our investments within approximately five years of the termination of this offering;

•	to develop and sell homes, townhomes and condominiums for sale at a healthy profit margin;

•	to pay attractive cash distributions as cash becomes available through the sale of our assets;

•	to enable investors to realize a return on their investment by beginning the process of liquidating and distributing cash to investors within approximately five years of the termination of this offering, or providing liquidity through alternative means such as in-kind distributions of our own securities or other assets;

•	to preserve, protect and return your capital contribution; and

•	to provide homebuyer investors (HBIs) with the opportunity to gain valuable market and real estate knowledge about their future home options while also allowing them to capitalize on a trend that they are actively participating in

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our Manager’s investment committee will review our investment guidelines at least annually to determine whether our investment guidelines continue to be in the best interests of our shareholders.

Investment Strategy

We believe that the near and intermediate-term market for investment in the acquisition of property for the development and sale of For-Sale Housing targeted at first-time, move-up and active adult homebuyers is compelling from a risk-return perspective. Given the growing Millennial demographic nearing home-buying age and increasing culture preferences for urban living, both by Millennials and Baby Boomers, we favor a strategy weighted toward targeting debt and equity investments in new homes and townhomes, newly renovated homes and townhomes, and condominiums in urban centers. Millennials (generally defined as people born between the 1980 and 2000), the largest generation in American history, is coming of home-buying age. In addition, the for-sale housing sector is only recently recovered from the 2008 Recession. As described in the Market Overview, a number of factors have created a pent up for-sale housing demand for Millennials, including education and cultural trends, a strong preference for walkable, urban centers, and an increasingly attractive buy vs. rent cost analysis.

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of our Manager, including present and future real estate investment offering and REITs sponsored by affiliates of our sponsor. We also may serve as mortgage lender to, or acquire interests in or securities issued by, these joint ventures, tenant-in-common investments or other joint venture arrangements.

For debt investments, our Manager intends to directly structure, underwrite and originate many of the debt products in which we invest as this provides for the best opportunity to control our borrower and partner relationships and optimize the terms of our investments. Our proven underwriting process, which our management team has successfully developed over their extensive real estate careers in a variety of market conditions and implemented at our sponsor, will involve comprehensive financial, structural, operational and legal due diligence of our borrowers and partners in order to optimize pricing and structuring and mitigate risk. We feel the current and

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future market environment for the acquisition of property for the development and sale of For-Sale Housing (including any existing or future government-sponsored programs) provides a wide range of opportunities to generate compelling investments with strong risk-return profiles for our shareholders.

We expect to selectively employ leverage to enhance total returns to our shareholders through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. Our target portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 50-85% of the greater of cost (before deducting depreciation or other non cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of For-Sale Housing assets. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non mark-to-market financing to the extent obtainable on a cost effective basis. To the extent a higher level of leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. Our Manager may from time to time modify our leverage policy in its discretion. However, other than during our initial period of operations, it is our policy to not borrow more than 85% of the greater of cost (before deducting depreciation or other non cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s investment committee.

In executing on our business strategy, we believe that we will benefit from our Manager’s affiliation with our sponsor given our sponsor’s strong track record and extensive experience and capabilities as an online real estate origination and funding platform. These competitive advantages include:

•	Our sponsor’s experience and reputation as a leading real estate investment manager, which historically has given it access to a large investment pipeline similar to our targeted assets and the key market data we use to underwrite and portfolio manage assets;

•	Our sponsor’s direct and online origination capabilities, which are amplified by a proprietary technology platform, business process automation, and a large user base, of which a significant portion are seeking capital for real estate projects;

•	Our sponsor’s relationships with financial institutions and other lenders that originate and distribute commercial real estate debt and other real estate-related products and that finance the types of assets we intend to acquire and originate;

•	Our sponsor’s experienced portfolio management team which actively monitors each investment through an established regime of analysis, credit review and protocol; and

•	Our sponsor’s management team which has a successful track record of making commercial real estate investments in a variety of market conditions.

•	Our sponsor’s relationships with members of, and investors in, the Fundrise Platform that may enhance our ability to sell our For-Sale Housing.

Investment Decisions and Asset Management

Within our investment policies and objectives, our Manager’s investment committee will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases and originations, effective asset management and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of its team of real estate and debt finance professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.

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We believe that active management is critical to creating value. We will also develop a well-defined exit strategy for each investment we make. Specifically, we will assign an exit or refinance timeline to each asset we acquire prior to its purchase as part of the original business plan for the asset. We will then continually re-evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives to determine the optimal time to sell the asset.

To execute our disciplined investment approach, a team of our real estate and debt finance professionals take responsibility for the business plan of each investment. The following practices summarize our investment approach:

•	Local Market Research – The investment team extensively researches the acquisition and/or origination and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

•	Underwriting Discipline – We follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, prospects for long-range appreciation, re-sale capacity, income tax considerations and liquidity. Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with the other internal professionals responsible for the asset. This team of experts reviews and develops comprehensive reports for each asset throughout the holding period.

•	Risk Management – Risk management is a fundamental principle in our construction of portfolios and in the management of each investment. Diversification of For-Sale Housing portfolios by investment type, investment size and investment risk is critical to controlling portfolio-level risk. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. Our real estate and debt finance professionals review the operating performance and history of our joint-venture and development partners against projections and provide the oversight necessary to detect and resolve issues as they arise.

•	Asset Management – Prior to the purchase of an individual asset or portfolio, the Manager closely work with the acquisition and underwriting teams to develop an asset business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. We review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. We have designed this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

Market Overview and Opportunity

We believe that the near and intermediate-term market for investment in the acquisition of property for the development and sale of For-Sale Housing targeted at first-time, move-up and active adult homebuyers is compelling from a risk-return perspective. Given the growing Millennial demographic nearing home-buying age and increasing culture preferences for urban living, both by Millennials and Baby Boomers, we favor a strategy weighted toward targeting debt and equity investments in new homes and townhomes, newly renovated homes and townhomes, and condominiums in urban centers. Millennials (generally defined as people born between the 1980 and 2000), the largest generation in American history, is coming of home-buying age. In addition, the for-sale housing sector is only recently recovered from the 2008 Recession. As described in the Market Overview, a number of factors have created a pent up for-sale housing demand for Millennials, including education and cultural trends, a strong preference for walkable, urban centers, and an increasingly attractive buy vs. rent cost analysis.

We believe that the following market conditions, which are by-products of changing demographics and the extended credit market dislocation, should create a favorable investment environment for us.

Population growth has shifted dramatically to urban environments, increasing demand for property in areas often neglected by institutional investors due to the small, fragmented size of the property investments and the

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emerging character of the neighborhoods. This shift is due, in large part, to Millennials. Millennials are the largest cohort in history, at almost 80 million people born between 1980 and 2000. Millennials are generally known as a generation of connected, diverse collaborators, shaped by 9/11, texting, and the Great Recession. As Millennials become adults and enter the workforce, they are redefining real estate needs in communities – generally opting for a more urban experience as adults than previous generations. These needs will continue to grow as more Millennials prepare to buy homes in growing mixed-use urban/suburban hybrid neighborhoods across the country.

Millennials are presently aged approximately 35 to 15. This generation is in various stages of receiving their education and entering the workforce, and is just beginning to be the dominant generation shaping the economy – but many statistics that quantify Millennials, such as income, unemployment, and home ownership include Millennials who are students or who are intending to be students before entering the workforce for their careers. This report attempts to include relevant economic statistics primarily related to Millennials of home-buying age.

Our Manager believes that Millennials are intending to begin purchasing first homes within the next ten years. Our Manager also believes that this next phase for Millennials will result in demand for urban, two- to three- bedroom housing units to support this growing need, and that the demand will be best served by attached homes and condos in growth neighborhoods adjacent to major metropolitan cities.

Millennial Goals and Attributes

Popular conventions believe that Millennial’s aspirations are a departure from previous generational patterns, but Millennials have similar goals as previous generations. A 2013 Gallup poll found that 86% of single or never married Americans aged 18 to 34, wanted to get married someday and that 87% of adults between 18 and 40 who did not yet have children said they wanted them someday. Additionally, a 2015 study by the Demand Institute found that 75% of surveyed Millennials believe ownership is an important long-term goal and 80% plan to own or already own a home. However, Millennials are redefining when, where, and how to achieve those goals.

Source: Demand Institute; January 2015

There are two defining differences between Millennials and previous generations that account for a changing homeownership culture: Millennials are more educated than previous generations and are starting families later.

The first difference between Millennials and older generations is that more Millennials have a college degree than any other generation. According to a 2014 study of Millennials by the White House Council of Economic Advisors, 47% of 25 to 34 year-olds received a postsecondary degree (associates, bachelor’s, or graduate

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degree) and an additional 18% had completed some postsecondary education. In 1992, roughly 30% of the same population received a postsecondary degree.

Source: White House Council of Economic Advisors; October 2014

While Millennials plan to get married and start families at the same rate of generations before, they are pushing that timeline later. For Millennials currently aged 18 to 30, 20% are married, compared with nearly 60% of 18- to 30-year-olds in 1962, 40% of Baby Boomers and 32% of Generation Xers at the same age, according to a 2016 Gallup Polls study. Clearly, this discrepancy shows that Millennials are largely delaying starting their families until their thirties.

Millennials Moving to the City

We believe that the delay in starting families and buying homes combined with the higher percentage of college degrees affords Millennials the opportunity to start their careers in major metropolitan cities at a higher rate than previous generations. According to a report by the City Observatory in October 2014, approximately 25% more young college graduates live in major metropolitan areas today than in 2000. All the 51 biggest metros except Detroit have gained young talent, either from net migration to the cities or from residents graduating from college. According to the same report, in 1980, young adults were 10% more likely than other people to live in urban cores. In 2010, they were 51% more likely, and those with college degrees were 126% more likely.

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The Millennial flock to cities is likely driven by need for employment commiserate with college degrees. High-wage jobs are continuing to be centered around those same metros which are experiencing job growth.

Source: The Atlantic City Observatory; October 2014

Millennials are not only moving to cities seeking higher paying jobs; Millennial spending habits and preferences draw them to urban areas. Millennials are leading the charge away from commuting by car and towards alternate modes of transportation, including public transportation and walking. As a result, Millennials are more likely to want to live in urban and walkable neighborhoods, according to the US Public Interest Research Group in 2013. Additionally, a 2014 poll by Zipcar found that more than half of the Millennials polled were open to using alternative forms of transportation, like public transit and car-sharing, and a similar rate (53%) said high costs made owning a car difficult. The Zipcar poll also showed that car ownership is so low on Millennials' priorities list that 17% of 18-24 year olds don’t even have a license, and nearly 40% believe that losing their phone would be a bigger detriment to their lives than losing their automobile. Members of the Boomer Generation were 15 times more likely to buy a new car in 2011 than Millennials, according to data from the University of Michigan’s Transportation Research Institute (UMTRI).

This penchant for public transportation is pervasive at all of Millennials’ life stages, contrary to previous generational norms which almost inextricably paired new parents with cars. At all income levels, Millennial parents are more likely to be transit users than their older counterparts. We believe this is evidence of a true change in attitudes toward public transportation. This shift is also exceptional especially when considering the car-centric environment in which these Millennial parents were themselves reared.

Source: TransitCenter; July 2014

We believe these studies show that Millennials are drawn to dense neighborhoods where they can shop, eat, and socialize locally, and that Millennials tend to invest in their communities, especially for locally-owned

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businesses. According to a 2015 National Public Radio report, over the last 10 years, the number of farmers markets in the United States has more than doubled: from less than 3,700 in 2004 to more than 8,200 in 2014, while traditional grocers lost market share of approximately 15% in the last decade. Additionally, Millennials go out to eat more often than Gen X or Baby Boomers. 53% of the group goes out to eat once a week, compared with 43% for the general population, according to a 2015 Morgan Stanley study, with Millennials spend on average $174 per month eating out, while non-Millennials spend $153 per month on average. We believe that this shows, clearly, that Millennials are seeking to socialize and invest in their communities.

Source: Restaurant Marketing Lab; May 2015

Millennial Renting

Studies show that Millennials are willing to pay a premium to rent in these downtown units for most of their 20s. Redfin completed an analysis of zip codes that were occupied predominantly by Millennials. According to Redfin’s 2014 study, over 64% of all residents in these zip codes have a bachelor’s degree or higher, compared with 22% in all zip codes. In addition, 29% of residents in the zip codes where college-educated millennials cluster has a graduate or professional degree, compared with just 8% in all zips. These zip codes are all in proximity to major cities, where Millennials start their careers and may want to stay as they begin to buy homes and start families. However, the average rent in these Millennial zip codes is $1,400 more than in other zip codes.

Across America, renting has become a more popular housing option across all generations. This increased demand is driving the price of renting in major cities up. Between 2005 and 2015, nine million Americans became new renters, the largest 10-year gain in history, pushing the percentage of households that rent from 31% to 37%, according to a 2015 Harvard Study. This represents the highest percentage of renters since the 1960s. The increase in attributable to several trends across generational lines. Millennials are coming of age in record numbers, boosting the ranks of adults in their 20s. Today, 45 million members of this generation are in their 20s, fully 2 million more than when the Baby Boomers were similarly aged. Meanwhile, members of Generation X are remaining renters longer, pushing up the renting rates for 30–49 year olds. And finally, the Baby Boomers are driving up the population aged 50 and over, while also renting at higher rates than the previous generation.

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Source: Harvard University Joint Center for Housing Studies; December 2015

Rental rate appreciation has kept up with, if not outpaced, rental demand. Since 2000, rents have grown roughly twice as fast as wages, according to a 2015 Zillow study. According to a 2013 Harvard Joint Center for Housing Studies study, renters have historically spent about 25% of their income on housing costs on average, but they now spend about 30%. Average effective rents nationwide rose 4.6% in 2015, the biggest gain since before the recession, according to a 2016 Reis study. This continual increase of rental rates provides Millennials incentives to buy their home as they enter their early 30s.

Source: Wall Street Journal; January 2016

Millennial Settling

Millennials do eventually settle down – just not in the same patterns as previous generations. Specifically, Millennials are moving to the suburbs at a much lower rate than past generations did at the same age. In the mid-1990s, people aged 25 to 29 were twice as likely to move from the city to the suburbs as vice versa. Today, they’re

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only about a quarter more likely, according to 2015 US Census data. Additionally, a 2014 Nielsen study found that 62% of Millennials indicate that they prefer to live in the type of mixed-use communities found in urban centers, where they can be close to shops, restaurants and offices. They are currently living in these urban areas at a higher rate than any other generation, and 40% say they would like to live in an urban area in the future. A 2014 study completed by the Transit Center found that Millennials are the most-likely to desire to live in an urban or mixed-use suburban neighborhood. Among the biggest factors influencing neighborhood choice, Millennials were most influenced by the quality of the neighborhood (75%) and convenience to jobs (74%), unlike Generation X buyers, who are most concerned with proximity to schools, according to a 2015 National Association of Realtors Home Buyer and Seller Generational Trends study.

Source: TransitCenter; July 2014

We believe that Millennials are just starting to feel ready to trade the rental for their own homes, a trend which will continue as more Millennials graduate college and begin their careers. Between 2014 and 2018, 48% of Millennials say they plan to make the move from renting to owning, according to the Demand Institute, which projects that Millennials will pour $1.6 trillion into new home purchases, compared with $600 billion on rent. First-time home buyers now make up 52% of prospective buyers looking to purchase in 2017, up from 33% a year earlier, according to a 2016 analysis of web searches performed by Realtor.com.

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Source: Demand Institute; January 2015

However, Millennials are in a home-buying conundrum – they have spent almost three-times as long renting apartments in cities than previous generations and have developed an affinity for an urban lifestyle. Also, they are more likely single and without children than previous generations when they are ready to become homeowners, according to a 2015 Zillow study. We believe this shows that there is simply less need and desire to purchase the suburban, white-picket-fence home of previous generations, but they are largely unable to buy a home in core-urban downtowns due to affordability.

Source: Bloomberg; June 2015

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Additionally, Millennials are burdened with more student debt than generations before, which hampers their ability to build credit and save for down-payments for the starter home their parents purchased previously. According to a 2014 study of Millennials by the White House Council of Economic Advisors, total student outstanding loan debt surpassed $1 trillion by the end of the second quarter of 2014, making it the second largest category of household debt. Average per borrower debt increased from $24,000 in 2004 to $30,000 in 2012. Around half of students borrowed student loans during the 2013-14 school year, up from around 30% in the mid-1990s, according to the same White House Council study. Additionally, this increase in debt has not kept pace with wage growth, further decreasing Millennial’s buying power for the suburban starter-home.

Source: Huffington Post; February 2016

Redfin’s 2014 analysis of Millennial zip codes further confirms that these desirable zip codes come with high down payments – on average $80,000.

Source: Redfin; September 2014

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For Sale Housing Solution

Ultimately, we believe that Millennials are seeking an in-between space, one that allows them to achieve the American dream of owning a home within their budget, while still maintaining the urban amenities and accessibility they are accustomed to – and the suburbs are making a play for their interest. The suburbs are appealing to Millennials’ desire for a metropolitan feel by transforming into “urban burbs” as described by a Nielsen 2014 study. These new communities are simultaneously pedestrian- and transit-friendly, environmentally conscious, and incorporate mixed housing types (single-family, townhomes and apartments) and public parks for community gathering. Recently, metro areas such as Miami, Memphis, San Antonio, Portland and Jersey City have made changes to their near-city suburbs, making them more attractive to Millennials. Specifically, these local municipalities are attracting older Millennials (and their higher median incomes of $48,000, compared with those of younger Millennials at $25,000), who may be starting families but still want the vibrant feeling of an urban environment. Realty website Adobo surveyed 2,000 Millennials in 2016 to determine what features are important to where they live, which include a job market, affordable home prices, parking, local restaurants, and schools, all attributes which close-in suburbs can and are vying to provide to well-educated, engaged older Millennials.

Source: Adobo; June 2016

Millennials, especially those with a college degree, make as much, if not more, than previous generations. When housing within their price range is provided, they would have the purchasing power.

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Source: Pew Research Center; February 2014

As Millennials choose to delay homeownership and move out of downtowns, the costs associated with mortgages become more attainable. Apartment List estimated in 2016 that Millennials would need, on average, 10 years to save for a down payment for the median priced home in cities, which correlates to the average timeline for Millennials to feel prepared and interested in purchasing a home.

Mortgage lenders are also making efforts to attract Millennial buyers. According to the National Association of Realtors in 2016, mortgage lenders have reduced their minimum FICO scores required to get approved. Additionally, Fannie Mae and Freddie Mac have also re-introduce a program known as the Conventional 97, which is a 3.0% down-payment loan for borrowers with above-average credit. With a lower down-payment comes trade-offs; according to a 2016 Zillow report, for a $300,000 home purchase, the mortgage would cost approximately $467 more per month but will require $51,000 less down payment with a 3.0% down-payment loan. However, Millennials, who are coming from rental units in cities have salaries enough to afford the payments in lieu of rent. FHA loans accounted for 22% of all originations in March 2016, according to data compiled by Ellie Mae Inc.

Additionally, some Millennials are turning to friends/family or second mortgages to achieve their homeownership goals. A 2015 National Association of Realtor study found that 88% of all buyers in 2015 financed their purchase. Millennials (97%) and Gen X (96%) were more likely to finance than older boomers (72%) and the Silent Generation (61%). The median down payment ranged from 7% for millennial buyers to 20% for older boomers.

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Source: Zillow; October 2015

Although the price of prime-market, downtown housing continues to rise outside of Millennial’s budget, overall, houses are becoming more affordable since 2007. According to a 2016 Bloomberg article, since the start of 2007, the primary driver of the net 46% rise in affordability is the decline in mortgage rates.  However, household affordability continues to be volatile. The Bloomberg analysis suggests that a 1% increase in mortgage rates would bring affordability down by approximately 11%.

Source: Bloomberg; October 2016

The average Millennial is 27 and is planning to get married and settle down in the next ten years. In fact, more than a third of Millennial households are seeking such mixed use residential locations, a 2013 survey by the National Association of Home Builder reported. We believe that this next phase will result in demand for urban, two- to three- bedroom housing units to support this growing need, and that the demand will be best served by attached homes and condos in growth neighborhoods adjacent to major metropolitan cities.

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Joint Venture Investments. We are likely to enter into joint ventures, partnerships, tenant-in-common investments or other co-ownership arrangements with third parties as well as entities affiliated with our sponsor for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other third parties for the purpose of developing, owning and operating real properties. A joint venture creates an alignment of interest with a private source of capital for the benefit of our shareholders, by leveraging our acquisition, development and management expertise in order to achieve the following four primary objectives: (1) increase the return on invested capital; (2) diversify our access to equity capital; (3) “leverage” invested capital to promote our brand and increase market share; and (4) obtain the participation of sophisticated partners in our real estate decisions. In determining whether to invest in a particular joint venture, our Manager’s investment committee will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this offering circular for our selection of real property investments.

Commercial Real Estate Loans

We intend to acquire commercial real estate loans related to the acquisition of property for the development and sale of For-Sale Housing by directly originating the loans and by purchasing them from third party sellers. Although we generally prefer the benefits of direct origination, the current market conditions have created situations where holders of commercial real estate debt may be in distress and are therefore willing to sell at prices that compensate the buyer for the lack of control typically associated with directly structured investments. The experience of our Manager’s management team in making distressed investments greatly augments our capabilities in this area.

Our primary focus will be to originate and invest in the following types of commercial real estate loans:

Senior Mortgage Loans. We intend to invest in senior mortgage loans that are predominantly three to five year term loans providing capital for the acquisition, refinancing or repositioning of quality property for the development and sale of For-Sale Housing which may be fixed or floating rate loans that immediately provide us with current income, which we refer to as current-pay loans. We expect that our senior mortgage loans will be primarily backed by properties located in the U.S. We expect to invest in senior mortgage loans with low loan-to-value ratios. We

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may selectively syndicate portions of these loans, including senior or junior participations that will effectively provide permanent financing or optimize returns which may include interest-only portions.

Senior mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times means control of the entire capital structure. Because of these attributes, this type of investment receives favorable treatment from third party rating agencies and financing sources, which should increase the liquidity of these investments.

Subordinated Mortgage Loans, or B-Notes. We may also invest in structurally subordinated first mortgage loans and junior participations in first mortgage loans or participations in these types of assets, commonly referred to as B-Notes, secured by quality property for the development and sale of For-Sale Housing primarily located in the in the Additional MSAs. We may create subordinated mortgage loans by creating participations of our directly originated first mortgage loans generally through syndications of senior interests or co-origination with a senior lender or we may buy such assets directly from third party originators. Further, we expect that the re-emergence of the CMBS market will allow us to originate first mortgage loans to property owners with near-term liquidity issues and will allow us to contribute the senior AAA rated proceeds of the origination for inclusion in securitizations while retaining the subordinate debt at attractive returns. Due to the current credit market weakness and resulting dearth of capital available in this part of the capital structure, we believe that the opportunities to both directly originate and to buy subordinated mortgage investments from third parties on favorable terms will continue to be attractive.

Investors in subordinated mortgage loans are compensated for the increased risk of such assets from a pricing perspective as compared to first mortgage loans but still benefit from a lien on the related property. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full. Rights of holders of subordinated mortgage loans are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Mezzanine Loans. These are loans secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns commercial real property. We may own mezzanine loans directly or we may hold a participation in a mezzanine loan or a sub-participation in a mezzanine loan. Mezzanine loans may be either short (three to five year) or longer (up to 10 year) terms and may be fixed or floating rate. These loans are predominantly current-pay loans (although there may be a portion of the interest that accrues if cash flow generated by the related property is not sufficient to pay current interest) and may provide for participation in the value or cash flow appreciation of the underlying property, which participation is known as an “equity kicker” as described below. We believe that opportunities to both directly originate and to buy mezzanine loans from third parties on favorable terms will continue to be attractive. In the current market, mezzanine loans can be the key piece of capital to bridge the gap between senior debt and borrower equity during a refinance or acquisition. Therefore, we expect to achieve favorable terms — both economic and structural — on the mezzanine loans in which we invest.

Investors in mezzanine loans are compensated for the increased risk of such assets from a pricing perspective and still benefit from the right to foreclose, in many instances more efficiently than senior mortgage debt. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take control on an expedited basis of the property-owning entity, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements that provide such holders with the right to cure certain defaults and control certain decisions of holders of any senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Nonetheless, these types of investments involve a higher degree of risk relative to a senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender if the mezzanine lender is unable to cure senior mortgage defaults. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on

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our mezzanine loans or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt has been repaid.

Other Possible Investments

Although we expect that most of our investments will be of the types described above, we may make other investments, such as international investments. In fact, we may invest in whatever types of interests in real estate- or debt-related assets that we believe are in our best interests. Although we can purchase any type of interest in real estate- or debt-related assets, our conflicts of interest policy and operating agreement do limit certain types of investments involving our Manager, our sponsor, their officers or any of their affiliates. See “Conflicts of Interest—Certain Conflict Resolution Measures.”

Investment Process

Our Manager has the authority to make all the decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our Manager’s investment committee and subject to the limitations in our operating agreement and the direction and oversight of our Manager’s investment committee. Our Manager’s investment committee must approve all investments other than investments in property for the development and sale of For-Sale Housing, commercial or residential properties that can be repurposed into For-Sale Housing, real estate-related debt and other real estate-related assets. With respect to investments in commercial real estate, commercial real estate loans, and commercial real estate-related debt securities, our Manager’s investment committee intends to adopt investment guidelines that our Manager must follow when acquiring such assets on our behalf without the approval of our Manager’s investment committee. We will not, however, purchase or lease assets in which our Manager, any of our officers or any of their affiliates has an interest without a determination by the Independent Representative that such transaction is fair and reasonable to us and at a price to us that is not materially greater than the cost of the asset to the affiliated seller or lessor. In the event that two or more members of the investment committee are interested parties in a transaction, the Independent Representative will consider and vote upon the approval of the transaction. Our Manager’s investment committee will formally review at a duly called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our Manager’s investment committee.

Our Manager will focus on the direct origination, sourcing, acquisition, select purchasing, and management of property for the development and sale of For-Sale Housing and investments in commercial or residential properties that can be repurposed into For-Sale Housing, and to a lesser extent, real estate-related debt and other real estate-related assets. It will source our investments from new or existing customers, former and current financing and investment partners, third party intermediaries, competitors looking to share risk and investment, securitization or lending departments of major financial institutions.

In selecting investments for us, our Manager will utilize our sponsor’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our Manager will consider when evaluating prospective investment opportunities include:

•	macroeconomic conditions that may influence operating performance;

•	real estate market factors that may influence real estate valuations, real estate lending and/or economic performance of real estate generally;

•	fundamental analysis of the real estate, zoning, operating costs and the asset’s overall competitive position in its market;

•	real estate and sales market conditions affecting the real estate;

•	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

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•	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

•	review of third-party reports, including appraisals, engineering and environmental reports;

•	physical inspections of the real estate and analysis of markets; and

•	the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets our Manager’s underwriting criteria, our Manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. With respect to commercial real estate loans, our Manager will review the proposed transaction structure, including security, reserve requirements, cash flow sweeps, call protection and recourse provisions. Our Manager will evaluate the asset’s position within the overall capital structure and its rights in relation to other partners or capital tranches. Our Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset or underlying real estate collateral.

Borrowing Policy

We believe that our sponsor’s ability to obtain both competitive interim and term financings and its relationships with top tier financial institutions should allow our Manager to successfully employ moderate levels of borrowing in order to enhance our returns to shareholders. Although our investment strategy is not contingent on financing our assets in the capital markets, our sponsor’s past experience and ability in structuring and managing match-funded, flexible term debt facilities and securitization vehicles should provide our Manager with an advantage in potentially obtaining conservatively structured term financing for many of our investments, to the extent available, through capital markets and other financing transactions, including allowing our Company to be among the first to access the capital markets when conditions permit.

We intend to employ leverage in order to provide more funds available for investment. We believe that careful use of conservatively structured leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. We expect that once we have fully invested the proceeds of this offering, our debt financing, on a portfolio-wide basis, will be between 50-85% of the greater of the cost (before deducting depreciation or other non cash reserves) or fair market value of our assets, although it may exceed this level during our offering stage. Our Manager may from time to time modify our leverage policy in its discretion. However, other than during our initial period of operations, it is our policy to not borrow more than 85% of the greater of cost (before deducting depreciation or other non cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s investment committee.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets and the nature and level of credit enhancements supporting our assets. Our Manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, issuer, industry and certain other types of concentrations. Our Manager’s investment committee will monitor the overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management. We will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund”, which means our Manager will seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets and through hedging activities.

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Hedging Activities. We may engage in hedging transactions to protect our investment portfolio and variable rate leverage from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our shareholders, given the cost of such hedges. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. We may elect to bear a level of interest rate risk that could otherwise be hedged when our Manager believes, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.

Equity Capital Policies. Under our operating agreement, we have authority to issue an unlimited number of additional common shares or other securities. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares in our Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without shareholder approval. After your purchase in this offering, our Manager may elect to: (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings or (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Disposition of For-Sale Homes

The Manager may choose to cause the sale of a home funded by the eFundTM to investors in the eFundTM or investors in other programs sponsored by our sponsor (referred to herein as “homebuyer investors” or “HBIs”). We believe that this pool of prospective purchasers could potentially de-risk the sale process of our For-Sale Housing, particularly those prospective homebuyer investors (HBIs) located in the Additional MSAs, and we intend to target the marketing of this offering and our For-Sale Housing specifically towards them. While we intend to use our best efforts to obtain the best price possible, in an effort to provide a greater risk adjusted return, the Manager may choose to sell any for-sale home to homebuyer investors (HBIs) at a price other than the highest theoretical price obtainable if the home were widely marketed, to provide a rebate or financial incentive to homebuyer investors (HBIs), to give homebuyer investors (HBIs) first-access or first-right to purchase homes before being widely marketed, and generally may choose to give homebuyer investors (HBIs) advantages and economic benefits for purchasing a home that an unrelated, unknown third party would not receive. In addition, in order to deter activities that the Manager may deem undesirable, such as that a homebuyer investor (HBI) could try to game the system, the Manager may, but is not required, to impose additional restrictions or requirements upon the purchasers of an eFundTM home, such as hold requirements or limits on the number of homes that may be purchased in a given time period. As such, the Manager may have a conflict of interest among its various clients, including the eFundTM and the homebuyer investor(s) (HBIs), some of whom may or may not have invested in the eFundTM, but any of whom may also become buyers of the homes the eFundTM develops, owns, lends to and/or offers for sale. We intend these incentives to be made solely available to homebuyer investors (HBIs), and not to homebuyers generally, with an aim to lower the investment risk associated with the sales process.

In the event our Manager chooses to sell For-Sale Housing to homebuyer investors (HBIs), we may endeavor not to use a real estate broker or other intermediary; however, we may engage a real estate broker or other intermediary in the event our Manager determines it will aid in the marketing and sales of our For-Sale Housing. If our Manager elects to engage a real estate broker or other intermediary in connection with the sale of our For-Sale Housing, in addition to the disposition fee we may be required to pay our Manager, we will also reimburse our Manager for any out-of-pocket expenses paid to such parties in connection with providing services to us.

We believe it is in the best interest of the eFundTM and its investors to sell homes, funded by the eFundTM, to homebuyer investors (HBIs), and that by providing incentives to purchase eFundTM-ed homes to homebuyer investors (HBIs)—such as first access to view and buy homes, preferential rights to purchase the homes, and financial payments for or discounts on the homes—the eFundTM and its investors receives substantial benefits in lowering the risk of execution, in particular the risks associated with marketing and selling the homes, identifying motivated home

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buyers, home price and sales uncertainty, and reducing overall risk related to future market conditions at the time of each home sale.

We believe that providing various incentives or affinity programs to a pre-identified and interested pool of home buyers that have invested in our common shares or are otherwise clients of our Manager increases the likelihood of finding buyers and executing on home sales. We believe that an individual that has chosen to invest in our common shares or become a client of Fundrise Advisors, LLC and has self-identified as an interested home buyer is more likely to purchase a home funded by us than an unrelated, unknown home buyer would be.  We believe that selling homes into a pre-identified and interested pool of home buyers who have invested in the For-Sale eFundTM(s) significantly lowers the risk associated with real estate investing in homes for sale, in particular when the for-sale homes require significant time for entitlements and construction.

We will attempt to find the appropriate risk-adjusted return commensurate with this novel approach to investing in and selling for-sale homes.  However, there is no guarantee that the approach described will lower the risks associated with investing in home building or homes for sale. There is substantial judgment required to set the appropriate risk-adjusted pricing for homes and that the Manager may set a price lower than a widely marketed home in order to capture the lower risk we believe is achieved through building a pool of homebuyer investors (HBIs).

We believe that pre-identifying and building a pool of homebuyer investors (HBIs) will lower the cost of marketing and selling homes.  Discovering and attracting home buyers through traditional property marketing and sales efforts is expensive, uncertain, and highly inefficient.  Real estate developers may spend between 4% to 7% in sales, marketing and brokerage costs, according to a Realtor.com 2014 study.  Our Manager believes that by building a pool of homebuyer investors (HBIs) provides substantial economic advantages to our investment strategy, including lowering the cost of sales and marketing execution of the home, increasing the visibility of the future homes for sale, increasing the information available to the home builder about market demand, and lowering the sales uncertainty of the eventual homes built and delivered.

We may spend up to 0.30% of our gross offering proceeds (approximately $150,000 if our $50,000,000 offering is fully subscribed) on acquiring homebuyer investors (HBIs).  We believe these marketing costs will benefit all investors in our common shares by lowering the risks associated with investing in zoning, building, and selling homes for sale. However, there is no guarantee that these marketing costs will lower the investment risks or marketing and sales costs of homes for sale.  These sales and marketing costs may or may not be capitalized into or reimbursed by various property level entities of the eFundTM or may remain capitalized at the eFundTM level.  The property owning entity may also spend separate sales and marketing costs on the homes for sale.

Our Manager may receive fees and reimbursements for managing the execution of the homes for sale, including the marketing and administration of the homes sales and closing process.  The Manager may receive a disposition fee of up to 1.50% of the gross price of the homes sold by us or our majority controlled subsidiaries, unless such fee is reduced or waived by the Manager.

Re-investment Policies

While we may decide to reinvest sale proceeds in additional For-Sale Housing opportunities, we expect to use all proceeds from the sale of our For-Sale Housing, other than amounts needed for reserves and operating expenses, to fund distributions.

Liquidity Event

Subject to then existing market conditions, we may consider alternatives to our liquidation as a means for providing liquidity to our shareholders within approximately five years from the completion of this offering. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of our Company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our shares on a

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national securities exchange or a similar transaction. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our shareholders.

Prior to our completion of a liquidity transaction, our redemption plan may provide an opportunity for you to have your common shares redeemed, subject to certain restrictions and limitations. See “Description of our Common Shares—Quarterly Redemption Plan.”

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PLAN OF OPERATION

General

Fundrise National For-Sale Housing eFund, LLC is a recently organized Delaware limited liability company formed to invest in the acquisition of property for the development and sale of For-Sale Housing targeted to first-time, move-up and active adult homebuyers in the Additional MSAs. We may also invest in commercial or residential properties that can be repurposed into For-Sale Housing and, to a lesser extent, real estate-related debt and other real estate-related assets. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of real estate assets that provide attractive and stable returns to our investors. As of the date of this offering circular, we have not commenced operations nor have we identified any investments in which there is a reasonable probability that we will invest.

Fundrise Advisors, LLC is our Manager. As our Manager, it will manage our day-to-day operations and our portfolio of commercial real estate equity investments, commercial real estate loans, and other real estate-related assets. Our Manager also has the authority to make all of the decisions regarding our investments, subject to the limitation in our operating agreement and the direction and oversight of our Manager’s investment committee. Our sponsor will also provide asset management, marketing, investor relations and other administrative services on our behalf.

Competition

Our net income depends, in large part, on our ability to source, acquire and develop investments with attractive risk-adjusted yields. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, REITs, private real estate funds, and other entities engaged in real estate investment activities as well as online real estate platforms that compete with the Fundrise Platform, many of which have greater financial resources and lower costs of capital available to them than we have. In addition, there are numerous real estate investment companies with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, amount of capital to be invested per project and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase and originate real estate-related investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of the date of this offering circular, we have not made any investments, and our total assets consist of approximately $5,000 in cash, plus a commitment from Fundrise, LP to purchase $95,000 of our common shares on a date no later than the date on which we raise and accept at least $1,000,000 in this offering. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

We will not commence operations unless we raise a minimum of $1,000,000 in gross offering proceeds from persons who are not affiliated with us or our sponsor. If we are unable to raise substantially more than $1,000,000 in gross offering proceeds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, regardless of

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whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We currently have no outstanding debt and have not received a commitment from any lender to provide us with financing. Our targeted portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 50-85% of the greater of the cost (before deducting depreciation or other non cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of property for the development and sale of For-Sale Housing. Our Manager may from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our assets, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. However, other than during our initial period of operations, it is our policy to not borrow more than 85% of the greater of cost (before deducting depreciation or other non cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s investment committee.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Manager. During our organization and offering stage, these payments will include payments for reimbursement of certain organization and offering expenses. During our acquisition and development stage, we expect to make payments to our Manager in connection with the management of our assets and costs incurred by our Manager in providing services to us. For a discussion of the compensation to be paid to our Manager, see “Management Compensation”.

Related Party Loans and Warehousing of Assets

If we have sufficient funds to acquire only a portion of a real estate investment then, in order to cover the shortfall, we will obtain a related party loan from, or issue a participation interest to, Fundrise Lending or its affiliates. Our operating agreement expressly authorizes us to enter into such related party loans and to issue such participation interests. Each related party loan and participation interest will be an unsecured obligation of ours, that is payable solely to the extent that such related party loan or participation interest remains outstanding. As we sell additional common shares in this offering, we will use the proceeds of such sales to pay down the principal and interest of the related party loan or the principal of the outstanding participation interests, as appropriate, reducing the payment obligation of the related party loan or participation interest, and our obligation to the holder of the related party loan or participation interest. We may also utilize related party loans, from time to time, as a form of leverage to acquire real estate assets.

In instances where a participation interest is outstanding, payments of the participation interest will be pari passu (i.e., of equal seniority) to our right to payment from the underlying asset, and any payments received from the underlying asset will be subsequently distributed pro rata (i.e., in equal proportion to their proportionate interest) among us and the participation interest holder. In the event that we sell a sufficient number of common shares through this offering to fully extinguish the principal of an outstanding participation interest, we will repay the participation interest, and, other than any accrued but unpaid return due to it from the underlying asset, the holder of the participation interest will no longer hold any obligation of ours with regard to payment. It is anticipated that each participation interest will have a varying return that is dependent upon, and will generally be identical to, the projected return on the underlying asset.

As an alternative means of acquiring investments for which we do not yet have sufficient funds, Fundrise Lending or its affiliates may close and fund a real estate investment prior to it being acquired by us. This ability to warehouse investments allows us the flexibility to deploy our offering proceeds as funds are raised. We may then acquire such investment at a price equal to the fair market value of such investment, which, for commercial real estate loans, will generally equal the cost of the investment (including reimbursement for servicing fees); however, for real property investments, such acquisition will be at a price equal to fair market value, provided that its fair market value is materially equal to its cost (i.e., the aggregate equity capital invested by Fundrise Lending or its affiliates in connection with the acquisition and during the warehousing of such investments, plus assumption of debt and any costs, such as accrued property management fees and transfer taxes, incurred during or as a result of

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the warehousing or, with respect to debt, the principal balance plus accrued interest net of any applicable reimbursement of special servicing expenses).

Results of Operations

We were formed on March 24, 2017. As of the date of this offering circular, we have not commenced operations. We will not commence any significant operations until we have raised $1,000,000 from persons who are not affiliated with us or our sponsor.

Market Outlook — Real Estate Finance Markets

We are encouraged by continued improvement in commercial real estate capital and credit markets, as well as the positive macroeconomic growth supporting the residential real estate industry. As we look ahead to the next three years, we believe improving fundamentals, transactions, and commercial real estate mortgage lending activities will continue to strengthen in core United States metro markets. Further, assistance provided by governmental support programs and commitments over the immediate future are expected to further support U.S. capital markets over the immediate future.

If markets continue to strengthen, the competition for urban undeveloped and fully entitled land will become increasingly fierce. We believe the Fundrise Platform provides us with a competitive edge in searching for value and attractive opportunities across wider markets and property types during a period of increased competition. Additionally, innovative funding options and quicker closing timelines from our sponsor allow for greater financing availability in a period of rising competition amongst capital providers.

However, risks related to interest rate hikes and regulatory uncertainty could adversely affect growth and the values of our investments. In the event market fundamentals deteriorate, our real estate portfolio or the collateral security in any loan investment we make may be impaired as a result of lower housing pricing, more expensive cost of borrowing, and/or declining values. Further, these circumstances may materially impact the cost and availability of credit to borrowers, hampering the ability of our Manager to make new loans or investments with attractive risk-reward dynamics.

The current interest rate environment provides an unusual opportunity to borrow at historically low interest rates. As a protective measure against interest rate fluctuations and regulatory uncertainty, our Company intends to focus on purchasing retail properties with stable income, which typically would allow the Manager to secure long-term, fixed rate debt on the property at historically attractive terms, thereby mitigating interest rate risk. In terms of commercial real estate loans, we are targeting an average investment duration of 2 to 4 years for greater flexibility and adaptability during times of interest rate volatility or regulatory uncertainty. Our ability to quickly adapt is further aided by the more direct and “just-in-time” nature of our capital sourcing cycle.

Over the short term, management remains cautiously optimistic about the opportunity to acquire loans and investments offering attractive risk-adjusted returns in our targeted investment markets. However, we recognize disruptions in financial markets can occur at any time. By targeting modest leverage and mid-term target investment durations, we believe we will remain well positioned, as compared to our competitors, in the event current market dynamics deteriorate.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor any of our subsidiaries, is required to register as investment companies under the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by

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majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We anticipate that we will hold real estate and real estate-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in the acquisition of property for the development and sale of For-Sale Housing. We may also invest in commercial or residential properties that can be repurposed into For-Sale Housing and, to a lesser extent, commercial real estate-related debt and other real estate-related assets, where the underlying assets primarily consist of such properties.

We believe that neither we nor certain of our subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act. In addition, we believe that neither we nor certain of our subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(C) of the Investment Company Act because we and they will not engage or propose to engage in the business of investing, reinvesting, owning, holding or trading in securities and own or propose to acquire investment securities having a value exceeding 40% of the value of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis.

We will monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act. The securities issued by any wholly-owned or majority-owned subsidiary that we may form and that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.

The determination of whether an entity is a majority-owned subsidiary of our Company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. The determination of whether an entity is a majority-owned subsidiary of our Company is made by us. We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as voting securities, or whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

Certain of our subsidiaries may also rely upon the exclusion from the definition of investment company under Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires an entity to invest at least 55% of its assets in “mortgages and other liens on and interests in real estate”, which we refer to as “qualifying real estate interests”, and at least 80% of its assets in qualifying real estate interests plus “real estate-related assets”.

To classify the assets held by our subsidiaries as qualifying real estate interests or real estate-related assets, we will rely on no-action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. We intend to treat as “qualifying real estate interests” fee interests in real estate, mortgage loans fully secured by real estate, certain mezzanine loans and certain B-Notes. Commercial real estate-related debt securities (including CMBS, CDOs and REIT senior unsecured debt) will be treated as “real estate-related assets”.

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On August 31, 2011, the SEC published a concept release entitled “Companies Engaged in the Business of Acquiring Mortgages and Mortgage Related Instruments” (Investment Company Act Rel. No. 29778). This release notes that the SEC is reviewing the Section 3(c)(5)(C) exclusion relied upon by companies similar to us that invest in mortgage loans. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the SEC or its staff regarding the treatment of assets as qualifying real estate interests or real estate-related assets, will not change in a manner that adversely affects our operations as a result of this review. To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon our exclusion from the need to register under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies that we have chosen.

The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because we believe that understanding these policies is critical to understanding and evaluating our reported financial results. Additionally, these policies may involve significant management judgments and assumptions, or require estimates about matters that are inherently uncertain. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Fair Value Disclosures

We are required to disclose an estimate of fair value of our financial instruments for which it is practicable to estimate the value. The fair value of a financial instrument is the amount at which such financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. For certain of our financial instruments, fair values may not be readily available since there are no active trading markets as characterized by current exchanges by willing parties.

We determine the fair value of certain investments in accordance with the fair value hierarchy that requires an entity to maximize the use of observable inputs. The fair value hierarchy includes the following three levels based on the objectivity of the inputs, which were used for categorizing the assets or liabilities for which fair value is being measured and reported:

Level 1 – Quoted market prices in active markets for identical assets or liabilities.

Level 2 – Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).

Level 3 – Prices or valuation techniques based on inputs that are both unobservable and significant to the overall fair value measurement.

Fair Value Option

ASC 825 “Fair Value Option for Financial Assets and Financial Liabilities” (“ASC 825”) provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. Changes in fair value for assets and liabilities for which the election is made will be recognized in earnings as they occur. ASC 825 permits the fair value option election on an

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instrument by instrument basis at initial recognition. We will determine the fair value of financial assets and financial liabilities for which the ASC 825 election is made pursuant to the guidance in ASC 820.

Available for Sale Securities

We will determine the appropriate classification of our investments in securities at the time of purchase and reevaluate such determination at each balance sheet date in accordance with ASC 320 “Accounting for Certain Investments in Debt and Equity Securities” (“ASC 320”) and ASC 323 “Investments – Equity Method and Joint Ventures” (“ASC 323”). Securities for which we will not have the intent or the ability to hold to maturity will be classified as available for sale securities. We will determine the fair value of our available for sale securities pursuant to the guidance in ASC 820.

Revenue Recognition

We will recognize interest income from our real estate debt investments on an accrual basis over the life of the investment using the effective interest method. We will recognize fees, discounts, premiums, anticipated exit fees and direct cost over the term of the loan as an adjustment to the yield. We will recognize fees on commitments that expire unused at expiration.

We will recognize interest income from available for sale securities on an accrual basis over the life of the investment on a yield-to-maturity basis.

Credit Losses, Impairment and Allowance for Doubtful Accounts

We will assess whether unrealized losses on the change in fair value on our securities reflect a decline in value which is other than temporary in accordance with ASC 320. If it is determined the decline in value is other than temporary, the impaired securities will be written down to their fair values. Significant judgment of management is required in this analysis, which includes, but is not limited to, making assumptions regarding the collectability of the principal and interest, net of related expenses, on the underlying loans.

We will establish allowances for real estate debt investment losses based upon a periodic review of the loan investments. Income recognition will generally be suspended for the investments at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the suspended investment becomes contractually current and performance is demonstrated to be resumed. In performing this review, management will consider the estimated net recoverable value of the investment as well as other factors, including the fair market value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the economic situation of the region where the borrower does business. Because this determination will be based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized from the investments may differ materially from the carrying value at the balance sheet date.

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PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical operating results for our sponsor and the experience of public real estate programs sponsored by our sponsor, which we refer to as the “prior public real estate programs.” Investors in our common shares should not assume that they will experience returns, if any, comparable to those experienced by investors in our sponsor’s affiliated prior public real estate programs. Investors who purchase our common shares will not thereby acquire any ownership interest in any of the entities to which the following information relates.

The returns to our shareholders will depend in part on the mix of assets in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio may not mirror the portfolios of our sponsor’s affiliated prior public real estate programs in any of these respects, the returns to our shareholders may vary from those generated by our sponsor’s affiliated prior public real estate programs. In addition, our sponsor is a self-managed, privately-held company with an indefinite duration. As a result, you should not assume the past performance of our sponsor or the prior public real estate programs described below will be indicative of our future performance.

Overview of Our Sponsor

Our sponsor is a privately-held company that operates as a real estate investment and lending platform. Our sponsor was formed in March 2012 to (i) establish the on-line real estate funding vehicle that is today the Fundrise Platform and (ii) engage in the business of investing in and managing commercial real estate debt and commercial real estate equity securities. In April 2014, our sponsor closed its Series A funding round, pursuant to which it raised net proceeds of approximately $24.5 million. On January 31, 2017, our sponsor began an initial offering of shares of its class B common stock to the public via Regulation A. As of April 20, 2017, our sponsor had raised approximately $14.4 million through such Regulation A offering.

For purposes of this prior performance summary, our sponsor views its prior public programs to consist of five (5) eREITs that had begun raising and deploying capital as of December 31, 2016 (collectively, the “eDirectTM Programs”): (i) Fundrise Real Estate Investment Trust, LLC (the “Income eREITTM”); (ii) Fundrise Equity REIT, LLC (the “Growth eREITTM); (iii) Fundrise West Coast Opportunistic REIT, LLC (the “West Coast eREITTM); (iv) Fundrise East Coast Opportunistic REIT, LLC (the “East Coast eREITTM); and (v) Fundrise Midland Opportunistic REIT, LLC (the “Heartland eREITTM).

With respect to its eDirectTM Programs, our sponsor’s primary investment objectives are similar to ours. Our sponsor seeks to produce attractive risk-adjusted returns by targeting debt and equity investments with significant potential value creation but below the radar of institutional-sized investors. In contrast, returns typically associated with core real estate properties in major gateway markets, and stabilized trophy assets have generally become over-priced in the a pursuit of safety over value. We believe that our investment strategy, combined with the experience and expertise of our Manager’s management team, will provide opportunities to originate investments with attractive long-term equity returns and strong structural features with local, joint venture real estate companies, thereby taking advantage of changing market conditions in order to seek the best risk-return dynamic for our shareholders.

The profitability and performance of our sponsor’s business is a function of several metrics: (i) growth of assets under management; (ii) growth in the number of eDirectTM Programs listed on the Fundrise Platform; and (iii) overall returns realized on invested capital. The credit quality of our sponsor’s investments, the diversification of its portfolio and the underwriting and portfolio management capabilities of our sponsor’s management team, who also serve as our Manager’s management team, are additional key factors in the performance of our sponsor’s business. As of December 31, 2016, our sponsor had approximately $117.9 million in assets under management as a result of the eDirectTM Programs.

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Our Sponsor’s Prior Public Investment Programs

Overview

The eDirectTM Programs were launched in December 2015 with the qualification of the Regulation A offering of the Income eREITTM. Our sponsor and its affiliates are responsible for origination, due diligence, structuring, closing, acquiring, and asset management of all investments and loans made under the eDirectTM Programs.As of December 31, 2016, our sponsor had facilitated or originated approximately 33 real estate assets in its eDirectTM Programs with aggregate asset values of approximately $637 million, consisting of approximately $72 million of commercial real estate loan assets, $565 million of investments in commercial real estate assets (primarily through common equity investments and majority-owned subsidiaries with rights to receive preferred economic returns. The portfolios included in the eDirectTM Programs are diversified by investment size, security type, property type and geographic region. As a result of the depth and thoroughness of its underwriting process, the extensive investing experience of its management team and its strong performance record in managing a diverse portfolio of assets, we believe our sponsor has earned a reputation as a leading real estate manager, which has allowed it to access funding from a broad base of investors.

Through December 31, 2016, the eDirectTM Programs consisted of five eREITsTM, which had collectively raised approximately $117.9 million from over 10,000 investors.

Factors Differentiating Us from Prior Investment Programs

While our investment objectives are similar to those of the eDirectTM Programs, the risk profile and investment strategy of each of the prior eDirectTM Programs differs from ours. We expect to acquire a similar asset portfolio to what has been originated in the eDirectTM Programs; however we intend to take advantage of profit and loss sharing from the sale of housing, which is a prohibited activity for real estate investment trusts.

Additional Information

Please see the tables under “Prior Performance Tables” in Appendix A to this offering circular for more information regarding our sponsor’s prior performance.

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DESCRIPTION OF OUR COMMON SHARES

The following descriptions of our common shares, certain provisions of Delaware law and certain provisions of our certificate of formation and operating agreement, which will be in effect upon consummation of this offering, are summaries and are qualified by reference to Delaware law, our certificate of formation and our operating agreement, copies of which are filed as exhibits to the offering statement of which this offering circular is a part. See “Where You Can Find More Information.”

General

We are a Delaware limited liability company organized on March 24, 2017. The limited liability company interests in our Company will be denominated in common shares of limited liability company interests (“common shares”) and, if created in the future, preferred shares of limited liability company interests (“preferred shares”). Our operating agreement provides that we may issue an unlimited number of common shares with the approval of our Manager and without shareholder approval.

All of the common shares offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the common shares, as determined by our Manager, the holders of such shares will not be liable to us to make any additional capital contributions with respect to such shares (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the Delaware LLC Act). Holders of common shares have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of our Company and no preferential rights to distributions. However, holders of our common shares will be eligible to participate in our quarterly redemption plan, as described below in “—Quarterly Redemption Plan”.

We intend to have a December 31 fiscal year end.

Distributions

We do not expect to declare any distributions until the proceeds from our public offering are invested. In addition, as we expect primarily to invest in the acquisition of property for the development of For-Sale Housing or in properties that have significant capital requirements, these properties may not immediately generate cash flow from sale. Thus, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

Our goal is to pay distributions from our cash flow from operations, which will primarily consist of the sale proceeds from our acquired and developed properties. Our operating cash flow may also include, among other things, proceeds from structured equity or lending investments and sales of other assets. To a lesser extent, we may also use other sources to fund distributions, including proceeds from this offering or any future offering, cash advances by our Manager, borrowings in anticipation of future operating cash flow, cash resulting from a waiver of fees or reimbursements due to our Manager. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced. We intend to use all of our cash flow from operations to fund distributions rather than to re-invest in additional For-Sale Housing; however, in certain circumstances, our Manager may elect to reinvest cash-flow from operations in additional For-Sale Housing.

We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that during the early stages of our operations and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we expect to

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look to third party borrowings, our offering proceeds or other sources to fund our distributions. Additionally, we will make certain payments to our Manager and dealer manager for services provided to us. See “Management Compensation.” Such payments will reduce the amount of cash available for distributions. Finally, payments to fulfill redemption requests under our redemption plan will also reduce funds available for distribution to remaining shareholders.

Once we begin to make distributions, we expect that our Manager will declare and make them on a periodic basis based on appreciation of, or operating cash flow from, the sale of our assets, as determined by our Manager, in arrears. Any distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow, the appreciated value of the underlying assets and/or our need to maintain reserves. Given the expectation that most of our distributions will come from the sale of assets, it is likely that we will not make distributions at a consistent rate nor on a consistent periodic basis, if at all. Distributions will be paid to shareholders as of the record dates selected by the Manager. Shareholders will be entitled to declared distributions on each of their shares from the time the shares are issued to the shareholder until the redemption date as described below in “—Quarterly Redemption Plan”.

We are not prohibited from distributing our own securities in lieu of making cash distributions to shareholders. Our operating agreement also gives the Manager the right to distribute other assets rather than cash. The receipt of our securities or assets in lieu of cash distributions may cause shareholders to incur transaction expenses in liquidating the securities or assets. We do not have any current intention to list our common shares on a stock exchange or other trading market, nor is it expected that a public market for the common shares will develop. We also do not anticipate that we will distribute other assets in kind (other than in the context of a roll up transaction).

Fee Waiver Support

To mitigate the effect of our lack of assets, revenue and operating history, our Manager has agreed, for a period until December 31, 2017 (the “fee waiver period”), to waive its asset management fee during the fee waiver period. In the event of the removal of our Manager, any obligations of our Manager to provide the fee waiver support to us will be terminated.

Voting Rights

Our common shareholders will have voting rights only with respect to certain matters, as described below. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders until the redemption date as described below in “—Quarterly Redemption Plan”. Generally, matters to be voted on by our shareholders must be approved by either a majority or supermajority, as the case may be, of the votes cast by all common shares present in person or represented by proxy. Our operating agreement provides that special meetings of shareholders may be called by our Manager. If any such vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

The following circumstances will require the approval of holders representing a majority or supermajority, as the case may be, of the common shares:

•	any amendment to our operating agreement that would adversely change the rights of the common shares (majority of affected class/series);

•	removal of our Manager as the manager of our Company for “cause” as described under “Management—Term and Removal of the Manager” (two-thirds); and

•	the liquidation of the issuer in the event that it has not liquidated by the seventh anniversary of the commencement of the Offering (majority).

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General Procedures

Public Announcements; Notices. In the case of specified dispositions or a redemption, we will publicly announce or otherwise provide specified information to holders of common shares.

Fractional Shares. Our Manager is not required to issue or deliver any fractional shares to any holder of common shares upon any redemption or distribution under the provisions described under “— Redemptions.” Instead of issuing fractional shares, the Manager may elect that we pay cash for the fractional share in an amount equal to the NAV of the fractional share, without interest.

Payment of Taxes. If any person exchanging a certificate representing common shares wants us to issue a certificate in a different name than the registered name on the old certificate, that person must pay any transfer or other taxes required by reason of the issuance of the certificate in another name or establish, to the satisfaction of us or our agent, that the tax has been paid or is not applicable.

Preferred Shares

Section 215(e) of the Delaware LLC Act also specifically authorizes the creation of ownership interests of different classes of limited liability company interests, having such relative rights, powers and duties as the limited liability company agreement may provide, and may make provision for the future creation in the manner provided in the limited liability company agreement of additional classes of membership interests. In accordance with this provision, our operating agreement provides that our Manager is authorized to provide for the issuance from time to time of an unlimited amount of one or more classes or series of preferred shares of limited liability company interests (“preferred shares”). Unless otherwise required by law or by any stock exchange, if applicable, any such authorized preferred shares will be available for issuance without further action by our common shareholders. Our Manager is authorized to fix the number of preferred shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series and without shareholder approval. As of the date of this offering circular, no preferred shares are outstanding and we have no current plans to issue any preferred shares.

We could issue a class or series of preferred shares that could, depending on the terms of the class or series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares.

Transfer Agent and Registrar

As of the date of this offering circular, we have not engaged a transfer agent, and do not intend to engage a transfer agent until such time as we are required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Operating Agreement

Non-Member Manager

•	Our operating agreement designates Fundrise Advisors, LLC, an affiliate of our sponsor, as our non-member manager. Our Manager will generally not be entitled to vote on matters submitted to our shareholders, although its approval will be required with respect to certain amendments to the operating agreement that would adversely affect its rights. Our Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

•	Our operating agreement further provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our shareholders and will not be subject to any different

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standards imposed by our operating agreement, the Delaware LLC Act or under any other law, rule or regulation or in equity.

Organization and Duration

We were formed on March 24, 2017 as “Fundrise National For-Sale Housing eFund, LLC”, a Delaware limited liability company. We will remain in existence until dissolved in accordance with our operating agreement.

Purpose

Under our operating agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreement relating to such business activity.

Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing a common share, you will be admitted as a member of our Company and will be bound by the provisions of, and deemed to be a party to, our operating agreement. Pursuant to this agreement, each shareholder and each person who acquires a common share from a shareholder grants to our Manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, our operating agreement.

No Fiduciary Relationship with our Manager

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. Our Manager performs its duties and responsibilities pursuant to our operating agreement. Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our shareholders. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our operating agreement limits the liability of our Manager, its officers and directors, our sponsor and our sponsor’s shareholders and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers and directors, our sponsor and our sponsor’s shareholders and affiliates.

Our operating agreement provides that to the fullest extent permitted by applicable law our Manager, its officers and directors, our sponsor and our sponsor’s shareholders and affiliates will not be liable to us. In addition, pursuant to our operating agreement, we have agreed to indemnify our Manager, its officers and directors, our sponsor and our sponsor’s shareholders and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of our Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the manager or one of our Manager’s directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Amendment of Our Operating Agreement; Exclusive Authority of our Manager to Amend our Operating Agreement

Amendments to our operating agreement may be proposed only by or with the consent of our Manager. Our Manager will not be required to seek approval of the shareholders to adopt or approve any amendment to our operating agreement, except to the extent that such amendment would limit the rights of the holders of any class or series of shares or would otherwise have an adverse effect on such holders. In such a case, the proposed amendment must be approved in writing by holders representing a majority of the class or series of shares so affected.

Termination and Dissolution

We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon: (1) the election of our Manager to dissolve us; (2) the sale, exchange or other disposition of all or substantially all of our assets; (3) the entry of a decree of judicial dissolution of our Company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and U.S. federal income tax purposes, our fiscal year and our tax year (unless otherwise required by the Code) are the calendar year.

Determinations by our Manager

Any determinations made by our Manager under any provision described in our operating agreement will be final and binding on our shareholders. We will prepare a statement of any determination by our Manager respecting the fair market value of any properties, assets or securities, and will file the statement with our Company secretary.

Restrictions on Ownership and Transfer

Our operating agreement, subject to certain exceptions, provides that generally no person may own, or be deemed to own, more than 9.8% in value or in number of our shares, whichever is more restrictive.  We refer to these limits collectively as the “ownership limit.”  An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of the shares of our company described below is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of shares. In addition, our operating agreement provides that no transfer of shares may occur without the consent of our Manager, in its sole discretion. We may reject any investor’s subscription in whole or in part if we determine that such subscription would violate the ownership limit.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common shares or otherwise be in the best interest of the holders of the common shares.

Personal Conduct Repurchase Right

Our operating agreement provides that we may elect to repurchase, at a price equal to $10.00 per share until December 31, 2018, and equal to the greater of $10.00 or an amount based on our NAV as of the end of the prior semi-annual period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually) thereafter, all of the common shares held by an investor in the event that such investor fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon us, as determined by the Manager in its sole and absolute discretion. The purchase price will be payable to the investor in a single payment, with the payment becoming due fifteen (15) business days following the date on which we provide notice to the investor of our decision to repurchase the common shares.

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Prospect of Roll-Up/Public Listing

Our Manager may determine that it is in our best interest to (i) contribute to, or convert our Company into, an alternative vehicle, through consolidation, merger or other similar transaction with other companies, some of which may be managed by our Manager or its affiliates (a “Roll-Up”) or (ii)  list our shares (or shares of the Roll-Up vehicle) on a national securities exchange. In connection with a Roll-Up, shareholders may receive from the Roll-Up vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as our Manager deems fair and reasonable, provided, however, that our Manager will be required to obtain approval of shareholders holding a majority of the outstanding common shares if required by applicable laws or regulations.

Anti-Takeover Effects of Our Operating Agreement and Delaware Law

The following is a summary of certain provisions of our operating agreement and Delaware law that may be deemed to have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of our Company. These provisions include the following:

Authorized but Unissued Shares

Our operating agreement authorizes us to issue additional common shares or other securities of our Company for the consideration and on the terms and conditions established by our Manager without the approval of our shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares of our Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over us by means of a tender offer, merger or otherwise.

Delaware Business Combination Statute—Section 203

We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the DGCL, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the DGCL apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting shares. Our Manager may elect to amend our operating agreement at any time to have Section 203 apply to us.

Valuation Policies

Overview

Our operating agreement provides that at the end of each semi-annual period, or such other period as determined by the Manager in its sole discretion, but no less frequently than annually, beginning December 31, 2018, our sponsor’s internal accountants and asset management team will calculate our NAV per share using a process that reflects (1) estimated values of each of our commercial real estate assets and investments, as determined by our sponsor’s asset management team, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, (b) with respect to debt, default rates, discount rates and loss severity rates, and (c) in certain instances reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic distributions and (4) estimated accruals of our operating revenues and expenses. Note, however, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP, and our NAV may not be indicative of the price that we would receive for our assets at current market conditions. In instances where we determine that an appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our NAV per share.

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As there is no market value for our shares as they are not expected to be listed or traded, our goal is to provide a reasonable estimate of the value of our shares on a semi-annual basis (or such other periodic basis as determined by the Manager in its sole discretion, but no less frequently than annually), with the understanding that our common shares are not listed or traded on any stock exchange or other marketplace. However, the majority of our assets will consist of property acquired for the development and sale of For-Sale Housing, including some commercial or residential properties that can be repurposed into For-Sale Housing, and, as with any commercial real estate valuation protocol, the conclusions reached by our sponsor’s internal accountants or asset management team, as the case may be, will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given semi-annual period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually), our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the calculation of our NAV per share may not reflect the precise amount that might be paid for your shares in a market transaction, and any potential disparity in our NAV per share may be in favor of either shareholders who redeem their shares, or shareholders who buy new shares, or existing shareholders. However, to the extent quantifiable, if a material event occurs in between updates of NAV that would cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

NAV Estimates Determination and Valuation Methodology

In accordance with the Manager’s valuation policy, the net asset value estimates used in calculating the value of our shares are determined using the following process. First, our sponsor’s asset management team presents a valuation recommendation to our sponsor’s internal accounting department, with supporting analysis, which includes estimates of our underlying real estate values along with estimates of our investment instrument values (and may or may not include a third-party expert valuation report). Second, our sponsor’s internal accounting department calculates our total valuation and share price utilizing our sponsor’s asset management team’s recommendations. Third, the investment-level valuation recommendations and total fund valuations are presented to the Manager’s investment committee for review and approval, with final reports issued to investors in the eFundTM only after the Manager’s investment committee approves all valuations and implied share prices.

The primary valuation method the Manager expects to employ in estimating the value of our For-Sale Housing assets is the Sales Comparison Method. Under the Sales Comparison Method, the Manager will assess relevant sales to determine comparable metrics, such as price per square foot or price per home in order to calculate a potential value for a given asset. The Manager will then compare the comparable sales price to the progress towards, and costs of, the development of the asset (including estimated property, construction, financing, architectural, engineering and other soft costs) in order to ascertain the implied net value of each asset upon achieving certain key milestones; in particular vesting entitlements, construction completion or unit sales. The value recognized at the entitlements milestone would be based primarily on the sales prices of comparable entitled property. At the construction completion milestone, the value would be primarily based on the sales prices of comparable completed developments, while taking into account the extent of the sales risk remaining, such as time to fully sell out of the property. For instance, a large condominium project will likely take longer to completely sell out than a small condominium or townhome development, which longer timeline increases the uncertainty associated with determining the final net sales pricing. However, as unit sales progress in a large development, the Manager may gain greater insight into the likely sales prices of unsold units. When conducting this analysis, the Manager will leverage market research and its experience and reasonable judgment to make decisions regarding many assumptions, such as timeline to completion, zoning and entitlement risk, future interest rate environment, future sale prices, surrounding neighborhood dynamics, home design, layout, depth of market, and the consumer target segment (in particular, demographics, income bracket, and other lifestyle considerations).

The Manager believes the value of the investments are primarily driven by the net sales price of the home or property less the total amount of required development costs, which net asset value is primarily recognized at the successful completion of the key execution risks of entitlement, construction, and sale.

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Our Sponsor’s Asset Management Team

As of the date of this Offering Circular, our sponsor’s real estate and accounting teams are composed of eighteen professionals with more than 100 years of combined experience. Of these professionals, the primary real estate management team is made up of three officers of our sponsor, two real estate vice presidents, three real estate senior associates, four real estate analysts, and five accountants. All of these professionals play a role in asset management because our sponsor takes a “cradle to grave” approach to asset management, meaning that the real estate team that closes a deal is then responsible for asset management of the property for the life of the investment.

Members of our sponsor’s real estate team have previously worked as real estate developers, fund managers, real estate brokers, and home-builders, while members of our sponsor’s accounting team have worked as auditors, fund accountants, and property accountants. Prior to being employed by our sponsor, these team members accumulated direct management experience with real estate development, fund management, leasing, construction and financing in excess of $2 billion of real estate, not including their experience with our sponsor.

In the five years since launching, our sponsor’s real estate and accounting teams have acquired and asset managed more than 75 real estate properties totaling in excess of $1 billion in asset values. Throughout 2015 and 2016, our sponsor’s real estate and accounting teams have worked with outside valuation experts in determining the Net Asset Value calculation for both the Fundrise Real Estate Investment Trust LLC and Fundrise Equity REIT LLC. Based on this experience, our sponsor believes that its real estate team has a more intimate and detailed understanding of the properties than typical outside consultants and that its real estate and accounting teams can more accurately estimate the NAV of the Company.

In addition, our sponsor believes that it will ultimately be much more cost effective and efficient to produce NAV through its own real estate and accounting teams than through the use of outside valuation consultants.

Share Price Adjustments

Our Manager set our initial offering price at $10.00 per share, which will be the purchase price of our common shares until December 31, 2018. Thereafter, the per share purchase price for our common shares will be adjusted at the end of each semi-annual period, or such other period as determined by our Manager in its sole discretion, but no less frequently than annually. Our Manager has initially determined to adjust the per share purchase price in this offering semi-annually, in January and July of each year (or as soon as commercially reasonable thereafter), to the greater of (i) $10.00 per share or (ii) the sum of our net asset value, or NAV, divided by the number of our common shares outstanding as of the end of the prior semi-annual period (NAV per share), in each case prior to giving effect to any share purchases or redemptions to be effected on such day. Our Manager shall adjust our per share purchase price as of the date the new NAV is announced, not the date of such NAV, and investors shall pay the most recent publicly announced purchase price as of the date of their subscription. Solely by way of example, if an investor submits a subscription on July 2, such investor shall pay the per share purchase price previously announced in January, not the per share purchase price that would be expected to be announced at a later date in July.

Beginning after December 31, 2018, we will file with the SEC an offering circular supplement disclosing the determination of our NAV per share that will be applicable from the date following the date of the supplement disclosing the new NAV until the filing of the next NAV supplement, which we refer to as the pricing supplement. We will file the pricing supplement at the end of each semi-annual period (or at the end of such other period for which our Manager has determined to calculate our NAV). We will also post that period’s NAV on the public Fundrise Platform, www.fundrise.com. The Fundrise Platform will also contain this offering circular, including any supplements and amendments. We will disclose, on a semi-annual basis (or such other periodic basis as determined by the Manager in its sole discretion, but no less frequently than annually) an offering circular supplement filed with the SEC, the principal valuation components of our NAV. In addition, if a material event occurs in between updates of NAV that would cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

Any subscriptions that we receive prior to filing of the pricing supplement disclosing our NAV adjustment will be executed at a price equal to our then currently disclosed NAV per share. Thus, even if settlement occurs in the following period for which NAV is calculated, the purchase price for the shares will be the price in effect at the time the subscription was received.

Quarterly Redemption Plan

While shareholders should view this investment as long-term, we have adopted a redemption plan whereby, on a quarterly basis, an investor has the opportunity to obtain liquidity. Despite the illiquid nature of the assets expected to be held by our Company, the Manager believes it is best to provide the opportunity for quarterly liquidity in the event shareholders need it in the form of a discounted redemption price prior to year 5, which economic benefit indirectly accrues to shareholders who have not requested redemption. Neither the Manager nor our sponsor receive any economic benefit as a result of the discounted redemption price through year 5.

In addition, in connection with our intended compliance with the PTP Safe Harbor, we may be required to periodically suspend or otherwise amend our redemption plan so as to ensure that the eFundTM is not deemed a “publicly traded partnership”. In the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, to disclose such suspension, termination or amendment. For more information regarding the PTP Safe Harbor, please see “Certain U.S. Federal Income Tax

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Considerations Relating to our Quarterly Redemption Plan” and “Certain U.S. Federal Income Tax Purposes—Partnership Classification” below.

Pursuant to our redemption plan, shareholders may request that we redeem at least 25% of their shares. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

Shareholders may request that we redeem at least 25% of their shares at any time throughout the year. In connection with our intended compliance with the PTP Safe Harbor, all redemption requests must be made in writing and must be received no less than 60 days prior to the next effective redemption date (i.e., the last day of each fiscal quarter). Accordingly, in the event that we receive a redemption request within 60 days of the current calendar quarter’s effective redemption date, we will be unable to process such redemption request until the subsequent calendar quarter’s effective redemption date. For example, if we were to receive a redemption request on January 2, we would process such redemption request on March 31; however, if we were to receive such redemption request on February 15, we would not process such redemption request until June 30.

We will endeavor to remit the redemption price within 14 days of the end of a fiscal quarter, although payment of the redemption price may be delayed until 21 days after the end of a fiscal quarter. We will establish the Effective Redemption Price for redemption requests twice a year. The per share redemption price will be calculated after the Effective Redemption Date and will be based on a declining discount to our most recently disclosed NAV per share, rounded down to the nearest cent. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

Holding Period from Date of Settlement	Effective Redemption Price (as percentage of per share redemption price)(1)
Original Settlement Date until 3 years	97.0	%(2)
3 years to 4 years	98.0	%(3)
4 years to 5 years	99.0	%(4)
More than 5 years	100.0	%(5)

(1)	The Effective Redemption Price will be rounded down to the nearest $0.01.

(2)	For shares held less than three (3) years, the Effective Redemption Price includes the fixed 3% discount to the per share price for our common shares in effect at the time of the redemption request.

(3)	For shares held at least three (3) years but less than four (4) years, the Effective Redemption Price includes the fixed 2% discount to the per share price for our common shares in effect at the time of the redemption request.

(4)	For shares held at least four (4) years but less than five (5) years, the Effective Redemption Price includes the fixed 1% discount to the per share price for our common shares in effect at the time of the redemption request.

(5)	For shares held at least five (5) years, the Effective Redemption Price does not include any discount to the per share price for our common shares in effect at the time of the redemption request.

Because our NAV per share will be calculated at the end of each semi-annual period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually) beginning on December 31, 2018, the redemption price may change between the date we receive the redemption request and the date on which redemption proceeds are paid. As a result, the redemption price that a shareholder will receive may be different from the redemption price on the day the redemption request is made.

Redemption of our common shares will be made quarterly on the last day of each calendar quarter based on written redemption requests we received more than sixty days prior to the end of such calendar quarter. The Manager intends to provide notice of redemption by the last business day of each quarter, with an effective redemption date as of the last day of each quarter, and to endeavor to remit the redemption price within 14 days of the end of such quarter; although payment of the redemption price may be delayed until 21 days after the end of such quarter, though there may be circumstances where we remit proceeds later than 21 days after the last business day of the quarter, due to exigent circumstances, including, without limitation, (1) our partner real estate operators or borrower(s) fail to provide adequate information regarding the assets within a time period that allows us to perform

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our NAV calculation, which in turn would prevent us from determining share redemption prices; (2) macro-economic crises or property-level events, such as damage to the property, that may affect our ability to make redemptions or determine NAV, or that we believe have a material impact on a previously computed NAV; and (3) our payment processing provider chooses to discontinue service or has technical outages that prevent us from processing share redemptions in a timely manner based on our intended processing date. Shareholders may withdraw their redemption request at any time up to five (5) business days prior to the end of the calendar quarter in which the redemption request was submitted.

We cannot guarantee that the funds set aside for the redemption plan will be sufficient to accommodate all requests made in any calendar quarter. In the event our Manager determines, in its sole discretion, that we do not have sufficient funds available to redeem all of the common shares for which redemption requests have been submitted in any given calendar quarter, such pending requests will be honored on a pro rata basis. In the event that not all redemptions are being honored in a given quarter, the pro rata distributions will be rounded down to the nearest share for each shareholder. For investors who hold common shares with more than one record date, redemption requests will be applied to such common shares in the order in which they settled, on a last in first out basis – meaning, those common shares that have been continuously held for the shortest amount of time will be redeemed first. We intend to limit common shareholders to one (1) redemption request outstanding at any given time. If we are unable to redeem shares solely as a result of the PTP Safe Harbor, we will seek to honor the redemption request with respect to the redemptions blocked by the PTP Safe Harbor (if not withdrawn) at the next redemption date on which such redemption can be made, consistent with the policies above and continued compliance with the PTP Safe Harbor.

In accordance with the SEC’s current guidance on redemption plans contained in T-REIT Inc. (June 4, 2001) and Wells Real Estate Investment Trust II, Inc. (Dec. 3, 2003), we are prohibited from redeeming more than 5.0% of the weighted average number of common shares outstanding during the prior calendar year. Accordingly, we presently intend to limit the number of shares to be redeemed during any calendar quarter to 1.25% of the common shares outstanding, with excess capacity carried over to later calendar quarters in that calendar year. However, as we intend to make a number of commercial real estate investments of varying terms and maturities, our Manager may elect to increase or decrease the amount of common shares available for redemption in any given calendar quarter, as these commercial real estate assets are paid off or sold, but in no event will we redeem more than 5.0% during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem common shares under the redemption plan. In addition, as described above, in connection with our intended compliance with the PTP Safe Harbor, the sum of redemptions pursuant to our redemption plan plus any transfers outside of our redemption plan in each taxable year may not be more than 10.0% of our outstanding common shares (determined by disregarding certain excluded transfers) in any given taxable year. While we intend to follow the SEC’s guidance described above so as not to have our redemption plan deemed a “tender offer”, in the event that we choose to conduct a tender offer, it is likely that we will not offer to repurchase such number of shares as would cause the eFundTM to not satisfy the PTP Safe Harbor and therefore risk being deemed a “publicly traded partnership.”

There is no fee in connection with a redemption of our common shares, and the discount applied to the redemption price is for the benefit of shareholders who remain as shareholders of our Company, and does not provide any economic benefit to our Manager or sponsor; however, a shareholder requesting redemption will be responsible for reimbursing us for any third-party costs incurred as a result of the redemption request, including but not limited to, bank transaction charges, custody fees, and/or transfer agent charges.

In addition, the Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without notice, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, following any material decrease in our NAV, to comply with the PTP Safe Harbor, or for any other reason. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, to disclose such amendment.

For more information about our redemption plan or to submit a redemption request, please contact us by email at investments@fundrise.com.

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Reports to Shareholders

Our operating agreement requires that we use commercially reasonable efforts to cause the Company to prepare and deliver, or cause its accountants to prepare and deliver, to Members a Schedule K-1 by March 15th in the year following the end of each fiscal year.

Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. In addition, we will provide you directly with periodic updates, including offering circulars, offering circular supplements, quarterly pricing supplements, quarterly information statements and other information.

We will provide such periodic updates electronically through the Fundrise Platform website at www.fundrise.com, and documents will be provided electronically. You may access and print all periodic updates provided through our website. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. We will provide you with paper copies at any time upon request. The contents of the Fundrise Platform website are not incorporated by reference in or otherwise a part of this offering circular.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary outlines certain material U.S. federal income tax considerations relevant to U.S. investors (as defined below) in connection with an investment in the Company. This general summary is not intended as a complete analysis of all possible tax considerations in connection with acquiring, holding and disposing of our common shares; is not a substitute for careful tax planning by each U.S. investor; does not address non-U.S., state or local income tax, or alternative minimum tax considerations; and may not be construed as legal advice. This discussion does not address your situation if you are a non-U.S. investor or are subject to special tax rules (e.g., a U.S. tax-exempt investor, a U.S. expatriate, a person who marks-to-market our common shares, a subchapter S corporation, a financial institution, an insurance company, a broker-dealer, a real estate investment trust (“REIT”), a person who receives our common shares as compensation, or a person holding our common shares as part of a “straddle,” “hedge,” “short sale” or other integrated investment). This summary also does not address tax considerations that may apply if you acquired your common shares other than in exchange for a contribution of cash to the Company. If a partnership or other entity treated as a partnership owns our common shares, then the tax treatment of a partner in such partnership or equity owner in such other entity generally will depend upon the status of the partner or equity owner and the activities of such partnership or other entity and of the Company.

For purposes of this summary, a “U.S. investor” is a beneficial owner of our common shares who for U.S. federal income tax purposes is: (i) a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia); (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

This discussion is based upon existing law, as currently interpreted, contained in the Internal Revenue Code of 1986, as amended (the “Code”), current, temporary and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”), judicial decisions and administrative rulings and practice, all as of the date hereof. Existing law, as currently interpreted, is subject to change by either new legislation, or by new interpretations of existing law in regulations, administrative pronouncements or court decisions, any of which could change current law and/or, by retroactive application or otherwise, adversely affect your investment. We have not obtained any rulings from the Internal Revenue Service (the “IRS”) concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES (INCLUDING STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES) TO THEM OF AN INVESTMENT IN OUR COMMON SHARES.

Partnership Classification

We intend to be treated as a partnership for U.S. federal income tax purposes, so that we generally will not be subject to U.S. federal income tax, but each U.S. investor will be required to include its allocable share of our tax items in determining its U.S. federal income tax liability.

Because we are organized as a Delaware limited liability company, we generally will be classified as a partnership for U.S. federal income tax purposes, and not as a corporation (or as a REIT), unless either (i) we affirmatively elect to be classified as an association taxable as a corporation or (ii) we are treated as a publicly traded partnership (“PTP”) and less than 90% of our annual gross income is derived from certain qualifying sources. We will not elect to be classified as an association taxable as a corporation and intend to be classified as a partnership for U.S. federal income tax purposes and to avoid treatment as a corporation under the PTP rules. A PTP is a partnership whose interests are traded on an established securities market or are deemed to be readily tradable on a secondary market or the substantial equivalent thereof. Our common shares will not be traded on an established securities market. The Manager intends to avoid the risk of our common shares being deemed readily tradable on a secondary market or equivalent by complying with a regulatory safe harbor for a partnership that complies with certain restrictions on redemptions and transfers (referred to herein as the “PTP Safe Harbor”). In

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particular, our redemption plan, as described above under “Certain U.S. Federal Income Tax Considerations Relating to our Quarterly Redemption Plan” and “Quarterly Redemption Plan,”

is intended to be a “qualified redemption plan” under the PTP regulations, so that we should comply with the PTP Safe Harbor provided that:

•	for each taxable year, the aggregate of the transfers of our common shares (other than through our redemption plan and certain “excluded transfers” described below) do not exceed 2% of our common shares (as determined under the PTP regulations); and

•	for each taxable year, the sum of (i) redemptions pursuant to our redemption plan plus (ii) any transfers outside of our redemption plan do not exceed 10% of our common shares (determined without regard to the excluded transfers described below and as determined under the PTP regulations).

The percentage interest of our common shares represented by any particular redemption or transfer is generally determined on a monthly basis with reference to the outstanding shares for that month. Under the PTP regulations, certain excluded transfers are not subject to the foregoing volume caps. Such excluded transfers generally include (i) any transfer representing more than 2% of our Common Shares (a “Block Transfer”), (ii) transfers that are carry-over basis transactions, in whole or in part, or distributions from a partnership, (ii) transfers at death, (iii) transfers between certain family members, (iv) issuances of new interests by us, and (v) distributions from a Code Section 401(a) qualified retirement plan or an individual retirement account.

Our operating agreement will authorize the Manager to limit transfers and redemptions as needed to meet these PTP Safe Harbor requirements. Moreover, because the determination of whether a proposed transfer would be an excluded transfer is generally outside the knowledge and control of the Manager unless the proposed transfer is a Block Transfer, the Manager generally expects to subject all transfers and redemptions, other than Block Transfers, to the 2% and 10% limits of this PTP Safe Harbor. The restrictions may substantially limit your ability to transfer or otherwise dispose of your common shares.

Although we intend to comply with the PTP Safe Harbor described above, there can be no assurance in this regard; nor can there be any assurance that we would be able to avoid corporate treatment by deriving at least 90% of our income from qualifying sources for purposes of the Qualifying Income Exemption. If we were to be classified as an association taxable as a corporation, either at the outset or due to the PTP rules or due to a change in operation or in relevant law (including legislation, regulations, rulings or case law), we would be subject to U.S. federal income tax on any taxable income at regular corporate tax rates, reducing the amount of cash available for distribution to you. You would not be entitled to take into account your distributive share of our deductions in computing your taxable income, nor would you be subject to tax on our income. Distributions would be treated as dividends to the extent of our current or accumulated earnings and profits, would thereafter be treated as a return of basis to the extent of your basis in your common shares, and would then be treated as gain to the extent of any remaining distributions exceeding your basis in your common shares. Overall, our treatment as a corporation would substantially reduce the anticipated benefits of an investment in us.

The following discussion assumes that we will be treated as a partnership for U.S. federal income tax purposes.

Flow Through Tax Treatment

So long as we are treated as a partnership for U.S. federal income tax purposes, we generally are not required to pay any U.S. federal income tax at the Company level. Instead, each U.S. investor will be required to report on its income tax return its allocable share of our income, gains, losses, deductions and credits as determined for U.S. federal income tax purposes. Each U.S. investor will be required to include these items on its U.S. federal income tax return even if the U.S. investor has not received any cash distributions from us and even if the U.S. investor has not sold any common shares. Accordingly, because we may not make distributions in respect of common shares (and have no plan or obligation to make distributions intended to allow a U.S. investor to satisfy its tax liability with respect to taxable income allocated to it), you may be allocated income, or be subject to tax on allocated income, in excess of the cash distributed to you. In such case, such U.S. investors may be required to satisfy any tax liabilities attributable to their distributive share of Company income and/or gain

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from other sources. For each Company taxable year, we are required to furnish to each shareholder a Schedule K-1 that sets forth the shareholder’s allocable share of our income, gains, losses, deductions and credits (and similar schedules may be provided for each state in which we conduct business or own property). Schedules K-1 (and any comparable state forms) are complex, and the receipt of a Schedule K-1 may cause a U.S. investor’s income tax returns to become more complicated, and may involve the engagement by a U.S. investor of a tax professional to assist in the preparation of such income tax returns. The U.S. investor includes such tax items on its return for its taxable year with which, or within which, ends such Company taxable year. We will allocate items of income, gain, loss and deduction in accordance with the operating agreement as described in “Allocations of Company Income, Gain, Loss, and Deductions” and “Tax Allocations with Respect to Book-Tax Differences” below.

In general, the character of a U.S. investor’s share of each item of income, gain, loss, deduction, credit and tax preference is determined at the Company level and retains such character when allocated among U.S. investors. As a result, it is expected that a significant portion of the income realized by U.S. investors in connection with an investment in us will be subject to tax as ordinary income. In particular, we expect substantially all of the income realized in connection with the sale of for-sale condominiums to constitute ordinary gains and be subject to taxation at ordinary rates. Because we expect to hold such condominiums for sale in the ordinary course of business, we do not expect gains from sales of those units to qualify as capital gains for U.S. federal income tax purposes. The maximum ordinary income tax rate for individuals is currently 39.6%, while maximum individual income tax rate for long-term capital gains and “qualified dividends” is currently 20%, in each case without regard to the “Medicare” tax of 3.8% on net investment income.

Treatment of Company Distributions

Distributions of money by us to a U.S. investor, including deemed distributions that result from a reduction in the U.S. investor’s share of our liabilities, generally will result in taxable gain to the U.S. investor only if and to the extent that the distribution exceeds the U.S. investor’s aggregate tax basis in its common shares immediately before the distribution.

Any such gain generally will be capital gain, and will be long or short term, or potentially in part long term and in part short term, depending on the U.S. investor’s holding period for its common shares. An actual or deemed distribution of money (whether or not in excess of basis) may give rise to ordinary income if the distribution or deemed distribution is accompanied by a reduction in the U.S. investor’s share of certain ordinary income assets (commonly referred to as “hot assets”) of the Company. See the discussion regarding hot assets below under “Dispositions of Common Shares.”

Any reduction in a U.S. investor’s share of our liabilities, whether through repayment, an issuance of additional common shares by us, or otherwise, will constitute a deemed distribution of money to the U.S. investor.

Distributions of Property

A distribution of property other than money by us to U.S. investors ordinarily does not result in the recognition of gain or loss by either us or the U.S. investor unless the property is a marketable security for purposes of Code Section 731(c) and the exceptions to the requirement for recognition of gain do not apply. In that event, the property would be treated as money and the U.S. investor would recognize gain, but not loss, to the extent described above. There can be no assurance that we will not make distributions of property that are considered marketable securities or that an exception to the gain recognition requirement would apply to any such distribution. In addition, a distribution of cash or property could give rise to ordinary gain if the distribution is in connection with a reduction in the U.S. investor’s share of gain with respect to certain assets that would give rise to ordinary gain on sale, or “hot assets.” See the discussion regarding hot assets below under “Dispositions of Common Shares.”

Basis of Common Shares

In general, a U.S. investor who acquires common shares in the offering will have an initial basis in its common shares equal to the amount it paid for such common shares. A U.S. investor is treated as having single basis in its common shares. A U.S. investor’s basis in its common shares will be adjusted upward or downward to reflect any increase or decrease, respectively, in the U.S. investor’s share of our liabilities. A U.S. investor’s initial basis in its common shares generally will be increased by the U.S. investor’s share of:

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•	our taxable and tax-exempt income; and

•	any increases in nonrecourse liabilities incurred by us.

Generally, a U.S. holder’s initial basis in its common shares thereafter will be decreased, but not below zero, by the U.S. holder’s share of:

•	our distributions;

•	decreases in our liabilities, including any decrease in its share of our nonrecourse liabilities;

•	our losses; and

•	nondeductible expenditures of ours which are not chargeable to capital.

Allocations of Company Income, Gain, Loss and Deductions

Under our operating agreement, net profits and net losses generally will be allocated among the shareholders in proportion to their respective percentage ownership interests in common shares, which is generally intended to be in accordance with shareholders’ economic interests in the Company.

Under Code Section 704(b), a partnership’s allocation of any item of income, gain, loss or deduction to a partner will be given effect for U.S. federal income tax purposes so long as it has “substantial economic effect,” or is otherwise in accordance with the “partner’s interest in the partnership.” If an allocation of an item does not satisfy this standard, it will be reallocated among the partners on the basis of their respective interests in the partnership, taking into account all facts and circumstances.

Code Section 706 provides that items of partnership income and deductions must be allocated to reflect changes in shareholders’ percentage interests in common shares. The Company will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to holders of common shares in accordance with applicable tax rules as applicable, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. As a result, if you transfer your common shares, you may be allocated income, gain, loss and deductions realized by the Company after the date of transfer. In addition, as a result of such allocation method, you may be allocated taxable income even if you do not receive any distributions. If the conventions are not allowed by applicable Treasury Regulations or if the IRS otherwise does not accept the conventions, the IRS may contend that Company taxable income or losses must be reallocated among holders of common shares, to their possible detriment.

Tax Allocations with Respect to Book-Tax Differences

Under Code Section 704(c), income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership must be allocated for U.S. federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of contribution. The amount of unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution, which is referred to as the “book-tax difference.” Similar tax allocations are required with respect to the book-tax differences that exist at the time of issuance and redemption of common shares to reflect then fair market value in connection with issuances and redemptions of common shares and similar events. Treasury Regulations under Code Section 704(c) require partnerships to use a “reasonable method” for allocation of items affected by Code Section 704(c).

Under these rules, tax gain or loss attributable to appreciation or depreciation in prior periods generally is required to be

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allocated so as to take into account the common shareholders’ relative economic interests during the periods such appreciation and depreciation occurred, rather than when the corresponding tax gain or loss was realized. A shareholder that receives a disproportionate allocation of gain upon a sale of a property under the above rules would not be entitled to any special disproportionate distributions from us in connection with the sale.

The operating agreement gives the Manager discretion to make determinations with respect to book-tax differences. In making allocations with respect to any book-tax difference, the Manager may apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to holders of common shares in accordance with applicable tax rules as applicable, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. If the conventions are not allowed by applicable Treasury Regulations or if the IRS otherwise does not accept the conventions, the IRS may contend that Company taxable income or loss must be reallocated among holders of common shares, to their possible detriment.

Disposition of Common Shares

If a common share is sold, transferred as a gift or otherwise disposed of, gain or loss from the disposition will be based on the difference between the amount realized on the disposition and the basis attributable to the common share that is disposed of. The amount realized on the disposition of a common share generally will equal the sum of:

•	any cash received;

•	the fair market value of any other property received; and

•	the amount of our liabilities allocated to the common share.

A U.S. investor will recognize gain on the disposition of a common share to the extent that the amount realized exceeds the U.S. investor’s basis allocable to the common share. Because the amount realized includes any amount attributable to the relief from our liabilities attributable to the common share, a U.S. investor could have taxable income, or perhaps even a tax liability, in excess of the amount of cash and property received upon the disposition of the common share.

Generally, gain recognized on the disposition of a common share will be capital gain. However, notwithstanding this general rule, any portion of a U.S. investor’s amount realized on the disposition of a common share that is attributable to certain ordinary income assets (customarily referred to as “hot assets”) will give rise to ordinary income under the special rules of Code Section 751(a). Such ordinary income assets include, to the extent not previously included in our income, inventory, property held for sale to customers in the ordinary course of business, real property used in a trade or business held for less than one year and “unrealized receivables.” For this purpose, “unrealized receivables” are defined generally as rights to receive payment for goods and services to the extent not already recognized in income, as well as certain amounts of ordinary income we would recognize if we sold our properties for fair market value (e.g., amounts attributable to prior depreciation deductions that would be subject to recapture as ordinary income if we had sold our assets at their fair market value at the time of the redemption). The amount of ordinary income or loss recognized under Code Section 751(a) is generally equal to the amount of income or loss from hot assets that would be allocated to you if we sold all of our assets for fair market value in a fully taxable transaction. Given that we expect that a significant portion of our real estate assets will be comprised of for-sale condominiums, we anticipate that a significant portion, and perhaps all, of gain recognized on the disposition of our common shares may be treated as ordinary income under Code Section 751(a).

Redemptions of Common Shares

If a common share is redeemed for cash, the U.S. investor’s tax treatment generally will depend upon whether or not the redemption results in a disposition of all of the U.S. investor’s common shares. If all of the U.S. investor’s common shares are redeemed, the U.S. investor’s taxable gain and the tax consequences of that gain generally will be determined as described under “—Disposition of Common Shares” above, including the discussion in respect of hot assets and the application of Code Section 751(a). However, if less than all of a U.S. investor’s common shares are redeemed, subject to the rules regarding “hot assets,” the U.S. investor will not be allowed to recognize loss on the redemption and will recognize taxable gain only if and to the extent that the U.S. investor’s amount realized on the redemption, calculated as described above, exceeds the U.S. investor’s basis in all of its common shares immediately before the redemption. A cash redemption that reduces a shareholder’s share of hot assets will give rise to ordinary gain or loss. Given the expected nature of our assets, we expect that redemptions will give rise to ordinary gain or loss.

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Liquidation of the Company

If we liquidate and dissolve, a distribution of our property other than money generally will not result in taxable gain to a U.S. investor, except in the case of certain distributions of marketable securities (see “—Distributions of Property” above). The basis of any property distributed to a U.S. investor will equal the adjusted basis of the U.S. investor’s common shares, reduced by any money distributed in liquidation. A distribution of money upon our liquidation, however, will be taxable to a U.S. investor to the extent that the amount of money distributed in liquidation (including any deemed distributions of cash as a result of a reduction in the U.S. investor’s share of our liabilities, a distribution of marketable securities, or anything else treated as a distribution of cash) exceeds the U.S. investor’s tax basis in its common shares. In addition, a distribution of cash or property could give rise to ordinary gain if the distribution is in connection with a reduction in the U.S. investor’s share of gain with respect to “hot assets.” See the discussion above regarding hot assets under “Disposition of Common Shares.”

Limitations on Deductibility of Losses; Treatment of Passive Activities; At-Risk

Generally, individuals, estates, trusts and some closely held corporations and personal service corporations can deduct losses from “passive activities” only to the extent that those losses do not exceed the taxpayer’s income from passive activities. Generally, passive activities are activities which involve the conduct of a trade or business and in which the taxpayer does not materially participate, which would include the ownership of common shares.

If we were a PTP, but not taxed as a corporation for U.S. federal income tax purposes because we were able to satisfy the Qualifying Income Exemption (described above under “Partnership Classification”), holders of our common shares would be subject to special passive loss rules applicable to PTPs. In particular, if we were a PTP, a U.S. investor would be unable to offset the U.S. investor’s share of our passive income and gains with passive losses from other passive activities other than the U.S. investor’s investment in us. Similarly, our passive losses allocable to a U.S. investor could be used only to offset the U.S. investor’s allocable share of our passive income and gains and not to offset income and gains from other passive activities.

In addition, certain U.S. investors (generally, individuals or certain closely held corporations) may not deduct their share of our losses to the extent that those losses exceed the lesser of:

•	the adjusted tax basis of such U.S. Investor’s common shares at the end of our taxable year in which the loss occurs; and

•	the amount for which such U.S. investor is considered “at-risk” at the end of that year (as determined separately for each at-risk activity).

In general, a U.S. investor should be at-risk to the extent of its adjusted basis in its common shares, except to the extent that the U.S. investor acquired its common shares using nonrecourse debt. For these purposes, however, a U.S. investor’s adjusted basis in its common shares will include only the U.S. investor’s share of our nonrecourse liabilities, as determined under Code Section 752, that are considered “qualified nonrecourse financing” with respect to the activity of “holding real property” for purposes of these at-risk rules. In that regard, there can be no assurance that the IRS might not successfully contend that some or all of the debt secured by our properties is not qualified nonrecourse financing or that the investment by us does not constitute a single activity or the activity of holding real property in whole or part. In addition, there can be no assurance that we will not repay some or all of our qualified nonrecourse financing in the future with proceeds from equity offerings or proceeds of debt financings that do not constitute qualified nonrecourse financing, which would have the effect of reducing the amount for which a U.S. investor is considered at-risk.

A U.S. investor’s at-risk amount generally will increase or decrease as the adjusted tax basis in its common shares increases or decreases, except for increases or decreases attributable to our liabilities that do not constitute qualified nonrecourse financing with respect to the activity of holding real property. If a U.S. investor is not allowed to use losses in a particular taxable year because of basis limitations or the application of the at-risk rules, the losses can be carried forward and may be used by the U.S. investor to offset income in a subsequent year to the extent that the U.S. investor’s adjusted basis or at-risk amount, whichever was the limiting factor, is increased in that subsequent year.

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Reductions in a U.S. investor’s share of qualified nonrecourse financings with respect to an activity of holding real property, if any, also could result in at-risk recapture. We cannot guarantee that a future refinancing will not result in a reduction of the liabilities included in at risk amounts allocated to the former U.S. investors or other shareholders, causing the affected U.S. investors to receive a deemed distribution of money or recognize at-risk recapture.

The at-risk rules apply to:

•	an individual U.S. investor;

•	an individual U.S. investor that is the beneficial owner of an interest in a shareholder that is an S corporation or partnership; and

•	a U.S. investor that is a corporation if 50% or more of the value of that corporation’s stock is owned, directly or indirectly, by five or fewer individuals at any time during the last half of the taxable year.

The application of the at-risk rules is highly complex and can involve uncertainties. For instance, at-risk amounts are determined with respect to each separate “activity,” and the determination as to whether a particular investment (such as an investment in common shares) constitutes one or several activities may not be entirely certain. In addition, the deductibility of losses may be limited by other provisions of U.S. federal income tax law. U.S. investors should consult their own tax advisers regarding application in their particular circumstances of the passive activity loss rules, the at-risk rules and any other loss-limitation rules to their investment in us.

Other limitations on your ability to deduct your allocable share of our losses or items of deduction include, but are not limited to, those relating to the “alternative minimum tax” under Section 55 of the Code, “investment interest” expense under Section 163(d) of the Code, the deductibility of “personal interest” under Section 163(h) of the Code, interest incurred or continued for the purpose of purchasing or carrying tax-exempt obligations under Section 265(a)(2) of the Code, the deductibility of capital losses under Section 1211 of the Code, “miscellaneous itemized deductions” under Section 67 of the Code and certain other itemized deductions of high income individuals under Section 68 of the Code. In addition, you should be aware that certain real estate activities may be subject to various special provisions of the Code that, among other things, defer or disallow the deductibility of certain expenses (e.g., startup expenditures, prepaid interest and other expenses, fees and construction period interest and other costs). If you receive a distribution, including a distribution in redemption of common shares, that is traceable to debt proceeds relating to a borrowing by us, the deductibility of your share of the interest expense attributable to such borrowing may be subject to limitation under the Code depending on how you use the amount distributed to you.

Code Section 754 Election

The Company currently does not intend to make the election permitted by Section 754 of the Code. The election, if made, is irrevocable without the consent of the IRS, and would generally require the Company to adjust the tax basis in its assets, or “inside basis,” attributable to a transferee of common shares under Section 743(b) of the Code to reflect the purchase price of the common shares paid by the transferee. For purposes of this discussion, a transferee’s inside basis in the Company’s assets will be considered to have two components: (i) such holder’s share of the Company’s tax basis in its assets inherited from its transferor, or “common basis,” and (ii) any Section 743(b) adjustment to that basis that such transferee holder of Common shares is entitled to. Any such Section 743(b) basis adjustment described in the preceding sentence will be solely for the benefit of such transferee and will not impact the tax basis of participants holding common shares or in the underlying basis of the Company assets.

If no Section 754 election is made, as anticipated, there will be no adjustment for the transferee of common shares, even if the purchase price of those common shares is higher than such common shares’ share of the aggregate tax basis of the Company’s assets immediately prior to the transfer. In that case, on a sale of an asset, gain allocable to the transferee would include built-in gain allocable to the transferee at the time of the transfer, which built-in gain would otherwise generally be eliminated if a Section 754 election had been made. Accordingly, the failure of the Company to make a Section 754 election could have a material adverse effect on the liquidity and secondary market price of common shares, and potentially compromise a participant’s ability to sell such common shares.

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A Section 754, if made, election also would require that we adjust the basis of our property as a result of certain distributions. In particular, if such an election were in effect, we would be required to increase the adjusted basis of our property by the amount of any gain recognized by the distributee in connection with a cash distribution (whether or not in liquidation), and, in the case of certain property distributions (whether or not in liquidation), we would be required to increase the adjusted basis of our remaining property by the excess of our basis in the distributed property prior to distribution over the distributee’s basis in such distributed property. We would decrease the adjusted basis of our property by the amount of loss recognized by a distributee in connection with a liquidating cash distribution, and, in the case of a liquidating property distribution, we would decrease the adjusted basis of our remaining property by the excess of the distributee’s basis in the distributed property over our basis in such property prior to distribution. As noted, we do not currently intend to make the Section 754 election. As a result, shareholders may be allocated more gain on a sale of an asset than would have been allocated to them had we made a Section 754 election.

The calculations under Section 754 of the Code are complex, and to help reduce the complexity of those calculations and assist the Company in applying the relevant rules in an efficient manner, if it makes the election, the Company may apply certain conventions in determining and allocating basis adjustments relating to transfers of common shares. The use of such conventions may result in basis adjustments that do not exactly reflect a holder’s purchase price for its common shares or gains on redemptions. It is possible that the IRS will successfully assert that any conventions the Company uses do not satisfy the technical requirements of the Code or the Treasury Regulations and thus could require different basis adjustments to be made. If the IRS were to sustain such a position, a transferee of common shares may have adverse tax consequences. This risk could also potentially compromise a participant’s ability to sell common shares.

Constructive Termination

The Company generally will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in the Company’s capital and profits within a 12-month period. A termination would result in the closing of the Company’s taxable year for all holders of common shares. In the case of a U.S. investor reporting on a taxable year other than the calendar year, the closing of the Company’s taxable year may result in more than 12 months of the Company’s taxable income or loss being includable in the U.S. investor’s taxable income for the year of termination. The Company would be required to make new tax elections after a termination, including a new tax election under Section 754 of the Code. A termination could also result in penalties if the Company were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject the Company to, any tax legislation enacted before the termination (including legislation that may be unfavorable to the Company and/or its shareholders).

Organizational Expenses

Our organizational expenses are not currently deductible, but may, at our election, be amortized ratably over a period of not less than 15 years (and may be amortized over a different period for book purposes). Our syndication expenses (i.e., expenditures made in connection with the marketing and issuance of common shares, including placement fees) are neither deductible nor amortizable. The IRS may disagree with us as to the allocation of expenses between organizational and syndication expenses and may assert that a portion of any management fees paid by us to the Manager should be deemed to be a reimbursement for organizational or nondeductible syndication expenses. The IRS may also challenge the deductions of other expenses, depending on all the facts and circumstances.

Tax Elections and Certain Other Tax Matters

The Manager may determine in its sole and absolute discretion whether to make any available election under the Code in respect of the Company, and may revoke any such election if, in its sole and absolute discretion, it determines that such revocation is in the best interest of the shareholders take as a whole. Under the operating agreement, the Manager shall be under no obligation to take into account the tax consequences to any shareholder. The operating agreement also provides that neither the Manager nor the Company shall have liability to a

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shareholder under any circumstances as a result of an income tax liability incurred by such shareholder as a result of an action (or inaction) by the Manager pursuant to its authority under such agreement.

U.S. investors will generally be required to treat Company items on their U.S. federal income tax returns in a manner consistent with the treatment of the items on Company information returns. In general, that consistency requirement is waived if a U.S. investor files a statement with the IRS identifying the inconsistency. Failure to satisfy the consistency requirement, if not waived, will result in an adjustment to conform the treatment of the item by the U.S. investor to the treatment on Company information returns. Even if the consistency requirement is waived, adjustments to the U.S. investor’s tax liability with respect to Company items may result from an audit of the Company’s or the U.S. investor’s tax return. Intentional or negligent disregard of the consistency requirement may subject a U.S. investor to substantial penalties. In addition, an audit of Company information returns may also lead to an audit of an individual shareholder’s tax return, which could result in adjustment of non-partnership items.

Reports to U.S. Investors

We will use the calendar year as our taxable year, unless otherwise required by the Code or applicable Treasury Regulations. We will furnish an annual report containing an IRS Form 1065, Schedule K-1, that indicates your distributive share for each calendar year of the Company’s income, gain, loss, deduction and expense for use in the preparation of your income tax returns. We will use commercially reasonable efforts to deliver a Schedule K-1 to our investors by March 15th in the year following the end of each taxable year; however, there can be no assurance that we will be able to meet this deadline. Accordingly, you may be required to obtain one or more extensions for filing federal, state and local income tax returns each year.

Partnership Audit Procedures

The U.S. federal income tax information returns filed by the Company may be audited by the IRS. The Code contains partnership audit procedures governing the manner in which IRS audit adjustments of partnership items are resolved. Unless and until the Company elects to be treated as an “electing large partnership,” it is and will continue to be for tax years beginning before December 31, 2017, subject to audit rules under the Tax Equity and Fiscal Responsibility Act of 1982, which is referred to as TEFRA. See “—Possible Future Election by the Company to be Treated as an Electing Large Partnership” below. For tax years beginning after December 31, 2017, the Company will be subject to audit rules under the Bipartisan Budget Act of 2015.

TEFRA. Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of adjustments by the IRS and tax settlement proceedings. The U.S. federal income tax treatment of partnership items of income, gain, loss, deduction and credit is determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with each partner. TEFRA provides for one partner to be designated as the “tax matters member” for these purposes. Pursuant to the operating agreement, our Manager is the tax matters member for the Company.

Under TEFRA, the tax matters member is authorized, but not required, to take some actions on behalf of the Company and the shareholders and can extend the statute of limitations for assessment of tax deficiencies against shareholders with respect to Company items. The tax matters member will make a reasonable effort to keep each shareholder informed of administrative and judicial tax proceedings with respect to Company items. In connection with adjustments to Company tax returns proposed by the IRS, the tax matters member may bind any shareholder with less than a 1% profits interest in the Company to a settlement with the IRS unless the shareholder elects not to give that authority to the tax matters member by filing a statement to that effect with the IRS. The tax matters member may seek judicial review, to which all shareholders will be bound, of a final Company administrative adjustment. If the tax matters member fails to seek judicial review, such review may be sought by any member having at least a 1% interest in the profits of the Company and by shareholders having, in the aggregate, at least a 5% profits interest. Only one judicial proceeding will go forward, however, and each shareholder with an interest in the outcome may participate.

Bipartisan Budget Act of 2015. The Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships and replaces the TEFRA rules described above. The new provisions are

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complex and leave many questions unanswered. The following is a limited overview of the new rules. The Budget Act creates a new default rule under which the Company will be liable for the hypothetical increase in shareholder-level taxes (including interest and penalties) resulting from an adjustment of Company tax items on audit. Such hypothetical tax liability, or “imputed underpayment,” will be determined based on the highest rate of tax applicable to corporations or individuals, subject to certain potential adjustments that may reduce the amount. The operating agreement will require each Partner to cooperate to reduce the amount of any imputed underpayment. Under the default rule, this imputed underpayment generally must be paid in the year of the adjustment, resulting in a potential shift of the cost of an assessment to those persons that are shareholders in the year of the assessment, rather than those who were shareholders in the year of the underpayment.

A partnership may elect out of the application of these Budget Act rules for any taxable year if it has 100 or fewer partners for U.S. federal income tax purposes, and each of its partners is either an individual, a C corporation, a foreign entity that would be treated as a C corporation if it were domestic, an S corporation or an estate of a deceased partner. Such election is made with a timely filed return for such taxable year in compliance with applicable statutory requirements (and, when issued, regulatory guidance prescribed by Treasury and/or the IRS).

The operating agreement will treat a shareholder’s (and its predecessors’) share of any imputed underpayment as a “withholding payment” with respect to such shareholder with the result that (i) the amount of the imputed underpayment, plus interest, may be recovered out of distributions otherwise payable to such shareholder or shall be repaid upon demand from the Manager, and (ii) the shareholder must indemnify the Company from and against any and all liability with respect to such imputed underpayment. As a condition to any assignment, the operating agreement will require that each assignor agree (i) to continue to cooperate to reduce imputed underpayment amounts and (ii) to indemnify and hold harmless the Company and the Manager from and against any and all liability with respect to imputed underpayment attributable to the assignor to the extent that the assignee fails to do so.

The Budget Act permits partnerships to elect to avoid paying tax under the imputed underpayment approach by sending a statement to each person who was a partner during the year reviewed on audit setting forth such partner’s share of any adjustments, including any adjustments to subsequent years resulting from the adjustment to the reviewed year. Each partner is then required to pay an additional tax for the taxable year in which the partner receives the statement, rather than filing amended returns for the years adjusted.

The Budget Act replaces the tax matters partner with the partnership’s designated “partnership representative.” The Manager will be designated as the Company’s partnership representative and will have sole authority to resolve any Company audit and any such resolution will be binding on all shareholders. The Manager will have sole discretion as to when and whether to elect out of the default rule with respect to any adjustment or cause the company to pay the imputed underpayment.

Possible Future Election by the Company to be Treated as an Electing Large Partnership for 2017. The Company has not elected, but could elect in the future, (but only for taxable years beginning on or before December 31, 2017) to be treated as an “electing large partnership” for U.S. federal tax purposes. This election, if made, would reduce the number of items that must be separately stated on the IRS Schedules K-1 that are issued to shareholders, and such Schedules K-1 would have to be provided on or before the first March 15th following the close of each taxable year. A U.S. investor would be required to treat all items consistently with their treatment on the Schedule K-1 issued to the shareholder and would have limited rights in connection with audits and tax proceedings with respect to the Company. In addition, this election would prevent the Company from suffering a “technical termination” (which would close the Company’s taxable year) if within a 12-month period there is a sale or exchange of 50% or more of its total interests. If the Company makes such an election, IRS audit adjustments will flow through to shareholders for the year in which such adjustments take effect rather than the year to which the adjustments relates. In addition, the Company, rather than shareholders individually, generally will be liable for any interest and penalties (on a nondeductible basis) that result from such audit adjustment.

Disclosure of Reportable Transactions; Prohibited Tax Shelter Transactions

If we were to engage in a “reportable transaction,” we (and possibly shareholders) would be required to make a detailed disclosure of the transaction to the IRS in accordance with regulations governing tax shelters and

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other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of certain thresholds. An investment in us may be considered a “reportable transaction” if, for example, we recognize certain significant losses in the future. In certain circumstances, a shareholder who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts (which amounts vary depending on the identity of the holder) may be obligated to disclose its participation in such transaction. Our participation in a reportable transaction also could increase the likelihood that our U.S. federal income tax information return (and possibly your tax return) would be audited by the IRS.

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, a holder of common shares may be subject to (i) significant accuracy-related penalties with a broad scope, (ii) for those persons otherwise entitled to deduct interest on U.S. federal tax deficiencies, nondeductibility of interest on any resulting tax liability, and (iii) in the case of a listed transaction, an extended statute of limitations.

Although we are not intended to be a “tax shelter,” it is possible that we might have a net loss during a taxable year. You are encouraged to consult your own tax advisor regarding the application of these rules.

State and Local Taxes

In addition to the U.S. federal income tax aspects described above, a U.S. investor should consider the potential state and local tax consequences of owning common shares. Tax returns may be required and tax liability may be imposed both in the state or local jurisdictions where a U.S. investor resides and in each state or local jurisdiction in which we have assets or otherwise do business. Thus, persons holding common shares either directly or through one or more partnerships or limited liability companies may be subject to state and local taxation in a number of jurisdictions in which we directly or indirectly hold real property and would be required to file periodic tax returns in those jurisdictions. We also may be required to withhold state income tax from distributions otherwise payable to, or other amounts in respect of, U.S. investors and any amounts to withheld that are allocable to such U.S. investor would be treated as distributed to such U.S. investor. We anticipate providing U.S. investors with any information reasonably necessary to permit them to satisfy state and local return filing requirements. To the extent that a U.S. investor pays income tax with respect to our income to a state where it is not resident or we are required to pay such tax on behalf of such U.S. investor, the U.S. investor may be entitled to a deduction or credit against income tax that it otherwise would owe to its state of residence with respect to the same income. We will be required to file information returns in states in which we indirectly engages in business and/or from which we indirectly derives income.

We may decide to make composite return filings in certain states on behalf of U.S. investors not resident in such jurisdictions. While this may be convenient for such U.S. investors, we note that it is possible that such investors may be subject to tax at a higher rate than would apply if they had filed their own nonresident state return.

U.S. investors are urged to consult their own tax advisors regarding the state and local income tax implications of owning common shares, including return filing requirements in the various states where we currently own properties and will own properties and the impact to them of composite return filings.

Withholding; Backup Withholding

The Company will withhold and pay any taxes that are required by law to be withheld and paid over to any taxing jurisdiction with respect to any shareholder in the Company. Any such taxes may be withheld from any distribution otherwise payable to such shareholder or the Manager may require the shareholder to reimburse the Company for the amount of the withholding payment or redeem common shares as necessary to fund the withholding payment (including any withholding on the redemption itself). Under the backup withholding rules, a U.S. investor may be subject to backup withholding, currently at a rate of 28%, with respect to distributions paid by the Company, unless such Investor provides a correct U.S. taxpayer identification number, or certifies that it is a corporation or a non-U.S. investor or otherwise establishes an exemption and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. investor that does not provide the Company with its correct

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taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding may be credited against the U.S. investor’s U.S. federal income tax liability or may be refundable.

THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OF ALL POSSIBLE TAX CONSIDERATIONS IN ACQUIRING, HOLDING AND DISPOSING OF COMMON SHARES AND, THEREFORE, IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING. FURTHERMORE, THE DISCUSSION IS NOT INTENDED TO BE LEGAL OR TAX ADVICE. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE POSSIBLE TAX CONSEQUENCES OF AN INVESTMENT IN COMMON SHARES.

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ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in our common shares (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making our common shares available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in our common shares (or making our shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of our common shares, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in our common shares by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in our common shares is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in our common shares (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in our common shares should consult with their counsel to determine whether an investment in our common shares would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

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If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of our Company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

The shares will constitute an “equity interest” for purposes of the Plan Assets Regulation, and the shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the shares will not be issued by a registered investment company.

The 25% Limit. Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, while our assets would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded. Our operating agreement provides that if benefit plan investors exceed the 25% Limit, we may redeem their interests at a price equal to the then current NAV per share. We intend to rely on this aspect of the Plan Assets Regulation.

Operating Companies. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration,

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which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

If the 25% Limit is exceeded and we do not exercise our right to redeem benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a “benefit plan investor” to redeem their shares upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in our common shares.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our Company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our Company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our Company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our common shares.

The DOL has issued a final regulation significantly expanding the concept of “investment advice” for purposes of determining fiduciary status under ERISA. The DOL recognized that transactions such as the mere offering of the shares to sophisticated Plans could be characterized as fiduciary investment advice under this new regulation absent an exception and that such potential for fiduciary status would not be appropriate in these contexts. Accordingly, the DOL provided an exception based upon satisfaction of certain factual conditions. While the final regulation does not become effective until April 2017, we may elect to ensure these conditions are satisfied in connection with the offering of our shares. Finally, fiduciaries of Plans should be aware that our Manager is not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the offering or purchase of our shares and that our Manager has financial interests associated with the purchase of our shares including the fees and other allocations and distributions it may receive from us as a result of the purchase of our shares by a Plan.

Form 5500. Plan administrators of ERISA Plans that acquire our shares may be required to report compensation, including indirect compensation, paid in connection with the ERISA Plan’s investment in our shares on Schedule C of Form 5500 (Annual Return/Report of Employee Benefit Plan). The descriptions in this memorandum of fees and compensation, including the fees paid to our Manager, are intended to satisfy the disclosure requirement for “eligible indirect compensation,” for which an alternative reporting procedure on Schedule C of Form 5500 may be available.

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PLAN OF DISTRIBUTION

We are offering up to $50,000,000 in our common shares pursuant to this offering circular. Our common shares being offered hereby will be primarily offered by associated persons of ours through the Fundrise Platform at www.fundrise.com. In conducting this offering, such persons of Fundrise National For-Sale Housing eFund, LLC intend to rely on the exemption from registration contained in Exchange Act Rule 3a4-1. For additional information about the Fundrise Platform, please see “Offering Summary—About the Fundrise Platform.”

Concurrently with our offering to the public, we are selling 9,500 of our common shares at a price equal to the initial public offering price of our common shares as set forth on the cover of this offering circular, in a private placement to Fundrise, LP, an entity affiliated with our sponsor, Rise Companies Corp. Our sponsor previously acquired 500 common shares at a price equal to the initial public offering price in connection with our formation. Such additional common shares will not be sold to Fundrise, LP, until we raise and accept at least $1,000,000 in this offering.

The Fundrise Platform is not subject to the registration requirements of Section 304 of the JOBS Act because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a “funding portal.”

This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Fundrise Platform website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase our common shares, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached to this offering circular as Appendix B, and wire funds for its subscription amount in accordance with the instructions provided therein.

Settlement will be delayed for subscriptions agreements delivered before the $1,000,000 minimum threshold is met until such minimum threshold is met, and, after such minimum threshold is met, may occur up to 15 days after a prospective investor submits a subscription agreement, depending on the volume of subscriptions received. An investor will become a member of our Company, including for tax purposes, and the shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Manager accepts the investor as a member. The number of shares issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

State Law Exemption and Offerings to “Qualified Purchasers”

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our common shares are being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our common shares does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

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Certificates Will Not be Issued

We will not issue certificates. Instead, our common shares will be recorded and maintained on our Company’s membership register.

Transferability of our Common Shares

Our common shares are generally not freely transferable by our shareholders as any such transfer is subject to the approval of our Manager, which may be withheld, in its sole discretion, in order to comply with the PTP Safe Harbor or for any other reason subject to any restrictions imposed by applicable securities laws or regulations and receipt of appropriate documentation. The transfer of any our common shares in violation of the operating agreement will be deemed invalid, null and void, and of no force or effect. Any person to whom our common shares are attempted to be transferred in violation of the operating agreement will not be entitled to vote on matters coming before the shareholders, receive distributions from our Company or have any other rights in or with respect to our common shares. We will have the ability to reject a transfer of our common shares where all applicable transfer requirements, including those imposed under the transfer provisions of our operating agreement, are satisfied.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will not accept subscription payments associated with subscription agreements until we have raised at least $1,000,000 in this offering (not including the $100,000 received, or to be received, in the private placements to our sponsor and Fundrise, LP). At the time the minimum threshold is met, we will accept subscription payments, common shares will be issued, and investors will become shareholders. If we do not meet the minimum threshold within 12 months after commencing the offering, we will cancel the offering and release all investors from their commitments.

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of our sponsor and its affiliates, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our common shares, these materials will not give a complete understanding of this offering, us or our common shares and are not to be considered part of this offering circular. This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in our common shares.

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HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase our common shares who satisfy the “qualified purchaser” standards should proceed as follows:

•	Read this entire offering circular and any supplements accompanying this offering circular.

•	Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this offering circular as Appendix B.

•	Electronically provide ACH instructions to us for the full purchase price of our common shares being subscribed for; note, however, for subscriptions in excess of $100,000, we will require that the purchase price of our common shares be provided via bank wire.

By executing the subscription agreement and paying the total purchase price for our common shares subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser”, and that such subscription for common shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be binding upon investors but will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

The minimum offering amount is $1,000,000 (not including the $100,000 received or to be received in the private placements to our sponsor and Fundrise, LP) and we may not accept subscriptions until such time as we have received subscriptions equaling the minimum offering amount. Prior to our achieving the minimum offering amount, subscribers may revoke their subscription by providing us with a written notice requesting such rescission, to be sent to the following address:

Fundrise National For-Sale Housing eFund, LLC
Attention: Investor Relations
1601 Connecticut Avenue NW, Suite 300
Washington, DC 20009

Following the date on which the minimum offering amount has been achieved, subscriptions will be binding upon investors and will be accepted or rejected within 30 days of receipt by us. We have until the date that is twelve months after the date of this offering circular to achieve the minimum offering amount.

We will not draw funds from any subscriber until the date we achieve the minimum offering amount or the date your subscription is accepted, whichever is later. If we accept your subscription, we will email you a confirmation.

Minimum Purchase Requirements

You must initially purchase at least 100 common shares in this offering, or $1,000 based on the current per share price . If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $10 (or the then NAV of our common shares). However, in certain instances, we may revise the minimum purchase requirements in the future or elect to waive the minimum purchase requirement, such as for individuals who participate in different plans established by our Manager through which they can invest in our common shares. In addition, in order to help protect the eFundTM from the risk of chargebacks, we intend to require that any subscription in excess of $100,000 of our shares be funded through a bank wire transfer and not an ACH electronic fund transfer.

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LEGAL MATTERS

Certain legal matters, including the validity of common shares offered hereby, have been passed upon for us by Goodwin Procter llp.

EXPERTS

The balance sheet of Fundrise National For-Sale Housing eFund, LLC as of May 4, 2017 included in this preliminary offering circular and elsewhere in the offering statement has been so included in reliance upon the report of RSM US LLP, independent auditor, upon the authority of said firm as experts in accounting and auditing in giving the said report

We have not engaged an independent valuation services firm, and do not intend to do so until such time as we are required to do so. As further described under “Description of our Common Shares—Valuation Policies”, our sponsor’s internal accountants and asset management team will use the estimated market values provided as well as inputs from other sources in its calculation of our net asset value (NAV) per share.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Fundrise National For-Sale Housing eFund, LLC
Attn: Investor Relations
1601 Connecticut Avenue NW, Suite 300
Washington, D.C. 20009
investments@fundrise.com
(202) 584-0550

Within 120 days after the end of each fiscal year we will provide to our shareholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to shareholders.

We also maintain a website at www.fundrise.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular.

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INDEX TO FINANCIAL STATEMENTS OF Fundrise National For-Sale Housing eFund, LLC

Independent Auditor’s Report	F-2

Balance Sheet	F-3

Notes to Balance Sheet	F-4 to F-9

F-1

Independent Auditor’s Report

To the Members

Fundrise National For-Sale Housing eFund, LLC

Washington, D.C.

Report on the Financial Statements

We have audited the accompanying balance sheet of Fundrise National For-Sale Housing eFund, LLC as of May 4, 2017, and the related notes to the balance sheet.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fundrise National For-Sale Housing eFund, LLC as of May 4, 2017 in accordance with accounting principles generally accepted in the United States of America.

McLean, Virginia

May 19, 2017

F-2

Fundrise National For-Sale Housing eFund, LLC

Balance Sheet

As of May 4, 2017

2017

Assets:
Cash	$5,000
Total Current Assets	5,000
Total Assets	$5,000

Members’ Equity:
Members’ equity (10,000 common shares at $10 per share)	$100,000
Members’ commitments	(95,000)
Total Members’ Equity	5,000
Total Liabilities and Members’ Equity	$5,000

The accompanying notes are an integral part of this balance sheet.

F-3

Fundrise National For-Sale Housing eFund, LLC

Notes to Balance Sheet

1.	Formation and Organization

Fundrise National For-Sale Housing eFund, LLC (the “Company”) was formed on March 24, 2017, as a Delaware Limited Liability Company formed to invest in the acquisition of land for and development of single-family attached and detached homes, townhomes and condominiums targeted to first-time, move-up and active adult homebuyers and other commercial real estate investments. The Company may make its investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. Substantially all of the Company’s business will be externally managed by Fundrise Advisors, LLC, a Delaware limited liability Company and an investment adviser registered with the SEC (the “Manager”).

As of May 4, 2017, the Company has not begun operations.

The Company intends to file an offering statement on Form 1-A with the SEC with respect to an offering (the “Offering”) of up to $50,000,000 in common shares, for an initial price of $10.00 per share.

A maximum of $50,000,000 in the Company’s common shares may be sold to the public in this offering. The Manager has the authority to issue an unlimited number of common shares. On May 4, 2017, the Company received funds from Rise Companies Corp. (the “Sponsor”), an indirect owner of the Manager, to purchase 500 common shares for an aggregate purchase price of $5,000. In addition, Fundrise, L.P., an affiliate of the Sponsor, has committed to purchase an aggregate of 9,500 common shares at $10.00 per share in a private placement for an aggregate purchase price of $95,000 due on a date no later than the date on which the Company raises and accepts at least $1,000,000 in this Offering. This subscription is shown as a reduction of members’ equity on the accompanying balance sheet.

The Company intends to have a December 31st fiscal year end.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying balance sheet and related notes of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could materially differ from those estimates.

Organizational, Offering and Related Costs

Organization and offering costs of the Company are initially being paid by the Manager on behalf of the Company. These organization and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, Internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company anticipates that, pursuant to the Company’s amended and restated operating agreement (the “Operating Agreement”), the Company will be obligated to reimburse the Manager, or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, subject to a minimum offering raise, as described below.

F-4

After the Company has raised $1,000,000 in this offering (not including the $100,000 received or to be received in the private placements to the Sponsor and Fundrise, L.P.), beginning on the date that the Company starts its operations, it will start to reimburse the Manager, without interest, for these organization and offering costs incurred both before and after that date. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.50% of the aggregate gross offering proceeds from the Offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the Manager has been reimbursed in full.

The Company will not commence any significant operations until it has raised $1,000,000 in the Offering from persons who are not affiliated with the Company or the Sponsor. In the event the minimum number of the Company’s common shares is not sold to the public within 12 months after commencing the Offering, the Company will terminate the offering, will have no obligation to reimburse the Manager or its affiliates for any organization and offering costs and will release all investors from their commitments. As of May 4, 2017, the Manager has not incurred organization and offering costs on behalf of the Company. When incurred and recorded by the Company, organization costs will be expensed as incurred, and offering costs will be amortized ratably as a reduction to members’ equity based on the proportion of gross proceeds raised to the total gross proceeds expected to be raised when the Offering is complete.

Share Redemptions

 The Company has adopted a redemption plan whereby, on a quarterly basis, an investor has the opportunity to obtain liquidity. Pursuant to the Company’s redemption plan, shareholders may request that the Company redeem at least 25% of their shares. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by the Company.

All redemption requests must be made in writing and must be received no less than 60 days prior to the next effective redemption date (i.e., the last day of each fiscal quarter). Accordingly, in the event that we receive a redemption request within 60 days of the current calendar quarter’s effective redemption date, we will be unable to process such redemption request until the subsequent calendar quarter’s effective redemption date. We will establish the Effective Redemption Price for redemption requests twice a year. The per share redemption price will be calculated after the Effective Redemption Date and will be based on a declining discount to our most recently disclosed NAV per share, rounded down to the nearest cent. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

Holding Period from Date of Settlement	Effective Redemption Price (as percentage of per share redemption price) (1)
Original Settlement Date until 3 years	97.0	%(2)
3 years to 4 years	98.0	%(3)
4 years to 5 years	99.0	%(4)
More than 5 years	100.0	%(5)

F-5

(1)	The Effective Redemption Price will be rounded down to the nearest $0.01.
(2)	For shares held less than three (3) years, the Effective Redemption Price includes the fixed 3% discount to the per share price for our common shares in effect at the time of the redemption request.
(3)	For shares held at least three (3) years but less than four (4) years, the Effective Redemption Price includes the fixed 2% discount to the per share price for our common shares in effect at the time of the redemption request.
(4)	For shares held at least four (4) years but less than five (5) years, the Effective Redemption Price includes the fixed 1% discount to the per share price for our common shares in effect at the time of the redemption request.
(5)	For shares held at least five (5) years, the Effective Redemption Price does not include any discount to the per share price for our common shares in effect at the time of the redemption request.

Because the Company’s Net Asset Value (“NAV”) per share will be calculated at the end of each semi-annual period beginning on December 31, 2018, the redemption price may change between the date the Company receives the redemption request and the date on which redemption proceeds are paid. As a result, the redemption price that a shareholder will receive may be different from the redemption price on the day the redemption request is made.

Furthermore, any shareholder requesting redemption will be responsible for any third-party costs incurred in effecting such redemption, including but not limited to, bank transaction charges, custody fees, and/or transfer agent charges.

In accordance with the SEC’s current guidance on redemption plans, we are prohibited from redeeming more than 5.0% of the weighted average number of common shares outstanding during the prior calendar year. Accordingly, we presently intend to limit the number of shares to be redeemed during any calendar quarter to 1.25% of the common shares outstanding, with excess capacity carried over to later calendar quarters in that calendar year. However, as we intend to make a number of commercial real estate investments of varying terms and maturities, our Manager may elect to increase or decrease the amount of common shares available for redemption in any given calendar quarter, as these commercial real estate assets are paid off or sold, but in no event will we redeem more than 5.0% during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem common shares under the redemption plan. In addition, pursuant to Section 7704 of the Internal Revenue Code, in order to not be deemed a “publicly traded Company”, we are required not to redeem more than 10.0% of our outstanding shares in any given year. While we intend to follow the SEC’s guidance described above so as not to have our redemption plan deemed a “tender offer”, in the event that we choose to conduct a tender offer, it is likely that we will not offer to repurchase such number of shares as would cause the eFund to be deemed a “publicly traded Company.”

In addition, the Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without notice, including to protect the Company’s operations and its non-redeemed shareholders, to prevent an undue burden on the Company’s liquidity, following any material decrease in our NAV, or for any other reason. However, in the event that the Company amends, suspends or terminates the Company’s redemption plan, the Company will file an offering circular supplement and/or Form 1-U, as appropriate, to disclose such amendment.

Therefore, a shareholder may not have the opportunity to make a redemption request prior to any potential termination of the Company’s redemption plan.

Income Taxes

The Company is treated as a pass-through entity for federal income tax purposes and, as such, is not subject to income taxes at the entity level. Rather, the distributive share of all items of income, gain, loss, deduction, or credit are passed through to the members and reported on their respective tax returns.  The Company’s federal tax status as a pass-through entity is based on its default classification as a limited liability company with more than one member. As of the date of these financial statements, the Company does not have any subsidiaries who pay tax at the entity level. Accordingly, these financial statements do not reflect a provision for income taxes and the Company has not taken any other tax positions which require disclosure.

F-6

The Company is required to file and will file income tax returns with the Internal Revenue Service and other taxing authorities, though no such returns have been filed at this point. Income tax returns filed by the Company are subject to examination by the Internal Revenue Service for a period of three years.

3.	Related Party Arrangements

Fundrise Advisors, LLC, Manager

Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

The Manager and certain affiliates of the Manager will receive fees and compensation in connection with the Company’s public offering, and the acquisition, management and sale of the Company’s real estate investments.

The Manager will be reimbursed for organization and offering expenses incurred in conjunction with the Offering subject to achieving the minimum capital raise. The Company will reimburse the Manager, subject to the reimbursement limit previously described, for actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower, whether or not the Company ultimately acquires or originates the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor, including any increases in insurance attributable to the management or operation of the Company. See Note 2 – Summary of Significant Accounting Policies – Organizational, Offering and Related Costs.

The Company will pay the Manager a quarterly asset management fee of one-fourth of 0.85%, which, until December 31, 2018, will be based on our net offering proceeds as of the end of each quarter, and thereafter will be based on our NAV at the end of each prior semi-annual period.

The Company’s Manager has agreed, for a period until December 31, 2017 (the “fee waiver period”), to waive its asset management fee during the fee waiver period. Following the conclusion of the fee waiver period, our Manager may, in its sole discretion, waive its asset management fee, in whole or in part. The Manager will forfeit any portion of the asset management fee that is waived.

The Company may be charged by the Manager, a quarterly development fee of 5% of total development costs, excluding land. However, such development fee is only intended to be charged if it is net of a fee being charged by the developer of the for-sale housing project or if there is no outside developer of the for-sale housing project. Our Manager may, in its sole discretion, waive its development management fee, in whole or in part. The Manager will forfeit any portion of the development management fee that is waived.

The Company will reimburse the Manager for actual expenses incurred on behalf of the Company in connection with the special servicing of non-performing assets, including, but not limited to, reimbursement of non-ordinary expenses and employee time required to special service a non-performing asset. Whether an asset is deemed to be non-performing is in the sole discretion of our Manager.

F-7

The Company will also pay the Manager a disposition fee in the event that a for-sale housing project is sold to a homebuyer investor. The fee may range from 0 to 1.5% of the gross proceeds after repayment of any property level debt.

Fundrise Lending, LLC

As an alternative means of acquiring investments for which we do not yet have sufficient funds, and in order to comply with certain state lending requirements, Fundrise Lending, LLC or its affiliates may close and fund a loan or other investment prior to it being acquired by the Company. The ability to warehouse investments will allow the Company the flexibility to deploy its offering proceeds as funds are raised. The Company then will acquire such investment at a price equal to the fair market value of the loan or other investment (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of its acquisition.

For situations where the Company’s Sponsor, Manager, or their affiliates have a conflict of interest with the Company that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction”, the Manager has appointed an independent representative (the “Independent Representative”) to protect the interests of the shareholders and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on the Company’s behalf will be payable by the Company. Principal transactions are defined as transactions between the Company’s Sponsor, Manager or their affiliates, on the one hand, and the Company or one of its subsidiaries, on the other hand. The Company’s Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.

As of May 4, 2017, the Company had not purchased any investments, including any from Fundrise Lending, LLC.

Fundrise, L.P.

Fundrise, L.P., an affiliate of the Sponsor, has committed to purchase an aggregate of 9,500 common shares at $10.00 per share in a private placement for an aggregate purchase price of $95,000 due on a date no later than the date on which the Company raises and accepts at least $1,000,000 in this offering.

Additionally, as an alternative means of acquiring loans or other investments for which we do not yet have sufficient funds, Fundrise, L.P. may provide capital to Fundrise Lending, LLC for the purposes of acquiring investments where there would otherwise be insufficient capital. As of May 4, 2017 Fundrise, L.P. did not provide capital to Fundrise Lending, LLC for the purposes of acquiring investments on behalf of the Company.

Rise Companies Corp, Member and Sponsor

 Rise Companies Corp is the sole member of the Company and holds 500 shares as of May 4, 2017.

Executive Officers of Our Manager

As of the date these financial statements are issued, the executive officers of our Manager and their positions and offices are as follows:

Name	Position
Benjamin S. Miller	Chief Executive Officer and Interim Chief Financial Officer and Treasurer
Brandon T. Jenkins	Chief Operating Officer
Bjorn J. Hall	General Counsel, Chief Compliance Officer and Secretary

F-8

Benjamin S. Miller currently serves as Chief Executive Officer of our Manager and has served as Chief Executive Officer and Director of our Sponsor since its inception on March 14, 2012. As of February 9, 2016, Ben is also serving as Interim Chief Financial Officer and Treasurer of our Manager.

Brandon T. Jenkins currently serves as Chief Operating Officer of our Manager and has served in the same role for our Sponsor since February of 2014, prior to which time he served as Head of Product Development and Director of Real Estate.

Bjorn J. Hall currently serves as the General Counsel, Chief Compliance Officer and Secretary of our Manager and has served in such capacities with our Sponsor since February 2014.

4.	Economic Dependency

Under various agreements, the Company has engaged or will engage Fundrise Advisors, LLC and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon Fundrise Advisors, LLC and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

5.	Commitments and Contingencies

Legal Proceedings

As of the date of the financial statements we are not currently named as a defendant in any active or pending litigation. However, it is possible that the Company could become involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any litigation likely to occur that we currently assess as being significant to us.

6.	Subsequent Events

The Company evaluated subsequent events through May 19, 2017. Based on the evaluation, no additional material events were identified that would require adjustment or disclosure.

F-9

APPENDIX A:

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the real estate investment programs sponsored by Rise Companies Corp., our sponsor, and its affiliates. These consist of five (5) eREITs that had begun raising and deploying capital as of December 31, 2016 (collectively, the “eDirectTM Programs”): (i) Fundrise Real Estate Investment Trust, LLC (the “Income eREITTM”); (ii) Fundrise Equity REIT, LLC (the “Growth eREITTM); (iii) Fundrise West Coast Opportunistic REIT, LLC (the “West Coast eREITTM); (iv) Fundrise East Coast Opportunistic REIT, LLC (the “East Coast eREITTM); and (v) Fundrise Midland Opportunistic REIT, LLC (the “Heartland eREITTM). With respect to its eDirectTM Programs, our sponsor seeks to produce attractive risk-adjusted returns by targeting debt and equity investments with significant potential value creation but below the radar of institutional-sized investors.

The eDirectTM Programs were launched in December 2015 with the qualification of the Regulation A offering of the Income eREITTM. Our sponsor and its affiliates are responsible for origination, due diligence, structuring, closing, acquiring, and asset management of all investments and loans made under the eDirectTM Programs. As of December 31, 2016, our sponsor had facilitated or originated approximately 33 real estate assets in it eDirectTM Programs with aggregate asset values of approximately $637 million, consisting of approximately $72 million of commercial real estate loan assets, $565 million of investments in commercial real estate assets (primarily through common equity investments and majority-owned subsidiaries with rights to receive preferred economic returns. The portfolios included in the eDirectTM Programs are diversified by investment size, security type, property type and geographic region.

Through December 31, 2016, the eDirectTM Programs consisted of five eREITsTM, which had collectively raised approximately $117.9 million from over 10,000 investors.

This information should be read together with the summary information included in the “Prior Performance Summary” section of the Offering Circular.

Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions or other factors could be substantially different. Investors should note that by acquiring our shares, they will not be acquiring any interest in any prior program.

Description of the Tables

All information contained in the Tables in this Appendix A is as of December 31, 2016. The following tables are included herein:

Table I — Experience in Raising and Investing Funds

Table II — Compensation to Sponsor

Table III — Operating Results of Prior Programs

Table VI — Acquisition of Assets

A-1

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Table I presents information showing the experience of the Sponsor in raising and investing funds for the prior eDirectTM Programs as of December 31, 2016.

(Dollar amounts in thousands)
	Fundrise Real Estate Investment Trust, LLC	Fundrise Equity REIT, LLC	Fundrise West Coast Opportunistic REIT, LLC	Fundrise East Coast Opportunistic REIT, LLC	Fundrise Midland Opportunistic REIT, LLC
Dollar Amount Offered [a]	$50,000	$50,000	$50,000	$50,000	$50,000
Amount Raised as of 12/31/16 [b]	$49,649	$49,960	$6,852	$6,259	$5,401
Date Offering Began	11/24/2015	1/5/2016	9/30/2016	9/30/2016	9/30/2016
Length of Offering (In Months) [c]	13	12	3	3	3
Months to Invest 90 Percent of Amount Available for Investment (Measured from the Beginning of Offering) [d]	N/A	N/A	N/A	N/A	N/A

[a] The amount represents the maximum amount offered to the public.

[b] Represents the dollar amount raised in public offerings. Excludes private placements.

[c] Represents the shorter of (i) number of months the offering had been available as of 12/31/16 or (ii) number of months that the offering was available before concluding upon completion.

[d] As of December 31, 2016 these offerings were still in the investment period and had not invested 90% of the amount offered. Assets are acquired as equity becomes available.

A-2

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

Table II presents information showing the compensation paid to the Sponsor by the prior eDirectTM Programs as of December 31, 2016.

(Dollar amounts in thousands)
	Fundrise Real Estate Investment Trust, LLC	Fundrise Equity REIT, LLC	Fundrise West Coast Opportunistic REIT, LLC	Fundrise East Coast Opportunistic REIT, LLC	Fundrise Midland Opportunistic REIT, LLC
Date offering commenced	11/24/15	01/05/2016	09/30/16	09/30/16	09/30/16
Dollar amount raised	49,649	49,960	6,852	6,259	5,401
Amount paid to sponsor from proceeds of offering:
Underwriting fees	0	0	0	0	0
Acquisition fees	0	0	0	0	0
Real estate commissions	0	0	0	0	0
Advisory fees	0	0	0	0	0
Other	0	0	0	0	0
Other	0	0	0	0	0
Dollar amount of cash generated from operations before deducting payments to sponsor	49,609	49,958	6,852	6,259	5,401
Amounts paid to sponsor from operations:
Property management fees	0	0	0	0	0
Partnership management fees [1]	0	173	0	0	0
Reimbursements [2]	1006	706	42	39	34
Leasing commissions	0	0	0	0	0
Other	0	0	0	0	0
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	0	0	0	0	0
Notes	0	0	0	0	0
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	0	0	0	0	0
Incentive fees	0	0	0	0	0
Other	0	0	0	0	0

[1] This number is comprised of asset management fees that were paid to the Manager, Fundrise Advisors, a wholly owned subsidiary of the sponsor.

[2] Amount represents reimbursements paid to the Manager as of 12/31/16, and not reimbursements payable. Monthly reimbursements are limited to 0.50% of gross offering proceeds, and are payable in the month immediately following the calculated period.

A-3

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the operating results of the prior eDirectTM Programs for the years ended December 31, 2016 and December 31, 2015. Amounts are rounded to nearest 000’s.

(amounts in thousands except per share and per $1,000 invested data)
	Fundrise Real Estate Investment Trust, LLC (Unaudited)
	2016	2015
SUMMARY BALANCE SHEET
Total assets	$50,400	$13,399
Total liabilities	3,060	3,354
Total members' equity	47,340	10,045
SUMMARY OPERATING RESULTS
Gross revenues	3,984	30
Operating expense	195	91
Operating income (loss)	3,789	(61)
Interest expense	0	0
Net income (loss) (GAAP Basis)	3,789	(61)
SUMMARY STATEMENTS OF CASH FLOWS
Net cash provided by (used in) operating activities	2,002	(6)
Net cash (used in) investing activities	(35,640)	(5,887)
Net cash provided by financing activities	33,501	13,117
AMOUNT AND SOURCE OF DISTRIBUTIONS
Total cash distributions paid to investors [a]	2,382	0
Distribution Data Per $1,000 Invested [b]
Total Distributions paid to investors [a]	$63.76	$0.00
From operations [c]	$53.59	$0.00
From all other sources (financing or offering proceeds) [c]	$10.17	$0.00
Estimated value per share [d]	N/A	N/A

[a]	Although distributions were declared in Q4 2016, they were paid out in Q1 2017 and therefore are not reflected in the distribution amounts.

[b]	Assumes investment was settled by January 1 of the stated year.

[c]	This calculation is on a GAAP basis. When calculated on a tax basis, all distributions were made 100% from taxable income and there was no return of capital for the year ended December 31, 2016.

[d]	N/A indicates there is no public trading market for the shares during the period indicated or estimated value per share as determined by the company’s Manager.

A-4

	Fundrise Equity REIT, LLC
	(Unaudited)
	2016	2015
SUMMARY BALANCE SHEET
Total assets	$45,620	$199
Total liabilities	1,784	0
Total members' equity	43,836	199
SUMMARY OPERATING RESULTS
Gross revenues (losses) [a]	(2,391)	0
Operating expense	511	1
Operating income (loss)	(2,902)	(1)
Interest expense	(1)	0
Net income (loss) (GAAP Basis)	(2,903)	(1)
SUMMARY STATEMENTS OF CASH FLOWS
Net cash (used in) operating activities	(131)	(1)
Net cash (used in) investing activities	(43,992)	0
Net cash provided by financing activities	48,275	1
AMOUNT AND SOURCE OF DISTRIBUTIONS
Total cash distributions paid to investors [b]	971	0
Distribution Data Per $1,000 Invested [c]
Total Distributions paid to investors [b]	$40.11	$0.00
From operations [d]	$0.00	$0.00
From all other sources (financing or offering proceeds) [d]	$40.11	$0.00
Estimated value per share [e]	N/A	N/A

[a]	Under US GAAP, distributions from equity-method investees are treated as a reduction of an investment's basis rather than investment income, so as a result of depreciation, closing costs, and non-cash losses at the property level, net income is reflected as negative.

[b]	Although distributions were declared in Q4 2016, they were paid out in Q1 2017 and therefore are not reflected in the distribution amounts.

[c]	Assumes investment was settled by January 1 of the stated year.

[d]	This calculation is on a GAAP basis. When calculated on a tax basis, an estimated 48% of our distributions were made from taxable income for the year ended December 31, 2016.

[e]	N/A indicates there is no public trading market for the shares during the period indicated or estimated value per share as determined by the company’s Manager.

A-5

	Fundrise West Coast Opportunistic REIT, LLC
	(Unaudited)
	2016	2015
SUMMARY BALANCE SHEET
Total assets	$9,334	$5
Total liabilities	2,758	0
Total members' equity	6,576	5
SUMMARY OPERATING RESULTS
Gross revenues	100	0
Operating expense	90	0
Operating income (loss)	10	0
Interest expense	6	0
Net income (loss) (GAAP Basis)	4	0
SUMMARY STATEMENTS OF CASH FLOWS
Net cash provided by (used in) operating activities	(12)	0
Net cash (used in) investing activities	(5,889)	0
Net cash provided by financing activities	8,851	5
AMOUNT AND SOURCE OF DISTRIBUTIONS
Total cash distributions paid to investors [a]	0	0
Distribution Data Per $1,000 Invested
Total Distributions paid to investors [a]	$0.00	$0.00
From operations	$0.00	$0.00
From all other sources (financing or offering proceeds)	$0.00	$0.00
Estimated value per share [b]	N/A	N/A

[a]	Although distributions were declared in Q4 2016, they were paid out in Q1 2017 and therefore are not reflected in the distribution amounts.

[b]	N/A indicates there is no public trading market for the shares during the period indicated or estimated value per share as determined by the company’s Manager.

A-6

	Fundrise East Coast Opportunistic REIT, LLC
	(Unaudited)
	2016	2015
SUMMARY BALANCE SHEET
Total assets	$14,930	$5
Total liabilities	8,934	0
Total members' equity	5,996	5
SUMMARY OPERATING RESULTS
Gross revenues [a]	109	0
Operating expense	83	0
Operating income (loss)	26	0
Interest expense	17	0
Net income (loss) (GAAP Basis)	9	0
SUMMARY STATEMENTS OF CASH FLOWS
Net cash provided by operating activities	58	0
Net cash (used in) investing activities	(13,150)	0
Net cash provided by financing activities	14,438	5
AMOUNT AND SOURCE OF DISTRIBUTIONS
Total cash distributions paid to investors [b]	0	0
Distribution Data Per $1,000 Invested
Total Distributions paid to investors [b]	$0.00	$0.00
From operations	$0.00	$0.00
From all other sources (financing or offering proceeds)	$0.00	$0.00
Estimated value per share [c]	N/A	N/A

[a]	Under US GAAP, distributions from equity-method investees are treated as a reduction of an investment's basis rather than investment income, so as a result distributions from our equity method investments will not show up in gross revenues.

[b]	Although distributions were declared in Q4 2016, they were paid out in Q1 2017 and therefore are not reflected in the distribution amounts.

[c]	N/A indicates there is no public trading market for the shares during the period indicated or estimated value per share as determined by the company’s Manager.

A-7

	Fundrise Midland Opportunistic REIT, LLC
	(Unaudited)
	2016	2015
SUMMARY BALANCE SHEET
Total assets	$6,133	$5
Total liabilities	1,023	0
Total members' equity	5,110	5
SUMMARY OPERATING RESULTS
Gross revenues	8	0
Operating expense	85	0
Operating income (loss)	(77)	0
Interest expense	0	0
Net income (loss) (GAAP Basis)	(77)	0
SUMMARY STATEMENTS OF CASH FLOWS
Net cash provided by (used in) operating activities	(12)	0
Net cash (used in) investing activities	(1,000)	0
Net cash provided by financing activities	5,734	5
AMOUNT AND SOURCE OF DISTRIBUTIONS
Total cash distributions paid to investors [a]	0	0
Distribution Data Per $1,000 Invested
Total Distributions paid to investors [a]	$0.00	$0.00
From operations	$0.00	$0.00
From all other sources (financing or offering proceeds)	0	0
Estimated value per share [b]	N/A	N/A

[a]	Although distributions were declared in Q4 2016, they were paid out in Q1 2017 and therefore are not reflected in the distribution amounts.

[b]	N/A indicates there is no public trading market for the shares during the period indicated or estimated value per share as determined by the company’s Manager.

A-8

TABLE VI

ACQUISITION OF ASSETS

(UNAUDITED)

Table VI sets forth summary information on the properties held by the prior eDirectTM Programs as of December 31, 2016.

Property	Location	Name of eREIT	Type of Property	Date of Purchase	Date Paid Off	Gross Leasable Square Footage or # of Units	Mortgage Financing at Date of Purchase		Cash Down Payment (eREIT Investment)	Total Equity	Contract Purchase Price Plus Acquisition Fee
Santa Monica	CA	Income eREIT	Office	1/27/16		23,557	$16,600,000		$1,000,000	$7,050,000	$23,650,000
Seattle	WA	Income eREIT	Multifamily	1/7/16		106*	$20,250,000		$1,000,000	$8,447,818	$28,697,818
Pittsburgh	PA	Income eREIT	Hospitality	12/15/15		63*	$8,267,000		$2,275,000	$16,764,342	$25,031,342
Long Island City	NY	Income eREIT	Condominium	12/15/15		2*	**		$1,990,000	$525,844	$2,515,844
Phoenix	AZ	Income eREIT	Multifamily	12/30/15	6/14/16	11*	**		$837,000	$567,740	$1,404,740
Richland	WA	Income eREIT	Multifamily	1/7/16		228*	$22,268,815		$2,000,000	$4,651,185	$26,920,000
Atlanta	GA	Income eREIT	Hospitality	1/7/16		94*	$15,500,000	**	$3,019,355	$9,126,793	$24,626,793
Atlanta	GA	Income eREIT	Retail	1/21/16	1/19/17	81,634	$4,600,000		$910,000	$1,230,605	$6,740,605
Atlanta	GA	Income eREIT	Retail	1/21/16	1/19/17	81,634	**		$4,600,000	$2,140,605	$6,740,605
Long Island City	NY	Income eREIT	Condominium	1/27/16		3*	**		$3,177,000	$765,922	$3,942,922
Van Nuys	CA	Income eREIT	Acquisition Loan	2/19/16		56,250	**		$4,900,000	$1,566,920	$6,466,920
Cordova	TN	Income eREIT	Multifamily	3/2/16		464*	$23,398,000		$3,750,000	$3,952,000	$31,100,000
Los Angeles	CA	Income eREIT	Mixed-Use	4/6/16		37,236	**		$7,315,000	$2,577,674	$9,892,674
Colorado Springs	CO	Income eREIT	Multifamily	4/29/16		216*	$10,767,000		$4,000,000	$2,608,000	$17,375,000
Washington	DC	Income eREIT	Multifamily	5/10/16		56*	$24,400,000		$4,475,000	$3,546,507	$32,421,507
Denver	CO	Growth eREIT	Multifamily	5/12/16	12/19/16	41*	$4,600,000		$1,600,000	$1,766,127	$7,966,127
Jacksonville	FL	Growth eREIT	Multifamily	6/6/16		679*	$27,000,000		$10,850,000	$15,500,000	$42,500,000
Jacksonville	FL	Growth eREIT	Multifamily	6/6/16		159*	$8,250,000		$3,465,000	$4,950,000	$13,200,000
Fort Belvoir	VA	Growth eREIT	Multifamily	6/27/16		76*	$7,200,000		$3,648,975	$3,841,026	$11,041,026
Alexandria	VA	Growth eREIT	Multifamily	9/14/16		216*	$28,000,000		$11,421,520	$14,791,725	$42,791,725
Los Angeles	CA	Income eREIT	Acquisition Loan	9/14/16	4/6/17	18,204	**		$1,760,000	$1,080,000	$2,840,000
Richland	WA	Growth eREIT	Multifamily	9/19/16		286*	$30,080,000		$8,460,000	$9,400,000	$39,480,000
Woodbridge	VA	Growth eREIT	Multifamily	9/28/16		138*	$14,800,000		$8,231,826	$8,665,080	$23,465,080
San Pedro	CA	West Coast eREIT	Acquisition Loan	10/26/16		26,708	**		$1,300,000	$820,000	$2,120,000
Los Angeles	CA	West Coast eREIT	Acquisition Loan	10/26/16		16,000	**		$1,575,000	$533,000	$2,108,000
Los Angeles	CA	West Coast eREIT	Acquisition Loan	10/26/16		18,266	**		$2,100,000	$1,998,000	$4,098,000
Pflugerville	TX	Heartland eREIT	Multifamily	11/11/16		324*	$26,900,000		$3,000,000	$15,300,652	$45,200,652
Los Angeles	CA	West Coast eREIT	Acquisition Loan	11/15/16		11,324	**		$1,250,000	$620,000	$1,870,000
Atlanta	GA	East Coast eREIT	Multifamily	11/21/16		350*	$27,000,000		$5,000,000	$7,000,000	$39,000,000
Orlando	FL	East Coast eREIT	Multifamily	11/30/16		296*	$19,676,000		$7,650,000	$10,200,000	$29,880,000
Colorado Springs	CO	Heartland eREIT	Multifamily	12/6/16		147*	$10,500,000		$1,000,000	$3,000,000	$14,500,000
Snoqualmie	WA	Income eREIT	Multifamily	12/18/16		100*	$23,275,000		$2,000,000	$7,785,000	$33,060,000
San Antonio	TX	Heartland eREIT	Multifamily	12/30/16		278*	$21,190,000		$7,025,000	$12,975,000	$41,190,000

* Number of residential units (not square footage).

** Originated investment represents a senior secured loan.

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APPENDIX B

 FORM OF SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT
FOR Qualified Purchasers

FUNDRISE NATIONAL FOR-SALE HOUSING EFUND, LLC
A DELAWARE LIMITED LIABILITY COMPANY

This is a Subscription for
Common Shares of
Fundrise National For-Sale Housing eFund, LLC (“Fundrise”)

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THIS SUBSCRIPTION AGREEMENT (this “Agreement” or this “Subscription”) is made and entered into as of _____________________, by and between the undersigned (the “Subscriber,” “Investor,” or “you”) and Fundrise National For-Sale Housing eFund, LLC, a Delaware limited liability company (“Fundrise” or “we” or “us” or “our”), with reference to the facts set forth below.

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by Fundrise) certain Common Shares (the “Common Shares”), as set forth in Section 1 and on the signature page hereto, offered pursuant to that certain Offering Circular, dated as of [DATE] (the “Offering Circular”) of Fundrise.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

NOTE TO INVESTORS WHO SUBSCRIBE PRIOR TO FUNDRISE RAISING THE MINIMUM OFFERING AMOUNT

Notwithstanding anything in this Subscription Agreement to the contrary, we may not accept subscriptions until such time as we have received subscriptions equaling the minimum offering amount, which is $1,000,000 (not including the $100,000 received, or to be received, in the private placements to our sponsor and Fundrise, LP). Until the minimum threshold is met, Investors’ funds will remain at the Investors’ bank/financial institution and Investors will not be admitted as shareholders. The funds will be drawn by us using an ACH electronic fund transfer through the Automated Clearing House network only after the $1,000,000 minimum threshold has been met.

Prior to our achieving the minimum offering amount, subscribers may revoke their subscription by providing us with a written notice requesting such rescission, to be sent to the following address:

Fundrise National For-Sale Housing eFund, LLC
Attention: Investor Relations
1601 Connecticut Avenue NW, Suite 300
Washington, DC 20009

1.	Subscription for and Purchase of the Common Shares.

1.1       Subject to the express terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the Common Shares (the “Purchase”) in the amount of the purchase price (the “Purchase Price”) set forth on the signature page to this Agreement.

1.2       The Subscriber must initially purchase at least 100 Common Shares in this offering, unless subscribing pursuant to a plan established by our Manager. There is no minimum subscription requirements when subscribing pursuant to a plan established by our Manager or on additional purchases once the Subscriber has purchased the requisite minimum of 100 Common Shares.

1.3       The offering of Common Shares is described in the Offering Circular, that is available through the online website platform www.fundrise.com (the “Site”), which is owned and operated by Fundrise, LLC, an affiliated entity of Fundrise, as well as on the SEC’s EDGAR website. Please read this Agreement, the Offering Circular, and Fundrise’s Operating Agreement (the “Operating Agreement”). While they are subject to change, as described below, Fundrise advises you to print and retain a copy of these documents for your records. By signing electronically below, you agree to the following terms together with the Terms and Conditions and the Terms of Use, consent to Fundrise, LLC’s Privacy Policy, and agree to transact business with us and to receive communications relating to the Common Shares electronically.

1.4       Fundrise has the right to reject this Subscription in whole or in part for any reason. The Subscriber may not cancel, terminate or revoke this Agreement, which, in the case of an individual, shall survive his death or disability and shall be binding upon the Subscriber, his heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

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1.5         Once you make a funding commitment to purchase Common Shares, it is irrevocable until the Common Shares are issued, the Purchase is rejected by Fundrise, or Fundrise otherwise determines not to consummate the transaction.

1.6         The undersigned has received and read a copy of the Fundrise’s Operating Agreement and agrees that its execution of this Subscription Agreement constitutes its consent to such Operating Agreement, and, that upon acceptance of this Subscription Agreement by Fundrise, the undersigned will become a member of Fundrise as a holder of Common Shares. When this Subscription Agreement is countersigned by the Company, the Operating Agreement shall be binding upon the undersigned as of the settlement date.

2.	Purchase of the Common Shares.

2.1       The Subscriber understands that the Purchase Price is payable with the execution and submission of this Agreement, and accordingly, is submitting herewith to Fundrise the Purchase Price as agreed to by Fundrise on the Site.

2.2       If Fundrise returns the Subscriber’s Purchase Price to the Subscriber, Fundrise will not pay any interest to the Subscriber.

2.3       If this Subscription is accepted by Fundrise, the Subscriber agrees to comply fully with the terms of this Agreement, the Common Shares and all other applicable documents or instruments of Fundrise, including the Operating Agreement. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Common Shares.

2.4       In the event that this Subscription is rejected in full or the offering is terminated, payment made by the Subscriber to Fundrise for the Common Shares will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Subscription is rejected in part, Fundrise shall refund to the Subscriber any payment made by the Subscriber to Fundrise with respect to the rejected portion of this Subscription without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

3.	Investment Representations and Warranties of the Subscriber. The Subscriber represents and warrants to Fundrise the following:

3.1       The information that the Subscriber has furnished herein, including (without limitation) the information furnished by the Subscriber to Fundrise, LLC, an affiliate of Fundrise, upon signing up for the Site regarding whether Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) and/or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that Fundrise accepts this subscription. Further, the Subscriber shall immediately notify Fundrise of any change in any statement made herein prior to the Subscriber’s receipt of Fundrise’s acceptance of this Subscription, including, without limitation, Subscriber’s status as an “accredited investor” and/or “qualified purchaser”. The representations and warranties made by the Subscriber may be fully relied upon by Fundrise and by any investigating party relying on them.

3.2       The Subscriber, if an entity, is, and shall at all times while it holds Common Shares remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen (18) years of age or older, competent to enter into a contractual obligation, and a citizen or resident of the United States of America. The principal place of business or principal residence of the Subscriber is as shown on the signature page of this Agreement.

3.3       The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly

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executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by Fundrise, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

3.4       At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by Fundrise or any other person that:

a.	A percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or

b.	The past performance or experience on the part of Fundrise and/or its officers or directors does not in any way indicate the predictable or probable results of the ownership of the Common Shares or the overall Fundrise venture.

3.5       The Subscriber has received this Agreement, the Offering Circular and the Operating Agreement. The Subscriber and/or the Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by Fundrise or an affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with Fundrise and its business to evaluate the merits and risks of an investment, to make an informed investment decision and to protect Subscriber’s own interests in connection with the Purchase.

3.6       The Subscriber understands that the Common Shares being purchased are a speculative investment which involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Common Shares, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Common Shares. The Subscriber has read, reviewed and understood the risk factors set forth in the Offering Circular.

3.7       The Subscriber understands that any forecasts or predictions as to Fundrise’s performance are based on estimates, assumptions and forecasts that Fundrise believes to be reasonable but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

3.8       The Subscriber is able to bear the economic risk of this investment and, without limiting the generality of the foregoing, is able to hold this investment for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in Fundrise.

3.9       The amount of Common Shares being purchased by the Subscriber does not exceed 10% of the greater of the Subscriber’s annual income or net worth (for natural persons), or 10% of the greater of the Subscriber’s annual revenue or net assets at fiscal year-end (for non-natural persons).

3.10       The Subscriber has had an opportunity to ask questions of Fundrise or anyone acting on its behalf and to receive answers concerning the terms of this Agreement and the Common Shares, as well as about Fundrise and its business generally, and to obtain any additional information that Fundrise possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in this Agreement. Further, all such questions have been answered to the full satisfaction of the Subscriber.

3.11       The Subscriber agrees to provide any additional documentation Fundrise may reasonably request, including documentation as may be required by Fundrise to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act, or otherwise as a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, or as may be required by the securities administrators or regulators of any state, to confirm that the Subscriber meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits.

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3.12       The Subscriber understands that no state or federal authority has scrutinized this Agreement or the Common Shares offered pursuant hereto, has made any finding or determination relating to the fairness for investment of the Common Shares, or has recommended or endorsed the Common Shares, and that the Common Shares have not been registered or qualified under the Act or any state securities laws, in reliance upon exemptions from registration thereunder.

3.13       The Subscriber understands that Fundrise has not been registered under the Investment Company Act of 1940. In addition, the Subscriber understands that Fundrise is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), although Fundrise’s manager, Fundrise Advisors, LLC, is registered as an investment adviser under the Advisers Act.

3.14       The Subscriber is subscribing for and purchasing the Common Shares without being furnished any offering literature, other than the Offering Circular, the Operating Agreement and this Agreement, and such other related documents, agreements or instruments as may be attached to the foregoing documents as exhibits or supplements thereto, or as the Subscriber has otherwise requested from Fundrise in writing, and without receiving any representations or warranties from Fundrise or its agents and representatives other than the representations and warranties contained in said documents, and is making this investment decision solely in reliance upon the information contained in said documents and upon any investigation made by the Subscriber or Subscriber’s advisors.

3.15       The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to Fundrise. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

3.16       The Subscriber is subscribing for and purchasing the Common Shares solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Common Shares, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Common Shares, and the Subscriber has no plans to enter into any such agreement or arrangement.

3.17       The Subscriber represents and warrants that the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby and the performance of the obligations thereunder and hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions envisioned herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

3.18       Fundrise’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). Subscriber hereby represents, covenants, and agrees that, to the best of Subscriber’s knowledge based on reasonable investigation:

(a)	None of the Subscriber’s funds tendered for the Purchase Price (whether payable in cash or otherwise) shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations.

(b)	To the extent within the Subscriber’s control, none of the Subscriber’s funds tendered for the Purchase Price will cause Fundrise or any of its personnel or affiliates to be in violation of federal anti-money laundering laws, including (without limitation) the Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act

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of 1986 or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and/or any regulations promulgated thereunder.

(c)	When requested by Fundrise, the Subscriber will provide any and all additional information, and the Subscriber understands and agrees that Fundrise may release confidential information about the Subscriber and, if applicable, any underlying beneficial owner or Related Person[1] to U.S. regulators and law enforcement authorities, deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities. Fundrise reserves the right to request any information as is necessary to verify the identity of the Subscriber and the source of any payment to the Fund. In the event of delay or failure by the Subscriber to produce any information required for verification purposes, the subscription by the Subscriber may be refused.

(d)	Neither the Subscriber, nor any person or entity controlled by, controlling or under common control with the Subscriber, any of the Subscriber’s beneficial owners, any person for whom the Subscriber is acting as agent or nominee in connection with this investment nor, in the case of an Subscriber which is an entity, any Related Person is:

(i)	a Prohibited Investor;

(ii)	a Senior Foreign Political Figure, any member of a Senior Foreign Political Figure’s “immediate family,” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate of a Senior Foreign Political Figure, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction;

(iii)	a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or Bank without a physical presence in any country, but does not include a regulated affiliate; “Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank; “Non-Cooperative Jurisdiction” shall mean any foreign country that has been designated as noncooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Task Force on Money Laundering, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur; “Prohibited Investor” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be

1 For purposes of this Section 3.18, the terms “Related Person”, “Prohibited Investor”, “Senior Foreign Political Figure”, “Close Associate”, “Non-Cooperative Jurisdiction” and “Foreign Shell Bank” shall have the meanings described below: “Close Associate of a Senior Foreign Political Figure” shall mean a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure; “Foreign Shell Bank” shall mean a Foreign Bank without a presence in any country.

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provided to the Fund in connection therewith; “Related Person” shall mean, with respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is a publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity, the term “Related Person” shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such plan; “Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

(iv)	a person or entity who gives Subscriber reason to believe that its funds originate from, or will be or have been routed through, an account maintained at a Foreign Shell Bank, an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(e)	The Subscriber hereby agrees to immediately notify Fundrise if the Subscriber knows, or has reason to suspect, that any of the representations in this Section 3.18 have become incorrect or if there is any change in the information affecting these representations and covenants.

(f)	The Subscriber agrees that, if at any time it is discovered that any of the foregoing anti-money laundering representations are incorrect, or if otherwise required by applicable laws or regulations, Fundrise may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to segregation and/or redemption of the Subscriber’s interest in the Common Shares.

3.19   The Subscriber represents and warrants that the Subscriber is either:

(a)	Purchasing the Common Shares with funds that constitute the assets one or more of the following:

(i)	an “employee benefit plan” as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA;

(ii)	an “employee benefit plan” as defined in Section 3(3) of ERISA that is not subject to either Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (including a governmental plan, non-electing church plan or foreign plan). The Subscriber hereby represents and warrants that (a) its investment in Fundrise: (i) does not violate and is not otherwise inconsistent with the terms of any legal document constituting or governing the employee benefit plan; (ii) has been duly authorized and approved by all necessary parties; and (iii) is in compliance with all applicable laws, and (b) neither Fundrise nor any person who manages the assets of Fundrise will be subject to any laws, rules or regulations applicable to such Subscriber solely as a result of the investment in Fundrise by such Subscriber;

(iii)	a plan that is subject to Section 4975 of the Code (including an individual retirement account);

(iv)	an entity (including, if applicable, an insurance company general account) whose underlying assets include “plan assets” of one or more “employee benefit plans” that are subject to Title I of ERISA or “plans” that are subject to Section 4975 of the Code by reason of the investment in such entity, directly or indirectly, by such employee benefit plans or plans; or

(v)	an entity that (a) is a group trust within the meaning of Revenue Ruling 81-100, a common or collective trust fund of a bank or an insurance company separate account and (b) is subject to Title I of ERISA, Section 4975 of the Code or both; or

(b)	Not purchasing the Common Shares with funds that constitute the assets of any of the entities or plans described in Section 3.19(a)(i) through 3.19(a)(v) above.

3.20       The Subscriber further represents and warrants that neither Subscriber nor any of its affiliates (a) have discretionary authority or control with respect to the assets of Fundrise or (b) provide investment advice for a fee (direct or indirect) with respect to the assets of Fundrise.  For this purpose, an “affiliate” includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person and “control” with respect to a person other than an individual means the power to exercise a controlling influence over the management or policies of such person.

3.21       The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning Fundrise and to consult with independent tax advisers regarding the tax consequences of investing through Fundrise. The Subscriber acknowledges that Subscriber understands that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through adoption of new laws or regulations or amendments to existing laws or regulations. The Subscriber acknowledges and agrees that Fundrise is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Subscriber by reason of the Purchase.

3.22      The Subscriber hereby (i) consents to his, her or its inclusion in composite returns filed by Fundrise on its behalf to the extent such Subscriber is eligible to participate in such composite return and such consent pursuant to this Agreement is effective for such purpose and (ii) agrees to cooperate with Fundrise as reasonably necessary in connection with any such composite return filing.

4.	[Reserved].

5.	Tax Forms. The Subscriber will also need to complete an IRS Form W-9 or the appropriate Form W-8, which should be returned directly to us via the Fundrise Platform. The Subscriber certifies that the information contained in the executed copy (or copies) of IRS Form W-9 or appropriate IRS Form W-8 (and any accompanying required documentation), as applicable, when submitted to us will be true, correct and complete. The Subscriber shall (i) promptly inform us of any change in such information, and (ii) furnish to us a new properly completed and executed form, certificate or attachment, as applicable, as may be required under the Internal Revenue Service instructions to such forms, the Code or any applicable Treasury Regulations or as may be requested from time to time by us.

6.	[Reserved].

7.	No Advisory Relationship. You acknowledge and agree that the purchase and sale of the Common Shares pursuant to this Agreement is an arms-length transaction between you and Fundrise. In connection with the purchase and sale of the Common Shares, Fundrise is not acting as your agent or fiduciary. Fundrise

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assumes no advisory or fiduciary responsibility in your favor in connection with the Common Shares or the corresponding project investments. Fundrise has not provided you with any legal, accounting, regulatory or tax advice with respect to the Common Shares, and you have consulted your own respective legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate.

8.	Bankruptcy. In the event that you file or enter bankruptcy, insolvency or other similar proceeding, you agree to use the best efforts possible to avoid Fundrise being named as a party or otherwise involved in the bankruptcy proceeding. Furthermore, this Agreement should be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that (i) you be allowed by Fundrise to return the Common Shares to Fundrise for a refund or (ii) Fundrise be mandated or ordered to redeem or withdraw Common Shares held or owned by you.

9.	Miscellaneous Provisions.

9.1       This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to the conflicts of laws principles thereof).

9.2       All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber at the records of Fundrise (or that you submitted to us via the Site). You shall send all notices or other communications required to be given hereunder to Fundrise via email at investments@fundrise.com (with a copy to be sent concurrently via prepaid certified mail to: Fundrise National For-Sale Housing eFund, LLC, 1601 Connecticut Avenue NW, Suite 300, Washington, D.C. 20009, Attention: Investor Relations.

Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this Section, “business day” shall mean any day other than a day on which banking institutions in the State of Delaware are legally closed for business.

9.3       This Agreement, or the rights, obligations or interests of the Subscriber hereunder, may not be assigned, transferred or delegated without the prior written consent of Fundrise. Any such assignment, transfer or delegation in violation of this section shall be null and void.

9.4       The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

9.5       Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

9.6       If one or more provisions of this Agreement are held to be unenforceable under applicable law, rule or regulation, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.7       In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

9.8       This Agreement (including the exhibits and schedules attached hereto) and the documents referred to herein (including without limitation the Common Shares) constitute the entire agreement among the parties and shall constitute the sole documents setting forth terms and conditions of the Subscriber’s contractual relationship with Fundrise with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between us.

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9.9       This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

9.10       The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The singular number or masculine gender, as used herein, shall be deemed to include the plural number and the feminine or neuter genders whenever the context so requires.

9.11       The parties acknowledge that there are no third party beneficiaries of this Agreement, except for any affiliates of Fundrise that may be involved in the issuance or servicing of Common Shares on Fundrise platform, which the parties expressly agree shall be third party beneficiaries hereof.

10.	Consent to Electronic Delivery. The Subscriber hereby agrees that Fundrise may deliver all notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of Fundrise and its investments, including, without limitation, information about the investment, required or permitted to be provided to the Subscriber under the Common Share or hereunder by means e-mail or by posting on an electronic message board or by other means of electronic communication. Because Fundrise operates principally on the Internet, you will need to consent to transact business with us online and electronically. As part of doing business with us, therefore, we also need you to consent to our giving you certain disclosures electronically, either via the Site or to the email address you provide to us. By entering into this Agreement, you consent to receive electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to your or our rights, obligations or services under this Agreement (each, a “Disclosure”). The decision to do business with us electronically is yours. This document informs you of your rights concerning Disclosures.

(a)	Scope of Consent. Your consent to receive Disclosures and transact business electronically, and our agreement to do so, applies to any transactions to which such Disclosures relate.

(b)	Consenting to Do Business Electronically. Before you decide to do business electronically with us, you should consider whether you have the required hardware and software capabilities described below.

(c)	Hardware and Software Requirements. In order to access and retain Disclosures electronically, you must satisfy the following computer hardware and software requirements: access to the Internet; an email account and related software capable of receiving email through the Internet; a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software.

(d)	How to Contact Us Regarding Electronic Disclosures. You can contact us via email at investments@fundrise.com. You may also reach us in writing at the following address: Fundrise National For-Sale Housing eFund, LLC, 1601 Connecticut Avenue NW, Suite 300, Washington, DC 20009, Attention: Investor Support. You agree to keep us informed of any change in your email or home mailing address so that you can continue to receive all Disclosures in a timely fashion. If your registered e-mail address changes, you must notify us of the change by sending an email to investments@fundrise.com. You also agree to update your registered residence address and telephone number on the Site if they change. You will print a copy of this Agreement for your records, and you agree and acknowledge that you can access, receive and retain all Disclosures electronically sent via email or posted on the Site.

11.	Consent to Electronic Delivery of Tax Documents.

(a)	Please read this disclosure about how we will provide certain documents that we are required by the Internal Revenue Service (the “IRS”) to send to you (“Tax Documents”)

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in connection with your Common Shares. A Tax Document provides important information you need to complete your tax returns. Tax Documents include Schedule K-1. Occasionally, we are required to send you CORRECTED Tax Documents. Additionally, we may include inserts with your Tax Documents. We are required to send Tax Documents to you in writing, which means in paper form. When you consent to electronic delivery of your Tax Documents, you will be consenting to delivery of Tax Documents, including these corrected Tax Documents and inserts, electronically instead of in paper form.

(b)	Agreement to Receive Tax Documents Electronically. By executing this Agreement on the Fundrise Platform, you are consenting in the affirmative that we may send Tax Documents to you electronically, and acknowledging that you are able to access Tax Documents from the site which are made available under “My Account” > “Tax Center”. If you subsequently withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent.

(c)	How We Will Notify You That a Tax Document is Available. You will receive an electronic notification via email when your Tax Documents are ready for access on the Site. Your Tax Documents are maintained on the Site through at least October 15 of the applicable tax year, at a minimum, should you ever need to access them again.

(d)	Your Option to Receive Paper Copies. To obtain a paper copy of your Tax Documents, you can print one by visiting the Fundrise web site. You can also contact us at investments@fundrise.com and request a paper copy.

(e)	Withdrawal of Consent to Receive Electronic Notices. You can withdraw your consent before the Tax Document is furnished by mailing a letter including your name, mailing address, effective tax year, and indicating your intent to withdraw consent to the electronic delivery of Tax Documents to:

Fundrise National For-Sale Housing eFund, LLC
Attention: Investor Support
1601 Connecticut Avenue NW
Suite 300
Washington, DC 20009
(202) 584-0550

If you withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent.

(f)	Termination of Electronic Delivery of Tax Documents. We may terminate your request for electronic delivery of Tax Documents without your withdrawal of consent in writing in the following instances:

•	You don’t have a password for your Fundrise account

•	Your Fundrise account is closed

•	You were removed from the Fundrise account

•	Your role or authority on the Fundrise account changed in a manner that no longer allows you to consent to electronic delivery

•	We received three consecutive email notifications that indicate your email address is no longer valid

•	We cancel the electronic delivery of Tax Documents

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(g)	You Must Keep Your E-mail Address Current With Us. You must promptly notify us of a change of your email address. If your mailing address, email address, telephone number or other contact information changes, you may also provide updated information by contacting us at investments@fundrise.com.

(h)	Hardware and Software Requirements. In order to access and retain Tax Documents electronically, you must satisfy the computer hardware and software requirements as set forth above in Section 10(c) of this Agreement. You will also need a printer if you wish to print Tax Documents on paper, and electronic storage if you wish to download and save Tax Documents to your computer.

12.	Limitations on Damages. IN NO EVENT SHALL FUNDRISE BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

13.	Arbitration.

(a)	Either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this Section 13 (this “Arbitration Provision”). The arbitration shall be conducted in Washington, DC. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and Fundrise (or persons claiming through or connected with Fundrise), on the other hand, relating to or arising out of this Agreement, any Common Share, the Site, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of Section (e) below) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

(b)	The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”) or JAMS. The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.

(c)	If we elect arbitration, we shall pay all the administrator’s filing costs and administrative fees (other than hearing fees). If you elect arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. We shall pay the administrator’s hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or you request that we pay them and we agree to do so. Each party shall bear the expense of its own attorney’s fees, except as otherwise provided by law. If a statute gives you the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein.

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(d)	Within 30 days of a final award by the arbitrator, a party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, an opposing party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction.

(e)	We agree not to invoke our right to arbitrate an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT.

(f)	Unless otherwise provided in this Agreement or consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not (i) determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party, or (ii) make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this sub-section (e), and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this sub-section (e) shall be determined exclusively by a court and not by the administrator or any arbitrator.

(g)	This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.

(h)	This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties; (ii) the bankruptcy or insolvency of any party hereto or other party; and (iii) any transfer of any loan or Common Share or any amounts owed on such loans or notes, to any other party. If any portion of this Arbitration Provision other than sub-section (e) is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in sub-section (e) are finally adjudicated pursuant to the last sentence of sub-section (e) to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.

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14.	Waiver of Court & Jury Rights. THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON ELECTION OF ARBITRATION BY ANY PARTY. THE PARTIES HERETO WAIVE A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER AGREEMENTS RELATED THERETO.

15.	Authority. By executing this Agreement, you expressly acknowledge that you have reviewed this Agreement and the Offering Circular for this particular subscription.

[Signature page to follow]

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IN WITNESS WHEREOF, the Subscriber, or its duly authorized representative(s), hereby acknowledges that it has read and understood the risk factors set forth in the Offering Circular, and has hereby executed and delivered this Agreement, and executed and delivered herewith the Purchase Price, as of the date set forth above.

THE SUBSCRIBER:

Print Name of Subscriber

Description of Entity (if applicable)

Description of Entity (if applicable)

Name of Person Signing on behalf of Subscriber

Title (if applicable)

Address of Subscriber:

Telephone:

Email:

Number of Common Shares Purchased:

Purchase Price:

(Signature Page to Subscription Agreement)

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AGREED AND ACCEPTED BY

Fundrise National For-Sale Housing eFund, LLC

By:	Fundrise Advisors, LLC, a Delaware limited liability company

Title:	Manager

By:
Name:	Benjamin Miller
Title:	Chief Executive Officer

Fundrise National For-Sale Housing eFund, LLC
1601 Connecticut Avenue NW, Suite 300
Washington, DC 20009
investments@fundrise.com
(202) 584-0550

(Signature Page to Subscription Agreement)

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Fundrise National For-Sale Housing eFund, LLC

Sponsored by

Rise Companies Corp.

UP TO $50,000,000 IN COMMON SHARES

OFFERING CIRCULAR

You should rely only on the information contained in this offering circular. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this offering circular. If any such information or statements are given or made, you should not rely upon such information or representation. This offering circular does not constitute an offer to sell any securities other than those to which this offering circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This offering circular speaks as of the date set forth above. You should not assume that the delivery of this offering circular or that any sale made pursuant to this offering circular implies that the information contained in this offering circular will remain fully accurate and correct as of any time subsequent to the date of this offering circular.

[_________], 2017

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1*	Certificate of Formation
2.2*	Form of Amended and Restated Operating Agreement
4.1	Form of Subscription Package (included in the Offering Circular as Appendix B and incorporated herein by reference)
6.1*	Form of License Agreement between Fundrise National For-Sale Housing eFund, LLC and Fundrise LLC
6.2*	Form of Fee Waiver Support Agreement between Fundrise National For-Sale Housing eFund, LLC and Fundrise Advisors, LLC
6.3*	Form of Shared Services Agreement between Fundrise Advisors, LLC and Rise Companies Corp.
11.1*	Consent of Goodwin Procter LLP (included in Exhibit 12.1)
11.2*	Consent of RSM US LLP
12.1*	Opinion of Goodwin Procter LLP as to the legality of the securities being qualified

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on _________, 2017.

Fundrise National For-Sale Housing eFund, LLC

By:	Fundrise Advisors, LLC, its manager

By:
Name: Benjamin S. Miller
Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chief Executive Officer of	__________, 2017
Benjamin S. Miller	Fundrise Advisors, LLC (Principal Executive Officer)

	Interim Chief Financial Officer and Treasurer of	__________, 2017
Benjamin S. Miller	Fundrise Advisors, LLC
(Principal Financial Officer and Principal Accounting Officer)